As filed with the Securities and Exchange Commission on January 13, 2016.

SEC File No. 333-207873

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________

FORM S-1

(Amendment No. 2)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

______________________

MGT CAPITAL INVESTMENTS, INC.
(Exact name of registrant as specified in its charter)
Delaware	6794	13-4148725
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
500 Mamaroneck Avenue Suite 320 Harrison, NY 10528 USA 914-630-7430
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Vcorp Services, LLC 1811 Silverside Road Wilmington , DE 19810 New Castle County 888-528-2677
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all communications, including communications sent to agent for service, should be sent to:
Jay Kaplowitz, Esq. Avital Even-Shoshan, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway, 32nd Floor New York, New York 10006 Telephone: (212) 930-9700

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 13, 2016

PRELIMINARY PROSPECTUS

MGT CAPITAL INVESTMENTS, INC.

Common stock

This prospectus relates to the sale by the selling stockholders identified herein of up to 8,400,000   shares of common stock of MGT Capital Investments, Inc. (the “Company”), which includes 5,600,000 shares of common stock issuable upon the exercise of outstanding warrants. Prior to receipt of shareholder approval, the warrants in the aggregate were not exercisable into more than 40,000 shares of common stock (the “Warrant Exercise Cap”).   The Company’s shareholders at its annual meeting on December 31, 2015, in order to permit the full exercise of the warrants in accordance with applicable listing rules of the NYSE MKT, approved removal of the Warrant Exercise Cap.

There are no underwriting arrangements to sell the shares of common stock that are being offered by the selling stockholders hereunder. The prices at which the selling stockholders may sell shares will be determined by the prevailing market price for the shares or in privately negotiated transactions. We will not receive any proceeds from the sale of these shares by the selling stockholders.  All expenses of registration incurred in connection with this offering are being borne by us, but all selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

Our common stock is quoted on the NYSE MKT and trades under the symbol “MGT”.  On January 12, 2016, the last reported sale price of our common stock as reported on the NYSE MKT was $0.26 per share. All amounts herein are in thousands, except for share and per share data.

Investing in our common stock is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties in the section entitled “Risk Factors” beginning on page 2 of this prospectus before making a decision to purchase our stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 13, 2016.

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States, we have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus outside of the United States.

This prospectus includes estimates, statistics and other industry and market data that we obtained from industry publications, research, surveys and studies conducted by third parties and publicly available information. Such data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty. This prospectus also includes data based on our own internal estimates. We caution you not to give undue weight to such projections, assumptions and estimates.

Prospectus Summary

This summary highlights information contained in other parts of this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. You should read the entire prospectus carefully, especially the section entitled “Risk Factors” and our consolidated financial statements and related notes, before deciding to buy our securities. Unless otherwise stated, all references to “us,” “our,” “we,” “MGT,” the “Company” and similar designations refer to MGT Capital Investments, Inc. and its subsidiaries.

The Offering
Common stock offered by the selling stockholders:	8,400,000 shares of the Company’s $0.001 par value common stock, which includes 5,600,000 shares of common stock underlying warrants.

Common stock outstanding before and after this offering:	17,898,221 (1) and 23,498,221 (2)

Use of proceeds:	We will not receive any proceeds from the sale of shares in this offering by the selling stockholders.

OTC Market symbol:	MGT

Risk factors:	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 2 of this prospectus before deciding whether or not to invest in shares of our common stock.

(1)  The number of outstanding shares before the offering is based upon 17,898,221 shares outstanding as of January 12, 2016.

(2)  The number of shares after the offering is based on 23,498,221 shares outstanding assuming (i) 17,898,221 shares outstanding as of January 12, 2016 and (ii) the selling shareholders exercise the warrants into an aggregate of 5,600,000 shares of common stock.

1

RISK FACTORS

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.

Risks Related to Our Business

Discussion of our business and operations included in this prospectus should be read together with the risk factors set forth below. They describe various risks and uncertainties to which we are or may become subject. These risks and uncertainties, together with other factors described elsewhere in this report, have the potential to affect our business, financial condition, results of operations, cash flows, strategies or prospects in a material and adverse manner.  New risks may emerge at any time, and we cannot predict those risks or estimate the extent to which they may affect our financial performance. Each of the risks described below could adversely impact the value of our securities.  These statements, like all statements in this report, speak only as of the date of this prospectus (unless another date is indicated), and we undertake no obligation to update or revise the statements in light of future developments.

We cannot assure you that we will be successful in commercializing any of the Company’s products or if any of our products are commercialized, that they will be profitable for the Company.

The Company generates limited revenue from operations upon which an evaluation of our prospects can be made.  The Company’s prospects must be considered keeping in mind the risks, expenses and difficulties frequently encountered in the establishment of a new business in a constantly changing industry.  There can be no assurance that the Company will be able to achieve profitable operations in the foreseeable future, if at all.

The Company has identified a number of specific risk areas that may affect our operations and results in the future:

Company Specific Risks

Our assets are highly concentrated in the online mobile and gaming business; if we and our partners are unable to grow online mobile and gaming revenues or find alternative sources of revenue, our financial results will suffer.

Software, devices and gaming accounted for substantially all of our revenues for the year ended December 31, 2014 and the nine months ended September 30, 2015. Our success depends upon customers choosing to our online, mobile and casino gaming offerings. Decisions by customers not to adopt our products at projected rates, or changes in market conditions, may adversely affect the use or distribution of our products. Because of our revenue concentration, such shortfalls or changes could have a negative impact on our financial results, and our financial condition and/or liquidity will suffer.

Our acquisition activities may disrupt our ongoing business, may involve increased expenses and may present risks not contemplated at the time of the transactions.

We have acquired, and may continue to acquire, companies, products and technologies that complement our strategic direction. Acquisitions involve significant risks and uncertainties, including:

•	diversion of management time and a shift of focus from operating the businesses to issues related to integration and administration;

•	inability to successfully integrate the acquired technology and operations into our business and maintain uniform standards, controls, policies and procedures;

•	challenges retaining key employees, customers and other business partners of the acquired business; inability to realize synergies expected to result from an acquisition;

2

•	an impairment of acquired goodwill and other intangible assets in future periods would result in a charge to earnings in the period in which the write–down occurs; the internal control environment of an acquired entity may not be consistent with our standards and may require significant time and resources to improve;

•	in the case of foreign acquisitions, the need to integrate operations across different cultures and languages and to address the particular economic, currency, political and regulatory risks associated with specific countries;

•	and liability for activities of the acquired companies before the acquisition, including violations of laws, rules and regulations, commercial disputes, tax liabilities and other known and unknown liabilities.

Because acquisitions are inherently risky, our transactions may not be successful and may, in some cases, harm our operating results or financial condition.

The mobile game application business is still developing, and our efforts to develop mobile games may prove unsuccessful, or even if successful, it may take more time than we anticipate to achieve significant revenues from this activity because, among other reasons:

•	we may have difficulty optimizing the monetization of our mobile games due to our relatively limited experience creating games that include micro–transaction capabilities, advertising and offers;

•	we intend to continue to develop substantially all of our games based upon our own intellectual property, rather than well–known licensed brands, and we may encounter difficulties in generating sufficient consumer interest in and downloads of our games, particularly since we have had relatively limited success generating significant revenues from games based on our own intellectual property;

•	many well–funded public and private companies have released, or plan to release, mobile games, and this competition will make it more difficult for us to differentiate our games and derive significant revenues from them;

•	mobile games have a relatively limited history, and it is unclear how popular this style of game will become or remain or its revenue potential;

•	our mobile strategy assumes that a large number of players will download our games because they are free and that we will subsequently be able to effectively monetize the games; however, players may not widely download our games for a variety of reasons, including poor consumer reviews or other negative publicity, ineffective or insufficient marketing efforts;

•	even if our games are widely downloaded, we may fail to retain users or optimize the monetization of these games for a variety of reasons, including poor game design or quality, lack of community features, gameplay issues such as game unavailability, long load times or an unexpected termination of the game due to data server or other technical issues, or our failure to effectively respond and adapt to changing user preferences through game updates;

•	the billing and provisioning capabilities of some smartphones and tablets are currently not optimized to enable users to purchase games or make in–app purchases, which make it difficult for users of these smartphones and tablets to purchase our games or make in–app purchases and could reduce our addressable market; and

•	the Federal Trade Commission has indicated that it intends to review issues related to in–app purchases, particularly with respect to games that are marketed primarily to minors, and the commission might issue rules significantly restricting or even prohibiting in–app purchases or name us as a defendant in a future class–action lawsuit.

3

If we do not achieve a sufficient return on our investment with respect to this business model, it will negatively affect our operating results and may require us to make change to our business strategy.

The markets in which we operate are highly competitive, and many of our competitors have significantly greater resources than we do.

Developing, distributing and selling mobile and online games is a highly competitive business, characterized by frequent product introductions and rapidly emerging new platforms, technologies and storefronts. For end users, we compete primarily on the basis of game quality, brand and customer reviews. We also compete for experienced and talented employees.

We compete with a continually increasing number of companies, including Zynga, King Digital, and Glu. In addition, given the open nature of the development and distribution for smartphones and tablets, we also compete or will compete with a vast number of small companies and individuals who are able to create and launch games and other content for these devices using relatively limited resources and with relatively limited start–up time or expertise.

Some of our competitors and our potential competitors have one or more advantages over us, which include:

•	significantly greater financial resources;

•	greater experience with the mobile games business model and more effective game monetization;

•	stronger brand and consumer recognition regionally or worldwide;
•	stronger strategy which may reach our target audience better than our current strategy;
•	greater experience integrating community features into their games and increasing the revenues derived from their users;

•	the capacity to leverage their marketing expenditures across a broader portfolio of mobile and non–mobile products;

•	larger installed customer bases from related platforms, such as console gaming or social networking websites, to which they can market and sell mobile games;

•	more substantial intellectual property of their own from which they can develop games without having to pay royalties;

•	lower labor and development costs and better overall economies of scale;

•	greater platform–specific focus, experience and expertise; and

•	broader global distribution and presence.

If we are unable to compete effectively or we are not as successful as our competitors in our target markets, our sales could decline, our margins could decline and we could lose market share, any of which would materially harm our business, operating results and financial condition.

4

Inflation and future expectations of inflation influence consumer spending on entertainment such as online gaming and gambling.

As a result, our profitability and capital levels may be impacted by inflation and inflationary expectations. Additionally, inflation’s impact on our operating expenses may affect profitability to the extent that additional costs are not recoverable through increased cost of consumer acquisition for our portfolio of online, mobile gaming and casino gaming offerings.

Consumer tastes are continually changing and are often unpredictable, and we compete for consumer discretionary spending against other forms of entertainment; if we fail to develop and publish new mobile games that achieve market acceptance, our sales would suffer.

Our mobile game business depends on developing and publishing mobile games that consumers will want to download and spend time and money playing. We must continue to invest significant resources in research and development, analytics and marketing to introduce new games and continue to update our successful mobile games, and we often must make decisions about these matters well in advance of product release to timely implement them. Our success depends, in part, on unpredictable and volatile factors beyond our control, including consumer preferences, competing games, new mobile platforms and the availability of other entertainment activities. If our games and related applications do not meet consumer expectations, or they are not brought to market in a timely and effective manner, our business, operating results and financial condition would be harmed. Even if our games are successfully introduced and initially adopted, a failure to continue to update them with compelling content or a subsequent shift in the entertainment preferences of consumers could cause a decline in our games’ popularity that could materially reduce our revenues and harm our business, operating results and financial condition. Furthermore, we compete for the discretionary spending of consumers, who face a vast array of entertainment choices, including games played on personal computers and consoles, television, movies, sports and the Internet. If we are unable to sustain sufficient interest in our games compared to other forms of entertainment, our business and financial results would be seriously harmed.

If we do not successfully establish and maintain awareness of our brand and games, if we incur excessive expenses promoting and maintaining our brand or our games or if our games contains defects or objectionable content, our operating results and financial condition could be harmed.

We believe that establishing and maintaining our brand is critical to establishing a direct relationship with end users who purchase our products from direct–to–consumer channels and to maintaining our existing relationships with distributors and content licensors, as well as potentially developing new such relationships. Increasing awareness of our brand and recognition of our games is particularly important in connection with our strategic focus of developing games based on our own intellectual property. Our ability to promote our brand and increase recognition of our games depends on our ability to develop high–quality, engaging games. If consumers, digital storefront owners and branded content owners do not perceive our existing games as high–quality or if we introduce new games that are not favorably received by them, then we may not succeed in building brand recognition and brand loyalty in the marketplace. In addition, globalizing and extending our brand and recognition of our games is costly and involves extensive management time to execute successfully, particularly as we expand our efforts to increase awareness of our brand and games among international consumers. Although we have significantly increased our sales and marketing expenditures in connection with the launch of our games, these efforts may not succeed in increasing awareness of our brand or the new games. If we fail to increase and maintain brand awareness and consumer recognition of our games, our potential revenues could be limited, our costs could increase and our business, operating results and financial condition could suffer.

If we fail to deliver our games at the same time as new mobile devices are commercially introduced, our sales may suffer.

Our business depends, in part, on the commercial introduction of new mobile devices with enhanced features, including larger, higher resolution color screens, improved audio quality, and greater processing power, memory, battery life and storage. For example, the introduction of new and more powerful versions of Apple’s iPhone and iPad and devices based on Google’s Android operating system, have helped drive the growth of the mobile games market.

5

We will need additional capital to continue our operation.

We may need to obtain additional financing for advertising, promotion and acquisition of additional products. The Company is constantly looking for new sources of revenue that will help fund our business. There can be no assurances that this will be achieved.

If we successfully raise additional funds through the issuance of debt, we will be required to service that debt and are likely to become subject to restrictive covenants and other restrictions contained in the instruments governing that debt, which may limit our operational flexibility. If we raise additional funds through the issuance of equity securities, then those securities may have rights, preferences or privileges senior to the rights of holders of our Common stock, and holders of our Common stock will experience dilution.

We cannot be certain that such additional debt or equity financing will be available to us on favorable terms when required, or at all. If we cannot raise funds in a timely manner, or on acceptable terms, we may not be able to promote our brand, develop or enhance our products and services, take advantage of future opportunities or respond to competitive pressures or unexpected requirements, and we may be required to reduce or limit operations.

The effect of the "Unlawful Internet Gambling Enforcement Act."

During the 2006, the US Government approved the "Unlawful Internet Gambling Enforcement Act". This law restricts the acceptance of financial instruments, such as credit cards or electronic fund transfers, for transactions incurred for internet gambling. The bill enables state and federal Attorneys General to request that injunctions be issued to any party, such as financial institutions and internet service providers, to assist in the prevention or restraint of illegal internet gambling.

Compliance with state rules and regulations.

Various states have laws restricting gambling and skill based gaming. The Company believes that we are in compliance with the rules and regulations in the states we operate. However, there can be no assurance that the state officials will have the same view. In the event that we are accused of violating such gambling laws and restrictions, our gaming business may be disallowed or prohibited in these states. Furthermore, there can be no assurance that no new rules and regulations restricting our business will be adopted in the states we operate. If such restrictive rules and regulations are adopted, we may incur additional costs in complying with the rules and regulations or we may have to cease operation in these state(s).

We have capacity constraints and system development risks that could damage our customer relations or inhibit our possible growth, and we may need to expand our management systems and controls quickly, which may increase our cost of operations.

Our success and our ability to provide high quality customer service largely depends on the efficient and uninterrupted operation of our computer and communications systems and the computers and communication systems of our third party vendors in order to accommodate any significant numbers or increases in the numbers of consumers using our service. Our success also depends upon our and our vendors' abilities to rapidly expand transaction–processing systems and network infrastructure without any systems interruptions in order to accommodate any significant increases in use of our service.

We and our service providers may experience periodic systems interruptions and infrastructure failures, which we believe will cause customer dissatisfaction and may adversely affect our results of operations. Limitations of technology infrastructure may prevent us from maximizing our business opportunities.

6

Increased security risks of online commerce may deter future use of our website, which may adversely affect our ability to generate revenue.

Concerns over the security of transactions conducted on the internet and the privacy of consumers may also inhibit the growth of the internet and other online services generally, and online commerce in particular. Failure to prevent security breaches could significantly harm our business and results of operations. We cannot be certain that advances in computer capabilities, new discoveries in the field of cryptography, or other developments will not result in a compromise or breach of the algorithms used to protect our transaction data. Anyone who is able to circumvent our or our vendors' security measures could misappropriate proprietary information, cause interruptions in our operations or damage our brand and reputation. We may be required to incur significant costs to protect against security breaches or to alleviate problems caused by breaches. Any well–publicized compromise of security could deter people from using the internet to conduct transactions that involve transmitting confidential information or downloading sensitive materials, which would have a material adverse effect on our business.

We face the risk of system failures, which would disrupt our operations.

A disaster could severely damage our business and results of operations because our services could be interrupted for an indeterminate length of time. Our operations depend upon our ability to maintain and protect our computer systems.

Our systems and operations are vulnerable to damage or interruption from fire, floods, earthquakes, hurricanes, power loss, telecommunications failures, break–ins, sabotage and similar events. The occurrence of a natural disaster or unanticipated problems at our principal business headquarters or at a third–party facility could cause interruptions or delays in our business, loss of data or render us unable to provide our services. In addition, failure of a third–party facility to provide the data communications capacity required by us, as a result of human error, natural disaster or other operational disruptions, could cause interruptions in our service. The occurrence of any or all of these events could adversely affect our reputation, brand and business.

We face risks of claims from third parties for intellectual property infringement that could adversely affect our business.

Litigation regarding intellectual property rights is common in the internet and software industries. We expect that internet technologies and software products and services may be increasingly subject to third–party infringement claims as the number of competitors in our industry segment grows and the functionality of products in different industry segments overlaps. There can be no assurance that our services do not or will not in the future infringe the intellectual property rights of third parties. Royalty or licensing agreements, if required, may not be available on acceptable terms, if at all. A successful claim of infringement against us and our failure or inability to license the infringed or similar technology could adversely affect our business.

We may not be able to protect our internet domain names, which is important to our branding strategy.

Our internet domain names are an extremely important part of our business. Governmental agencies and their designees generally regulate the acquisition and maintenance of domain names. The regulation of domain names in the United States and in foreign countries may be subject to change. Governing bodies may establish additional top–level domains, appoint additional domain name registrars or modify the requirements for holding domain names. As a result, we may be unable to acquire or maintain relevant domain names in all countries in which we conduct business. Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. Therefore, we may be unable to prevent third parties from acquiring domain names that are similar to, infringe upon or otherwise decrease the value of our trademarks and other proprietary rights.

If we are unable to maintain our popularity with third party search engines then our customer base, and therefore, our revenue will not continue to grow.

Due to our limited capital we do not run large advertising campaigns. Our competitors may have more resources to drive traffic to their websites in order to optimize their internet search ranking position, including the ability to conduct national television and radio advertising campaigns advertising our competitors’ websites. We are reliant on third party search engines such as Google and Yahoo! to provide prospective customers with links to facilitate traffic to our internet domain. We believe that these search engines are important in order to facilitate broad market acceptance of our service and thus enhance our sales. We continue to look for new methods to optimize our ranking position with various internet search engines, including the maintenance of reciprocal links with complementary third party sites.

7

Our financial position and results of operations will vary depending on a number of factors, most of which are out of our control.

We anticipate that our operating results will vary widely depending on a number of factors, some of which are beyond our control. These factors are likely to include:

•	demand for our online and mobile services by consumers;

•	costs of attracting consumers to our offerings, including costs of receiving exposure on third–party websites;

•	costs related to forming strategic relationships;

•	loss of strategic relationships;

•	our ability to significantly increase our distribution channels;

•	competition from companies offering same or similar products and services and from companies with much deeper financial, technical, marketing and human resources;

•	the amount and timing of operating costs and capital expenditures relating to expansion of our operations;
•	costs and delays in introducing new services and improvements to existing services; and

•	changes in the growth rate of internet usage and acceptance by consumers of electronic commerce.

Because we have a limited operating history, it is difficult to accurately forecast the revenues that will be generated from our current and proposed future product offerings.

If we are unable to meet the changing needs of our industry, our ability to compete will be adversely affected.

We operate in an intensely competitive industry. To remain competitive, we must be capable of enhancing and improving the functionality and features of our online services. The internet gaming industry is rapidly changing. If competitors introduce new products and services embodying new technologies, or if new industry standards and practices emerge, our existing services, technology and systems may become obsolete. There can be no assurances that we will be successful in responding quickly, cost effectively and adequately to new developments or that funds will be available to respond at all. Any failure by us to respond effectively would significantly harm our business, operating results and financial condition.

Our future success will depend on our ability to accomplish the following:

•	license and develop leading technologies useful in our business;

•	develop and enhance our existing products and services;

•	develop new services and technologies that address the increasingly sophisticated and varied needs of prospective consumers; and

•	respond to technological advances and emerging industry standards and practices on a cost–effective and timely basis.

8

Developing internet services and other proprietary technology entails significant technical and business risks, as well as substantial costs. We may use new technologies ineffectively, or we may fail to adapt our services, transaction processing systems and network infrastructure to user requirements or emerging industry standards. If our operations face material delays in introducing new services, products and enhancements, our users may forego the use of our services and use those of our competitors. These factors could have a material adverse effect on our financial position and results of operations.

Our business may be subject to government regulation and legal uncertainties that may increase the costs of operating our web portal, limit our ability to attract users, or interfere with future operations of the Company.

There are currently few laws or regulations directly applicable to access to, or commerce on, the internet. Due to the increasing popularity and use of the internet, it is possible that laws and regulations may be adopted, covering issues such as user privacy, defamation, pricing, taxation, content regulation, quality of products and services, and intellectual property ownership and infringement. Such legislation could expose the Company to substantial liability as well as dampen the growth in use of the internet, decrease the acceptance of the internet as a communications and commercial medium, or require the Company to incur significant expenses in complying with any new regulations.

The applicability to the internet of existing laws governing issues such as gambling, property ownership, copyright, defamation, obscenity and personal privacy is uncertain. The Company may be subject to claims that our services violate such laws. Any new legislation or regulation in the United States or abroad or the application of existing laws and regulations to the internet could damage our business. In addition, because legislation and other regulations relating to online games vary by jurisdiction, from state to state and from country to country, it is difficult for us to ensure that our players are accessing our portal from a jurisdiction where it is legal to play our games. We therefore, cannot ensure that we will not be subject to enforcement actions as a result of this uncertainty and difficulty in controlling access.

In addition, our business may be indirectly affected by our suppliers or customers who may be subject to such legislation. Increased regulation of the internet may decrease the growth in the use of the internet or hamper the development of internet commerce and online entertainment, which could decrease the demand for our services, increase our cost of doing business or otherwise have a material adverse effect on our business, results of operations and financial condition.

New legislation, regulations or court rulings related to enforcing patents could harm our business and operating results.

If Congress, the U.S. Patent and Trademark Office (the “USPTO”) or courts implement new legislation, regulations or rulings that impact the patent enforcement process or the rights of patent holders, these changes could negatively affect our business model. For example, limitations on the ability to bring patent enforcement claims, limitations on potential liability for patent infringement, lower evidentiary standards for invalidating patents, increases in the cost to resolve patent disputes and other similar developments could negatively affect our ability to assert our patent or other intellectual property rights.

In addition, the Leahy–Smith America Invents Act of 2011 (or the Leahy–Smith Act) includes a number of significant changes to United States patent law. These changes include provisions that affect the way patent applications will be prosecuted and also affect patent litigation. The USPTO implementation has increased the uncertainties and costs surrounding the prosecution of patent applications and the enforcement or defense of our issued patents, all of which could have a material adverse effect on our business and financial condition.

Further, and in general, it is impossible to determine the extent of the impact of any new laws, regulations or initiatives that may be proposed, or whether any of the proposals will become enacted as laws. Compliance with any new or existing laws or regulations could be difficult and expensive, affect the manner in which we conduct our business and negatively impact our business, prospects, financial condition and results of operations.

9

If we are unable to license or otherwise monetize our intellectual property or generate revenue and profit through those assets, there is a significant risk that our intellectual property monetization strategy will fail.

Effective June 1, 2012, we acquired an interest in the ‘088 Patent, entitled “Gaming Device Having a Second Separate Bonusing Event” that we plan to license or otherwise monetize. On August 6, 2013, the Company was issued United States Patent number 8,500,554 entitled, "Gaming Device Having a Second Bonusing Event" (the "554 Patent"). The '554 Patent is a continuation of the key patent already owned by the Company. If our efforts to generate revenue from the ‘088 Patent fail, we will incur significant losses and may be unable to acquire additional intellectual property assets. If this occurs, our patent monetization strategy will likely fail. In the third quarter of 2015 we terminated the litigation and the PTO proceedings related to these patents.

We plan to commence additional legal proceedings against companies in the gaming industry to enforce our intellectual property rights, and we expect such litigation to be time–consuming, which may adversely affect our financial condition and ability to operate our business.

To license or otherwise monetize the ‘088 Patent, we have commenced legal proceedings against the owners of gaming devices pursuant to which we allege that such companies infringed on the Patent. Our viability will be highly dependent on the outcome of this litigation, and there is a risk that we may be unable to achieve the results that we desire from such litigation, which failure would harm our overall business. In addition, the potential defendants in the litigation are much larger than us and have substantially greater resources, which could make our litigation efforts more difficult.

Disputes regarding the assertion of patents and other intellectual property rights are highly complex and technical. Once initiated, we may be forced to litigate against others to enforce or defend our intellectual property rights or to determine the validity and scope of other parties’ proprietary rights. The defendants or other third parties involved in potential lawsuits may allege defenses and/or file counterclaims in an effort to avoid or limit liability and damages for patent infringement. If such defenses or counterclaims are successful, they may preclude our ability to derive licensing revenue from our patents. A negative outcome of any such litigation, or one or more claims contained within any such litigation, could materially and adversely impact our business.

The protection of our intellectual property may be uncertain and we may face claims of others.

Although we have received patents and have filed patent applications with respect to certain aspects of our technology, we generally do not rely on patent protection with respect to our products and technologies. Instead, we rely primarily on a combination of trade secret and copyright law, employee and third party non–disclosure agreements and other protective measures to protect intellectual property rights pertaining to our products and technologies. Such measures may not provide meaningful protection of our trade secrets, know how or other intellectual property in the event of any unauthorized use, misappropriation or disclosure. Others may independently develop similar technologies or duplicate our technologies. In addition, to the extent that we apply for any patents, such applications may not result in issued patents or, if issued, such patents may not be valid or of value. Third parties could, in the future, assert infringement or misappropriation claims against us with respect to our current or future products and technologies, or we may need to assert claims of infringement against third parties. Any infringement or misappropriation claim by us or against us could place significant strain on our financial resources, divert management’s attention from our business and harm our reputation. The costs of prosecuting or defending an intellectual property claim could be substantial and could adversely affect our business, even if we are ultimately successful in prosecuting or defending any such claims. If our products or technologies are found to infringe the rights of a third party, we could be required to pay significant damages or license fees or cease production, any of which could have material adverse effect on our business. If a claim is brought against us, or we ultimately prove unsuccessful on the claims on our merits, this could have a material adverse effect on our business, financial condition, results of operations and future prospects.

Any failure to maintain or protect our patent assets or other intellectual property rights could significantly impair our return on investment from such assets and harm our brand, our business and our operating results.

Our ability to compete in the intellectual property market largely depends on the superiority, uniqueness and value of our acquired patent assets and other intellectual property. To protect our proprietary rights, we will rely on a combination of patent, trademark, copyright and trade secret laws, confidentiality agreements with our employees and third parties, and protective contractual provisions. No assurances can be given that any of the measures we undertake to protect and maintain our intellectual property assets will have any measure of success.

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Following the acquisition of patent assets, we will likely be required to spend significant time and resources to maintain the effectiveness of those assets by paying maintenance fees and making filings with the USPTO. We may acquire patent assets, including patent applications, which require us to spend resources to prosecute the applications with the USPTO. Further, there is a material risk that patent related claims (such as, for example, infringement claims (and/or claims for indemnification resulting therefrom), unenforceability claims, or invalidity claims) will be asserted or prosecuted against us, and such assertions or prosecutions could materially and adversely affect our business. Regardless of whether any such claims are valid or can be successfully asserted, defending such claims could cause us to incur significant costs and could divert resources away from our other activities.

Despite our efforts to protect our intellectual property rights, any of the following or similar occurrences may reduce the value of our intellectual property:

•	our applications for patents, trademarks and copyrights may not be granted and, if granted, may be challenged or invalidated;

•	issued trademarks, copyrights, or patents may not provide us with any competitive advantages versus potentially infringing parties;

•	our efforts to protect our intellectual property rights may not be effective in preventing misappropriation of our technology; or

•	our efforts may not prevent the development and design by others of products or technologies similar to or competitive with, or superior to those we acquire and/or prosecute.

Moreover, we may not be able to effectively protect our intellectual property rights in certain foreign countries where we may do business in the future or from which competitors may operate. If we fail to maintain, defend or prosecute our patent assets properly, the value of those assets would be reduced or eliminated, and our business would be harmed.

We are in a developing industry with limited revenues from operations.

We have incurred significant operating losses since inception and generate limited revenues from operations. As a result, we have generated negative cash flows from operations and have an accumulated deficit of $299,163 as of December 31, 2014 and $302,606 as of September 30, 2015. We are operating in a developing industry based on new technologies and our primary source of funds to date has been through the issuance of securities and borrowing funds. There can be no assurance that management’s efforts will be successful or that the products we develop and market will be accepted by consumers. If our products are ultimately unsuccessful in the market, this could have a material adverse effect on our business, financial condition, results of operations and future prospects.

We face financial risks as we are a developing company.

We have incurred significant operating losses since inception and have limited revenue from operations. As a result, we have generated negative cash flows from operations and our cash balances continue to reduce. While we are optimistic and believe appropriate actions are being taken to mitigate this, there can be no assurance that attempts to reduce cash outflows will be successful and this could have a material adverse effect on our business, financial condition, results of operations.

There is no assurance that we will be able to continue as a going concern.

We are operating in a developing industry based on new technology and our primary source of funds to date has been through issuances of securities. We intend to raise additional capital through equity investors. We need to raise additional capital in order to be able to accomplish our business plan objectives. Management believes that we will be successful in obtaining additional financing based on our history of raising funds; however, no assurance can be provided that we will be able to do so. There is no assurance that any funds we raise will be sufficient to enable us to attain profitable operations or continue as a going concern. If adequate funds are not available to us, we may be required to curtail operations significantly or to obtain funds through entering into arrangements with collaborative partners or others that may require us to relinquish rights to certain of our technologies or products that we would not otherwise relinquish. There can be no assurance that such a plan will be successful.

We may fail to attract and retain qualified personnel.

There is intense competition from other companies, research and academic institutions, government entities and other organizations for qualified personnel in the areas of our activities.  If we fail to identify, attract, retain and motivate these highly skilled personnel, we may be unable to continue our marketing and development activities, and this could have a material adverse effect on our business, financial condition, results of operations and future prospects.

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If we do not effectively manage growth or changes in our business, these changes could place a significant strain on our management and operations.

To manage our growth successfully, we must continue to improve and expand our systems and infrastructure in a timely and efficient manner.  Our controls, systems, procedures and resources may not be adequate to support a changing and growing company.  If our management fails to respond effectively to changes and growth in our business, including acquisitions, this could have a material adverse effect on our business, financial condition, results of operations and future prospects.

We need to manage growth in operations to maximize our potential growth and achieve our expected revenues. Our failure to manage growth can cause a disruption of our operations that may result in the failure to generate revenues at levels we expect.

In order to maximize potential growth in our current markets, we may have to expand our operations. Such expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

General market risks

We may not be able to access credit.

We face the risk that we may not be able to access credit, either from lenders or suppliers.  Failure to access credit from any of these sources could have a material adverse effect on our business, financial condition, results of operations and future prospects.

We may not be able to maintain effective internal controls.

If we fail to maintain the adequacy of our internal accounting controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an on–going basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes–Oxley Act of 2002.  Failure to achieve and maintain an effective internal control environment could cause us to face regulatory action and also cause investors to lose confidence in our reported financial information, either of which could have a material adverse effect on our business, financial condition, results of operations and future prospects.

Securities market risks

Our stock price and trading volume may be volatile, which could result in losses for our stockholders.

The equity markets may experience periods of volatility, which could result in highly variable and unpredictable pricing of equity securities. The market price of our Common stock could change in ways that may or may not be related to our business, our industry or our operating performance and financial condition and could negatively affect our share price or result in fluctuations in the price or trading volume of our Common stock.  We cannot predict the potential impact of these periods of volatility on the price of our Common stock. The Company cannot assure you that the market price of our Common stock will not fluctuate or decline significantly in the future.

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If our Common stock is delisted from the NYSE MKT LLC, the Company would be subject to the risks relating to penny stocks.

If our Common stock were to be delisted from trading on the NYSE MKT LLC and the trading price of the Common stock were below $5.00 per share on the date the Common stock were delisted, trading in our Common stock would also be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These rules require additional disclosure by broker–dealers in connection with any trades involving a stock defined as a "penny stock" and impose various sales practice requirements on broker–dealers who sell penny stocks to persons other than established customers and accredited investors, generally institutions. These additional requirements may discourage broker–dealers from effecting transactions in securities that are classified as penny stocks, which could severely limit the market price and liquidity of such securities and the ability of purchasers to sell such securities in the secondary market. A penny stock is defined generally as any non–exchange listed equity security that has a market price of less than $5.00 per share, subject to certain exceptions.

If we need additional capital to fund the growth of our operations, and cannot obtain sufficient capital, we may be forced to limit the scope of our operations.

As we implement our growth strategies, we may experience increased capital needs. We may not, however, have sufficient capital to fund our future operations without additional capital investments. If adequate additional financing is not available on reasonable terms or at all, we may not be able to carry out our corporate strategy and we would be forced to modify our business plans (e.g., limit our expansion, limit our marketing efforts and/or decrease or eliminate capital expenditures), any of which may adversely affect our financial condition, results of operations and cash flow. Such reduction could materially adversely affect our business and our ability to compete.

Our capital needs will depend on numerous factors, including, without limitation, (i) our profitability or lack thereof, (ii) our ability to respond to a release of competitive products by our competitors, and (iii) the amount of our capital expenditures, including acquisitions. Moreover, the costs involved may exceed those originally contemplated. Cost savings and other economic benefits expected may not materialize as a result of any cost overruns or changes in market circumstances. Failure to obtain intended economic benefits could adversely affect our business, financial condition and operating performances.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future and our stock may not appreciate in value.

We have not declared or paid cash dividends on our common stock to date. We currently intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, the terms of any existing or future debt agreements may preclude us from paying dividends. There is no guarantee that shares of our Common stock will appreciate in value or that the price at which our stockholders have purchased their shares will be able to be maintained.

If securities or industry analysts do not publish research or reports about our business, or publish inaccurate or unfavorable research reports about our business, our share price and trading volume could decline.

The trading market for our Common stock will, to some extent, depend on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us should downgrade our shares or change their opinion of our business prospects, our share price would likely decline. If one or more of these analysts ceases coverage of our company or fails to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price and volume to decline.

You may experience dilution of your ownership interests because of the future issuance of additional shares of our common or preferred stock or other securities that are convertible into or exercisable for our common or preferred stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders.  We are authorized to issue an aggregate of 75,000,000 shares of common stock and 10,000,000 shares of “blank check” preferred stock. We may issue additional shares of our common stock or other securities that are convertible into or exercisable for our common stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes.  The future issuance of any such additional shares of our common stock may create downward pressure on the trading price of the common stock. We will need to raise additional capital in the near future to meet our working capital needs, and there can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with these capital raising efforts, including at a price (or exercise or conversion prices) below the price an investor paid for stock.

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An aggregate of 5,600,000 shares of common stock underlying certain of our warrants are being registered in this registration statement.  Upon exercise of these warrants, you will experience dilution.  As of January 12, 2016, we have 17,898,221 shares of common stock outstanding.  Assuming full exercise of these warrants, the number of shares of our common stock outstanding will increase by 5,600,000 shares from 17,898,221 shares of common stock outstanding to 23,498,221 shares of common stock outstanding.

  You could lose all of your investment.

An investment in our securities is speculative and involves a high degree of risk. Potential investors should be aware that the value of an investment in the Company may go down as well as up. In addition, there can be no certainty that the market value of an investment in the Company will fully reflect its underlying value. You could lose your entire investment.

The ability of our Board of Directors to issue additional stock may prevent or make more difficult certain transactions, including a sale or merger of the Company.

Our Board of Directors is authorized to issue up to 10,000,000 shares of preferred stock with powers, rights and preferences designated by it.  See “Preferred Stock” in the section of this prospectus titled “Description of Securities.” Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company.  The ability of the Board of Directors to issue such additional shares of preferred stock, with rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means.  Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price for their shares in a tender offer or the temporary increase in market price that such an attempt could cause.  Moreover, the issuance of such additional shares of preferred stock to persons friendly to the Board of Directors could make it more difficult to remove incumbent officers and directors from office even if such change were to be favorable to stockholders generally.

Offers or availability for sale of a substantial number of shares of our common stock, for example, in connection with the 8,400,000 shares registered for resale herein, may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, including upon the expiration of any statutory holding period under Rule 144 or registration for resale, or issued upon the conversion of preferred stock or exercise of warrants, it could create a circumstance commonly referred to as an "overhang" and in anticipation of which the market price of our common stock could fall.  The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.  As of January 12, 2016, we have 17,898,221 shares of common stock issued and outstanding. Following the effectiveness of the registration statement of which this prospectus forms a part, removal of the Warrant Exercise Cap, and full exercise of the 5,600,000 warrants held by the selling stockholders, 8,400,000 shares of common stock will be immediately available for resale. Even though the holders of the warrants may not exercise the warrants if they would own more than 9.99% or 4.99%, as applicable, of the then-outstanding common stock, this restriction does not prevent these holders from selling some of their holdings and then exercising the warrants for additional shares. In this way, the selling stockholders could sell more than these limits while never holding more than those limits.

 Investor relations activities, nominal “float” and supply and demand factors may affect the price of our stock.

The Company may utilize various techniques such as non-deal road shows and investor relations campaigns in order to create investor awareness for the Company.  These campaigns may include personal, video and telephone conferences with investors and prospective investors in which our business practices are described.  The Company may provide compensation to investor relations firms and pay for newsletters, websites, mailings and email campaigns that are produced by third-parties based upon publicly-available information concerning the Company. The Company does not intend to review or approve the content of such analysts’ reports or other materials based upon analysts’ own research or methods.  Investor relations firms should generally disclose when they are compensated for their efforts, but whether such disclosure is made or complete is not under our control.   In addition, investors in the Company may, from time to time, also take steps to encourage investor awareness through similar activities that may be undertaken at the expense of the investors.  Investor awareness activities may also be suspended or discontinued which may impact the trading market our common stock.

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The SEC and FINRA enforce various statutes and regulations intended to prevent manipulative or deceptive devices in connection with the purchase or sale of any security and carefully scrutinize trading patterns and company news and other communications for false or misleading information, particularly in cases where the hallmarks of “pump and dump” activities may exist, such as rapid share price increases or decreases.  We, and our shareholders may be subjected to enhanced regulatory scrutiny due to the small number of holders who initially will own the registered shares of our common stock publicly available for resale. The Supreme Court has stated that manipulative action is a term of art connoting intentional or willful conduct designed to deceive or defraud investors by controlling or artificially affecting the price of securities.  Often times, manipulation is associated by regulators with forces that upset the supply and demand factors that would normally determine trading prices.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such statements include statements regarding our expectations, hopes, beliefs or intentions regarding the future, including but not limited to statements regarding our market, strategy, competition, development plans (including acquisitions and expansion), financing, revenues, operations, and compliance with applicable laws. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially from such forward-looking statements include the risks described in greater detail in the following paragraphs. All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement. Market data used throughout this prospectus is based on published third party reports or the good faith estimates of management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information.

You should review carefully the section entitled “Risk Factors” beginning on page 2 of this prospectus for a discussion of these and other risks that relate to our business and investing in shares of our common stock.

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of the shares offered by them under this prospectus. We will not receive any proceeds from the sale of the shares by the selling stockholders covered by this prospectus.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market information

Our Common stock is traded on the NYSE MKT LLC (“NYSE MKT”) under the symbol “MGT”.

The following table sets forth the high and low last reported sales prices of our Common stock for each quarterly period to date during 2015, 2014 and 2013.

	High	Low
2013:
Fourth quarter	$3.77	$2.70
Third quarter	5.02	3.45
Second quarter	5.29	3.05
First quarter	3.90	2.76

	High	Low
2014:
Fourth quarter	$1.08	$0.57
Third quarter	1.90	0.64
Second quarter	2.00	1.05
First quarter	2.73	1.78

2015:
Fourth quarter	$0.41	$0.22
Third quarter	0.43	0.18
Second quarter	0.62	0.35
First quarter	0.79	0.36

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On January 12, 2016, the Company’s Common stock closed on NYSE MKT at $0.26 per share.

As of January 12, 2016, there were 376 stockholders of record of our common stock.

Dividends

The Company has never declared or paid cash dividends on its Common stock and has no intention to do so in the foreseeable future.

For the years ending December 31, 2014, and 2013, the Company issued an aggregate of 580 and 21,394 shares of Convertible Preferred Series A stock respectively, as dividend shares to record holders of the preferred stock. These issuances did not result in any proceeds to the Company.

Securities authorized for issuance under equity compensation plans

No option grants were issued during the year ended December 31, 2014. Further reference is made to the information contained in the Equity Compensation Plan table contained in this prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATION

This discussion should be read in conjunction with the other sections of this prospectus, including “Risk Factors,” “Description of Business” and the Financial Statements attached hereto pursuant and the related exhibits. The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this prospectus. See “Forward-Looking Statements.” Our actual results may differ materially. All amounts in this discussion are in thousands, except for share and per share data.

The following discussion and analysis of our results of operations and financial condition should be read in conjunction with (i) our unaudited interim condensed consolidated financial statements and related notes for the nine months ended September 30, 2015 and 2014 (ii) audited financial statements for the fiscal years ended December 31, 2014 and 2013 and the notes thereto and (iii) the section entitled “Business”, included elsewhere in this prospectus. Our condensed consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Overview

MGT Capital Investments, Inc. (“MGT,” “the Company,” “we,” “us”) is a Delaware corporation, incorporated in 2000. The Company was originally incorporated in Utah in 1977. MGT is comprised of the parent company, majority–owned subsidiary MGT Gaming, Inc. (“MGT Gaming”) and wholly–owned subsidiaries Medicsight, Inc. (“Medicsight”), MGT Studios, Inc. (“MGT Studios”) and its minority–owned subsidiary M2P Americas, Inc., and MGT Sports, Inc. (“MGT Sports”). Our corporate office is located in Harrison, New York.

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MGT and its subsidiaries are principally engaged in the business of acquiring, developing and monetizing assets in the online and mobile gaming space as well as the social casino industry. MGT’s portfolio of assets in the online, mobile gaming and social casino gaming space includes DraftDay.com, FantasySportsLive.com, MGT Play and Slot Champ. The Company also provides a white-label service to third party marketers.

In addition, MGT Gaming owns two U.S. patents covering certain features of casino slot machines. Both patents were asserted against alleged infringers in various actions in federal court in Mississippi. On July 29, 2015, MGT, Aruze America, Aruze Macau, and Penn agreed, through their respective counsel, to settle all pending disputes, including the Mississippi litigation and all proceedings at the PTO. Upon execution of formal settlement documents, which has not yet occurred, the parties will take steps to jointly terminate the Mississippi litigation and the PTO proceedings.

On June 11, 2015, MGT Sports entered into an Asset Purchase Agreement with Random Outcome USA Inc., a Delaware corporation (“RO”) providing for the sale of all of the business assets and intellectual property related to DraftDay.com and the MGT Sports business–to–business network to RO. The closing of the transactions contemplated by the RO Agreement is subject to certain conditions including but not limited to RO raising the requisite financing for the cash portion of the purchase price and post–closing working capital.

Outside of the business of acquiring, developing and monetizing assets in the online, mobile gaming and casino gaming space, MGT’s wholly owned subsidiary Medicsight owns U.S. Food and Drug Administration approved medical imaging software and has designed an automated carbon dioxide insufflation device which receives royalties on a per–unit basis from an international manufacturer on which the Company receives royalties from an international distributor.

On September 8, 2015, the Company and MGT Sports entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Viggle, Inc. (“Viggle”) and Viggle's subsidiary DraftDay Gaming Group, Inc. (“DDGG”), pursuant to which Viggle acquired all of the assets of the DraftDay.com business (the “DraftDay Business”, “DraftDay.com”) from the Company and MGT Sports. In exchange for the acquisition of DraftDay.com, Viggle paid MGT Sports the following: (a) 1,269,342 shares of Viggle's common stock, par value $0.001 per share, (b) a promissory note in the amount of $234 due September 29, 2015 (the “September 2015 Note”), (c) a promissory note in the amount of $1,875 due March 8, 2016 (the “March 2016 Note”), and (d) 2,550,000 shares of common stock of DDGG. In addition, in exchange for providing certain transitional services, DDGG will issue to MGT Sports a warrant to purchase 1,500,000 shares of DDGG common stock at an exercise price of $0.40 per share. Following consummation of the transactions contemplated by the Asset Purchase Agreement, including certain agreements between Viggle and third parties, MGT Sports owns 2,550,000 shares of DDGG common stock, Viggle owns 11,250,000 shares of DDGG common, and Sportech, Inc. own 9,000,000 shares of DDGG common stock. The Company anticipates, but cannot guarantee, that following the sale of the DraftDay Business its operating costs will be reduced by approximately $125 per month. As a result of the transaction, the Company has presented the MGT Sports segment as a discontinued operation.

Results of operations

Three months ended September 30, 2015 and 2014

The Company achieved the following results for the three months ended September 30, 2015, and 2014, respectively:

·	Revenues from continuing operations totaled $90 (2014: $1).

·	Operating expenses were $642 (2014: $1,001).

·	Loss from discontinued operations were $366 (2014: $443).

·	Net loss attributable to Common shareholders was $1,321 (2014: $1,381) and resulted in a basic and diluted loss per share of $0.10 (2014: $0.13). Net loss from continuing operations before non–controlling interest was $949 (2014: $1,008).

Our operating expenses decreased approximately 36% during the quarter ended September 30, 2015 compared to quarter ended September 30, 2014. The decrease is primarily attributed to reductions in professional fees, corporate governance and stock–based compensation expense along with certain expenses allocated to the discontinued operations.

Intellectual property

In the three months ended September 30, 2015, the Company recognized $90 in licensing revenue related to the gaming patent, compared to $1 for the same period last year, which was primarily from the Insufflator.

Selling, general and administrative expenses for the three months ended September 30, 2015 were $72 (2014: $84), attributed to legal and consulting costs and amortization of the intellectual property assets.

Gaming – Continuing operations

During the three months ended September 30, 2015, our selling, general and administrative expenses for this segment were $8 (2014: $281). In the prior year the expenses consisted of employee compensation, information technology and office related expenses in MGT Studios. The company did not incur any research and development costs for the three months ended September 30, 2015, (2014: $40). The decreases are due to the headcount and overhead expense reductions in 2015 as the Company focused on monetizing DraftDay.com.

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Gaming – Discontinued operations (DraftDay.com)

During the three months ended September 30, 2015, the Company recognized $176 in revenues for this segment as compared to $297 for the same period last year. The decrease is attributable to selling and discontinuing the operation during the three months ended September 30, 2015.

Our cost of revenue for the three months ended September 30, 2015 was $39 (2014: $168), which primarily consisted of overlay incurred on the DraftDay website. The website offers Daily Fantasy Sports contests and charges entry fees to play. Occasionally, as an incentive for user activity some contests may pay out higher prize money than the charged entry fees, the expense is recognized as overlay and included in cost of revenues.

During the three months ended September 30, 2015, our selling, general and administrative expenses were $366 (2014: $572), primarily consisting of marketing expenses, employee compensation, information technology and office related expenses. The decrease is attributable to selling and discontinuing the operation during the three months ended September 30, 2015.

Unallocated corporate / other

Selling, general and administrative expenses during the three months ended September 30, 2015 were $562 (2014: $597), primarily due to lower corporate governance and stock–based compensation expense.

The Company recorded $8 in interest income, recognized an impairment of $256 on a note receivable, and recorded a loss of $144 on the sale of assets during the quarter ended September 30, 2015.

During the comparable period ended September 30, 2014, the Company recognized interest income of $2.

Nine months ended September 30, 2015 and 2014

The Company achieved the following results for the nine months ended September 30, 2015, and 2014, respectively:

·	Revenues from continuing operations totaled $104 (2014: $88).

·	Operating expenses were $2,293 (2014: $3,179).

·	Losses of $924 from discontinued operations (2014: $1,184).

·	Net loss attributable to Common shareholders was $3,443 (2014: $3,894) and resulted in a basic and diluted loss per share of $0.27 (2014: $0.78). Net loss from continuing operations before non–controlling interest was $2,622 (2014: $3,083).

Our operating expenses decreased approximately 28% during the nine months ended September 30, 2015 compared to nine months ended September 30, 2014. The decrease is primarily attributed to reductions in professional fees, corporate governance and stock–based compensation expense along with certain expenses related to the discontinued operations.

Intellectual property

In the nine months ended September 30, 2015, the Company recognized $102 primarily related to gaming patent, compared to $81 for the same period last year, mostly attributed to the Insufflator.

Selling, general and administrative expenses for the nine months ended September 30, 2015 were $311 (2014: $350), related to legal and consulting costs and amortization of the intellectual property assets.

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Gaming – Continuing operations

During the nine months ended September 30, 2015, our selling, general and administrative expenses for this segment were $35 (2014: $894). In the prior year the expenses consisted of employee compensation, information technology and office related expenses in MGT Studios. The company did not incur any research and development costs for the nine months ended September 30, 2015, (2014: $153). The decreases are due to the headcount and overhead expense reductions in 2015 as the Company focused on monetizing DraftDay.com.

Gaming – Discontinued operations (DraftDay.com)

During the nine months ended September 30, 2015, the Company recognized $640 in revenues for this segment as compared to $615 for the same period last year. The revenues were lower in the previous year, as the Company did not acquire DraftDay until the second quarter of 2014.

Our cost of revenue for the nine months ended September 30, 2015 was $225 (2014: $384), which primarily consisted of overlay incurred on the DraftDay website. The website offers Daily Fantasy Sports contests and charges entry fees to play. Occasionally, as an incentive for user activity some contests may pay out higher prize money than the charged entry fees, the expense is recognized as overlay and included in cost of revenues.

During the nine months ended September 30, 2015, our selling, general and administrative expenses were $1,202 (2014: $1,415), primarily consisting of marketing expenses, employee compensation, information technology and office related. The decrease is attributable to selling and discontinuing the operation during the three months ended September 30, 2015.

Unallocated corporate / other

Selling, general and administrative expenses during the nine months ended September 30, 2015 were $1,947 (2014: $1,782), primarily due to reclassification.

The Company recorded $28 in interest expense, recognized an impairment of $256 on a note receivable, and recorded a loss of $144 on the sale of assets during the nine months ended September 30, 2015. During the comparable period ended September 30, 2014, the Company recognized interest expense of $1 and recorded an impairment of $135 on intangible assets.

Fiscal years ended December 31, 2014 versus 2013

 The Company currently had four operational segments, Medicsight Software/Devices, Medicsight Services, Gaming and Intellectual Property. Intellectual Property was previously referred to as MGT Gaming. Gaming is a new segment for the year ended December 31, 2014. Certain corporate expenses are not allocated to a particular segment.

·	Revenue totaled $1,056 (2013: $396).

·	Operating expenses were $6,075 (2013: $9,349).

·	Net loss attributable to Common stockholders was $5,330 (2013: $10,272) resulting in a basic and diluted loss per share of $0.56 (2013: $1.84).

The increase in revenues is attributed to DraftDay, acquired in the second quarter of 2014.

Our operating expenses have decreased substantially during the year ended December 31, 2014, predominantly due to lower corporate governance costs of $629 (2013: $2,430), professional fees of $944 (2013: $1,693), non–cash expenses such as stock–based expense of $449 (2013: $2,965) and Preferred Series A warrant modification expense of $nil (2013: $598).

Gaming

During the year ended December 31, 2014, the Company recognized $971 in revenue for this segment (2013: $221), the increase is attributed to DraftDay, acquired in the second quarter of 2014.

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Our cost of revenue was $610 (2013: $496), which primarily consisted of overlay incurred on the DraftDay website. The website offers daily Fantasy Sports contests and charges entry fees to play. Occasionally, as an incentive for user activity some contests may pay out higher prize money than the charged entry fees, the expense is recognized as overlay and included in cost of revenues. Management expects these costs to decrease substantially as the site builds its user base and increases liquidity.

Our selling, general and administrative expenses were $3,160 (2013: $1,092), primarily consisting of marketing expenses, employee compensation, IT and office related expenses in MGT Studios, FanTD and MGT Sports. The increase is primarily attributed to operating costs in DraftDay, acquired in the second quarter of 2014.

In the year ended December 31, 2014 the Company recognized $188 of research and development expense (2013: $73), attributed to product development costs in MGT Studios.

In the fourth quarter of 2014, MGT Studios wrote down $135 (2013: $nil) relating to Digital Angel intangible assets.

Medicsight software/devices

Revenues were $85 (2013: $78), primarily consisting of newly launched Insufflator sales via our distributor Ultrasound Technologies, Ltd.

There were no expenses attributed to this segment (2013: $15).

Medicsight services

As a result of employee departure in the second quarter of 2013 the company did not recognize any revenue in 2014 (2013: $97) or cost of revenue (2013: $63) for this segment during the year ended December 31, 2014. Selling, general and administrative expenses were also $nil (2013: $7). Management is currently evaluating and assessing options for this segment.

Intellectual property (f/k/a MGT Gaming)

This segment currently does not generate revenue as the Company continues to pursue its patent enforcement strategy.

Selling, general and administrative expenses were $486 (2013: $595), attributed to intellectual property amortization and consulting and legal fees.

Unallocated corporate/other

Selling, general and administrative expenses during the year ended December 31, 2014, decreased to $2,242 from $6,967 in 2013. Stock–based compensation expense was lower by approximately $2.5 million compared to last year and corporate governance and professional fees have decreased by approximately $1.5 million as there were no investor and public relations costs this year. Additionally, in 2013, the Company recorded a non–recurring expense of $598 related to warrant modification.

The Company recorded $1 in interest and other expense for the year ended December 31, 2014 (2013: $43).

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Liquidity and capital resources

	September 30,	December 31,
	2015	2014
Working capital summary:
Cash and cash equivalents (excluding $39 and $138 of restricted cash as of September 30, 2015 and December 31, 2014 respectively)	$428	$648
Other current assets	2,977	146
Current assets – Discontinued operations	–	838
Current liabilities	(575)	(391)
Current liabilities – Discontinued operations	–	(988)
Working capital surplus	$2,830	$253

	Nine months ended September 30,
	2015	2014
Cash flow summary:
Cash (used in) / provided by:
Operating activities	$(1,684)	$(2,372)
Investing activities	(114)	2
Financing activities	1,644	1,285
Discontinued operations	(66)	(1,352)
Net decrease in cash and cash equivalents	$(220)	$(2,437)

On September 30, 2015, MGT’s cash and cash equivalents were $428 excluding $39 of restricted cash. The Company continues to exercise discipline with respect to current expense levels, as revenues remain limited. Our cash and cash equivalents have decreased during the nine months ended September 30, 2015, primarily due to $1,684 used in operating activities, the $250 note sold to Tera and mostly offset by the release of restricted cash and security deposit of $101 and $1,644 in net proceeds from ATM sales of common stock.

Operating activities

Our net cash used in operating activities differs from the net loss predominantly because of various non–cash adjustments such as depreciation, amortization of intangibles and stock–based compensation, and change in fair value of warrants and movement in working capital.

Risks and uncertainties related to our future capital requirements

The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of September 30, 2015, the Company had incurred significant operating losses since inception and continues to generate losses from operations and has an accumulated deficit of $302,606. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset amounts or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Commercial results have been limited and the Company has not generated significant revenues. The Company cannot assure its stockholders that the Company’s revenues will be sufficient to fund its operations. If adequate funds are not available, the Company may be required to curtail its operations significantly or to obtain funds through entering into arrangements with collaborative partners or others that may require the Company to relinquish rights to certain of our technologies or products that the Company would not otherwise relinquish.

The Company's primary source of operating funds since inception has been debt and equity financings. On December 30, 2013, and as amended on March 27, 2014, the Company entered into an At the Market Offering Agreement (the “ATM Agreement”) with Ascendiant Capital Markets, LLC (the “Manager”). Pursuant to the ATM Agreement, the Company may offer and sell shares of its Common Stock (the “Shares”) having an aggregate offering price of up to $8.5 million from time to time through the Manager. The Company intends to use the net proceeds from any sales of Shares in the offering for working capital, capital expenditures, and general business purposes. For the nine months ended September 30, 2015, the Company sold approximately 3,155,000 Shares under the ATM Agreement for gross proceeds of approximately $1,644 before related expenses. The proceeds will be used for general corporate purposes. As of August 14, 2015, the Company has approximately $5.4 million remaining under the program, assuming sufficient Shares are available to be issued.

At September 30, 2015, MGT’s cash, cash equivalents and restricted cash were $467. The Company intends to raise additional capital, either through debt or equity financings or through the continued sale of the Company’s assets in order to achieve its business plan objectives. Management believes that it can be successful in obtaining additional capital; however, no assurance can be provided that the Company will be able to do so. There is no assurance that any funds raised will be sufficient to enable the Company to attain profitable operations or continue as a going concern. To the extent that the Company is unsuccessful, the Company may need to curtail or cease its operations and implement a plan to extend payables or reduce overhead until sufficient additional capital is raised to support further operations. There can be no assurance that such a plan will be successful.

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On September 8, 2015, the Company and MGT Sports entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Viggle, Inc. (“Viggle”) and Viggle’s subsidiary DraftDay Gaming Group, Inc. (“DDGG”), pursuant to which Viggle acquired all of the assets of the DraftDay.com business (the “DraftDay Business”, “DraftDay.com”) from the Company and MGT Sports. In exchange for the acquisition of DraftDay.com, Viggle paid MGT Sports the following: (a) 1,269,342 shares of Viggle’s common stock, par value $0.001 per share, (b) a promissory note in the amount of $234 due September 29, 2015 (the “September 2015 Note”), (c) a promissory note in the amount of $1,875 due March 8, 2016 (the “March 2016 Note”), and (d) 2,550,000 shares of common stock of DDGG. In addition, in exchange for providing certain transitional services, DDGG will issue to MGT Sports a warrant to purchase 1,500,000 shares of DDGG common stock at an exercise price of $0.40 per share. Following consummation of the transactions contemplated by the Asset Purchase Agreement, including certain agreements between Viggle and third parties, MGT Sports owns 2,550,000 shares of DDGG common stock, Viggle owns 11,250,000 shares of DDGG common, and Sportech, Inc. own 9,000,000 shares of DDGG common stock. The Company anticipates, but cannot guarantee, that following the sale of the DraftDay Business its operating costs will be reduced by approximately $125 per month. As a result of the transaction, the Company has presented the MGT Sports segment as a discontinued operation.

On October 8, 2015, the Company entered into separate subscription agreements (the “Subscription Agreement”) with accredited investors (the “Investors”) relating to the issuance and sale of $700 of units (the “Units”) at a purchase price of $0.25 per Unit, with each Unit consisting of one share (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and a three year warrant (the “Warrants”) to purchase two shares of Common Stock at an initial exercise price of $0.25 per share (such sale and issuance, the “Private Placement”).

The Warrants are exercisable at a price of $0.25 on the earlier of (i) one year from the date of issue or (ii) the occurrence of certain corporate events, including a private or public financing, subject to approval of the lead investor, in which the Company receives gross proceeds of at least $7,500; a spinoff; one or more acquisitions or sales by the Company of certain assets approved by the stockholders of the Company; or a merger, consolidation, recapitalization, or reorganization approved by the stockholders of the Company (each, a “Qualifying Transaction”). The Warrants may be exercised by means of a “cashless exercise” following the four-month anniversary of the date of issue, provided that the Company has consummated a Qualifying Transaction and there is no effective registration statement registering the resale of the shares of Common Stock underlying the Warrants (the “Warrant Shares”). The Company is prohibited from effecting an exercise of any Warrant to the extent that, as a result of any such exercise, the holder would beneficially own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of such Warrant, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. The Warrants are also subject to certain adjustments upon certain actions by the Company as outlined in the Warrants.

Off–balance sheet arrangements

We have no obligations, assets or liabilities which would be considered off–balance sheet arrangements. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off–balance sheet arrangements.

Liquidity and capital resources

	December 31	December 31
	2014	2013
Working capital summary:
Cash and cash equivalents (excluding $138 and $140 of restricted cash in December 2014 and December 2013, respectively)	$1,455	$4,642
Other current assets	177	175
Current liabilities	(1,379)	(985)
Working capital surplus	$253	$3,832

	Year ended December 31, 2014
	2014	2013
Cash flow summary:
Cash (used in) / provided by:
Operating activities	$(4,552)	$(5,058)
Investing activities	(101)	2,222
Financing activities	1,466	4,035
Net (decrease) increase in cash and cash equivalents	$(3,187)	$1,199

On December 31, 2014, MGT’s cash and cash equivalents were $1,455 excluding $138 of restricted cash. Player funds associated to the DraftDay.com website are maintained in a segregated account and are not used for operating activities. The Company continues to exercise discipline with respect to current expense levels, as revenues remain limited. Our cash and cash equivalents have decreased during 2014 primarily from $4,552 used in operating activities.

The Company is operating in a developing industry based on new technology and its primary source of funds to date has been through issuances of securities. The Company intends to raise additional capital through equity investors. The Company needs to raise additional capital in order to be able to accomplish its business plan objectives. Management believes that it will be successful in obtaining additional financing based on its history of raising funds; however, no assurance can be provided that the Company will be able to do so. There is no assurance that any funds it raises will be sufficient to enable the Company to attain profitable operations or continue as a going concern. If adequate funds are not available to us, we may be required to curtail operations significantly or to obtain funds through entering into arrangements with collaborative partners or others that may require us to relinquish rights to certain of our technologies or products that we would not otherwise relinquish. There can be no assurance that such a plan will be successful.

Operating activities

Our net cash used in operating activities differs from the net loss predominantly because of various non–cash adjustments such as depreciation, amortization of intangibles, modification of Preferred Series A Warrants, change in fair value of warrants, gain on sale of patent, stock–based compensation and movements in working capital.

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Investing activities

Restricted cash

With fewer than 345,012 shares of Preferred stock outstanding, $2,000 was released out of restricted cash as the Company is no longer subject to the Cash Maintenance provision of the Purchase Agreement under which the Preferred stock was originally sold in October 2012 (Note 8).

Avcom

On November 11, 2013, the Company entered into an Agreement and Plan of Reorganization (the “Avcom Agreement”) with MGT Capital Solutions, Inc., a wholly owned subsidiary of the Company, Avcom, Inc. and the stockholders and option holders of Avcom, Inc. (“Avcom”). Pursuant to the Avcom Agreement, the Company acquired 100% of the capital stock of Avcom. In consideration, the Preferred stockholders of Avcom received $550 in value of the Company’s Common stock and the Common stockholders and option holders of Avcom will receive an aggregate of $1,000 in value of the Company’s Common stock. The value of the Company’s Common stock is based on the volume weighted average closing price for the 20 trading days prior to signing the Avcom Agreement. The Avcom acquisition closed on November 26, 2013.

One half of the issuance to the Avcom Common stockholders and option holders was placed in escrow and will be released upon the later of (i) the commercial release of an agreed upon game or (ii) six (6) months after closing. In addition, the Common stockholders may be awarded contingent consideration of $1,000 through the issuance of up to 333,000 of the Company’s Common stock in the event that the game reaches $3,000 in gross revenues within 18 months of signing the Avcom Agreement.

Avcom is a game development studio producing free to play mobile and social casino–style games. Avcom’s assets include physical and intellectual property associated with Mobileveg.as and freeawesome.com, as well as a game under development titled “SlotChamp”. Prior to entering into the Avcom Agreement, Avcom had performed certain game development consulting services for the Company for which Avcom received an aggregate of $146 as consideration for such services.

Real Deal Poker

On September 3, 2013, the Company entered into a Contribution and Sale Agreement (the “Contribution Agreement”) with Gioia Systems, LLC. (“Gioia”) and MGT Interactive) whereby MGT Interactive acquired certain assets from Gioia,   the inventor and owner of a proprietary method of card shuffling for the online poker market. Trademarked under the name Real Deal Poker, the technology uses patented shuffling machines, along with permutation re–sequencing, allowing for the creation of up to 16,000 decks per minute in real time. The acquisition includes seven (7) U.S. Patents and several Internet URL addresses, including www.RealDealPoker.com. Pursuant to the Contribution Agreement, Gioia contributed the assets to MGT Interactive in exchange for a 49% interest in MGT Interactive and MGT contributed $200 to MGT Interactive in exchange for a 51% interest in MGT Interactive. The $200 contributed by the Company will be utilized as working capital   to cover the direct and associated costs relating to the achievement of a certification from Gaming Laboratories International (“GLI”). The Company has the right to acquire an additional 14% ownership interest in MGT Interactive from Gioia in exchange for a purchase price of $300 after GLI certification is obtained. Gioia, in turn, will have the right to re–acquire the 14% interest for a period of three years at a purchase price of $500. Gioia has the right to certain royalty payments from the Gross Rake payments, and any licensing or royalty income received by MGT Interactive.

Simultaneously with the entry into the Contribution Agreement, the Company and Gioia entered into a Limited Liability Company Agreement which serves as the operating agreement for MGT Interactive, and a consulting agreement (the “Consulting Agreement”) with Gioia to provide services to the Company primarily related to obtaining GLI Certification. The Consulting Agreement terminates on the earlier of January 31, 2014 or the date on which GLI Certification is obtained. In the event that GLI Certification is obtained prior to January 31, 2013, the Consulting Agreement shall be extended for an additional year. Pursuant to the Consulting Agreement, Gioia will receive a monthly consulting fee of $10 of which $5 is paid in cash per month and $5 is deferred until GLI certification is obtained. The Company expensed $179 for Fiscal 2013. Testing concluded on January 29, 2014, and GLI reported random behavior suitable for the applications that were analyzed. The Company is discussing with GLI the final steps to certification. MGT filed for an application for a New Jersey Casino Services Industry Enterprise License with the New Jersey Department of Gaming, as required, to offer internet gambling services. Although obtaining the license is beyond the Company’s control, the Company hopes to obtain the license sometime in 2015.

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FanTD

On May 20, 2013, the Company completed the acquisition of 63% of FanTD in exchange for an aggregate purchase of $3,220 consisting of 600,000 shares of MGT Common stock at a fair value of $5.03 per share for a total of $3,018 and a cash payment of $202. The fair value of the 37% non–controlling interest retained by the sellers in this transaction amounted to $1,882. The Company’s acquisition of FanTD is the Company’s initial venture in the online and mobile gaming and wagering space.

On July 23, 2013, MGT Sports acquired certain assets from Daily Joust, Inc. The purchase price consisted of a cash payment of $50 for $136 in customer deposits and assumption of a $136 customer liability.

On June 25, 2013, MGT Sports acquired Fantasy Sports Live, which was effectively a customer list associated with a specific gaming application for $30 in cash and the assumption of a $46 customer deposit liability.

Digital Angel

On May 2, 2013, the Company purchased certain mobile game application assets from Digital Angel Corporation. The purchase price consisted of a cash payment in the amount of $136 and 50,000 restricted shares of the Company’s Common stock with an aggregate fair value of $202 as of the date this transaction was completed. The Company determined the acquisition constitutes a purchase of assets in accordance with guidance of ASC 805 “Business Combinations .”

Sale of medical imaging patents

On June 30, 2013, MGT closed the sale of Medicsight’s portfolio of medical imaging patents to Samsung Electronics Co, Ltd. (“Samsung”). The Company had no prior relationship with Samsung. Gross proceeds of $1,500 was reduced by a broker commission of $501 paid to Munich Innovation Group GmbH, foreign withholding tax of $248 and an escrow agent fee of $1. The seller deposited $750 of proceeds into a restricted cash account upon the completion of the sale of which $651 was released to the Company on July 3, 2013. The remaining $99 is currently in escrow pending reclaim of foreign withholding tax.

Financing activities

Warrant exercises

On April 26, 2013, the Company made an offer to the holders of the Company’s $3.85 Common stock Purchase Warrants (the “Warrants”), providing if such investors exercised one Warrant, they would have the right to exchange up to two additional Warrants for 5/8ths per share of Common stock per Warrant exchanged. The results of the offer were that holders of 715,742 Warrants elected to exercise their Warrants. Total proceeds received from the exercise of 715,742 Warrants were $2,757.

During the year ending December 31, 2013, 357,204 of the Company’s $3.00 Common stock Purchase Warrants were exercised. Of the warrant conversions, 210,529 were cashless and 146,675 were exercised for total proceeds of $440.

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In addition, the allowed maximum of 1,431,486 Warrants were exchanged for 894,683 shares of the Company’s Common stock, issuable upon shareholder and Exchange approval. On September 27, 2013, at MGT’s annual meeting of stockholders, stockholders approved the issuance of up to 894,683 shares of Common stock in exchange for the cancellation of 1,431,486 warrants to purchase shares of Common stock at $3.85 per share. The shares were subsequently issued on October 8, 2013. The stock was valued at $3,230, using the closing market price on September 27, 2013.

On December 10, 2013, the Company entered into a Warrant Modification Agreement (the “Agreement”) with Iroquois Master Fund Ltd. (“Iroquois”). Pursuant to the Agreement, Iroquois agreed to immediately exercise its warrant to purchase 613,496 shares of Common stock, par value $0.001 of the Company, at an exercise price of $1.50 per share, for aggregate gross proceeds to the Company of $920 and (ii) agreed to terminate its right of participation in future equity offerings of the Company. In exchange, the Company agreed to reduce the warrant exercise price from $3.85 per share to $1.50 per share, and agreed not to issue any securities at a price below $2.50 per share for a period of 90 days after the date of the Agreement (other than securities granted pursuant to a stock plan or issued in connection with an acquisition or issued pursuant to an agency agreement with a registered broker–dealer provided that we agree with the broker–dealer and publicly announce that we will not sell shares for a price below $2.50 per share); this 90 day period has expired. Iroquois acquired the warrant in connection with the Company's November 2012 financing. In connection with the Agreement, the Company paid to Chardan Capital Markets, LLC a placement fee for the solicitation of the exercise of the warrants equal to 8% of the gross proceeds raised, or approximately $73 and reimbursed Chardan for $9 of its legal fees, resulting in net proceeds of $838.

Century

On December 2, 2013, the Company entered into a Settlement Agreement (the “Settlement Agreement”) with Century. Pursuant to the Settlement Agreement, both parties agreed to the following: (i) the Company’s obligation to grant the Warrant and to issue the underlying Common stock, and Century’s right to receive the Warrant and the underlying Common stock is cancelled, (ii) Century will make a cash payment to the Company of $100 and (iii) the Company will issue to Century 100,000 shares of Common stock subject to NYSE MKT exchange approval. These shares were subsequently issued on December 26, 2013. The stock was valued at $301, using the closing market price on December 2, 2013. Proceeds under the Settlement Agreement were received on December 10, 2013 (Note 10).

Risks and uncertainties related to our future capital requirements

The Company has incurred significant operating losses since inception and continues to generate losses from operations. As a result, the Company has generated negative cash flows from operations and has an accumulated deficit of $299,163 at December 31, 2014. The Company is operating in a developing industry based on new technology and its primary source of funds to date has been through the issuance of securities. While the Company is optimistic and believes appropriate actions are being taken, there can be no assurance that the products or patent monetization strategy will be successful. Furthermore, it is contemplated that any acquisitions may require the Company to raise capital; such capital may not be available on terms acceptable to the Company, if at all.

On December 30, 2013, and as amended on March 27, 2014, the Company entered into an At the Market Offering Agreement (the “ATM Agreement”) with Ascendiant Capital Markets, LLC (the “Manager”).

Pursuant to the ATM Agreement, the Company may offer and sell shares of its Common stock (the “Shares”) having an aggregate offering price of up to $8.5 million from time to time through the Manager. The Shares sold in the offering will be issued pursuant to the Company’s effective shelf registration statement on Form S–3 (File No. 333–182298) previously filed with the Securities and Exchange Commission (the “SEC”) in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), as supplemented by a prospectus supplement dated December 30, 2013 for the sale of up to $8.5 million of Shares, which the Company filed with the SEC pursuant to Rule 424(b)(5) under the Securities Act.

The Manager is not required to sell any specific number or dollar amount of Shares but will use its commercially reasonable efforts, as the Company's agent and subject to the terms of the ATM Agreement, to sell the Shares offered, as instructed by the Company. Such instructions will include notice as to the maximum amount of shares of the Company’s Common stock to be sold by the Manager on a daily basis and the minimum price per share at which such shares may be sold.

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The ATM Agreement provides that the Company will pay the Manager a fee of 3.0% of the gross sales price of any Shares sold through the Manager. The ATM Agreement contains customary representations, warranties and agreements of the Company and the Manager and customary conditions to completing future sale transactions, indemnification rights and obligations of the parties and termination provisions.

The Company intends to use the net proceeds from any sales of Shares in the offering for working capital, capital expenditures, and general business purposes. The Company's management will have significant flexibility in applying the net proceeds of this offering.

At December 31, 2014, MGT’s cash, cash equivalents and restricted cash were $1,455, including $11 held in MGT Gaming.

To date we have primarily financed our operations through private placements of equity and debt securities. To the extent that additional capital is raised through the sale of equity or equity–related securities of the Company or its subsidiaries, the issuance of such securities could result in dilution to our stockholders.

No assurance can be given, however, that we will have access to the capital markets in the future, or that financing will be available on acceptable terms, if at all, to satisfy our cash requirements to implement our business strategies.

If we are unable to access the capital markets or obtain acceptable financing, our results of operations and financial conditions could be materially and adversely affected. We may be required to raise substantial additional funds through other means.

Commercial results have been limited and we have not generated significant revenues. We cannot assure our stockholders that our revenues will be sufficient to fund our operations. If adequate funds are not available to us, we may be required to curtail operations significantly or to obtain funds through entering into arrangements with collaborative partners or others that may require us to relinquish rights to certain of our technologies or products that we would not otherwise relinquish.

Currently the Company anticipates it has sufficient cash on hand, along with the ATM agreement and combined with the anticipated gross margin from DraftDay and the gross margin from the expected launch of its social slot machine game, Slotchamp, to continue operations at least through March 31, 2016.

There can be no assurance that any additional acquisitions will occur at all, or that any such acquisitions will be accretive to earnings, book value and other financial metrics, or that any such acquisitions will generate positive returns for Company stockholders. Furthermore, it is contemplated that any acquisitions may require the Company to raise additional capital; such capital may not be available on terms acceptable to the Company, if at all.

 For the year ended December 31, 2014, and through April 14, 2015, the Company sold approximately 4,100,000 shares of our Common stock under the ATM Agreement through an “at the market” equity offering program for gross proceeds of approximately $2,949, before related expenses. The proceeds will be used for general corporate purposes, including, but not limited to, commercialization of our products, capital expenditures and working capital. As of April 14, 2015, the Company has approximately $5.6 million remaining under the program, assuming sufficient shares are available to be issued.

The Company intends to use the net proceeds from any future offerings for general corporate purposes, including, but not limited to, obtaining regulatory approvals, commercialization of its products, capital expenditures and working capital.

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At The Market Offering Agreement

On December 30, 2013, and as amended on March 27, 2014, the Company entered into an At the Market Offering Agreement (the “ATM Agreement”) with Ascendiant Capital Markets, LLC (the “Manager”).

Pursuant to the ATM Agreement, the Company may offer and sell shares of its Common stock (the “Shares”) having an aggregate offering price of up to $8.5 million from time to time through the Manager. The Shares sold in the offering will be issued pursuant to the Company’s effective shelf registration statement on Form S–3 (File No. 333–182298) previously filed with the Securities and Exchange Commission (the “SEC”) in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), as supplemented by a prospectus supplement dated December 30, 2013 for the sale of up to $8.5 million of Shares, which the Company filed with the SEC pursuant to Rule 424(b)(5) under the Securities Act.

The Manager is not required to sell any specific number or dollar amount of Shares but will use its commercially reasonable efforts, as the Company's agent and subject to the terms of the ATM Agreement, to sell the Shares offered, as instructed by the Company. Such instructions will include notice as to the maximum amount of shares of the Company’s Common stock to be sold by the Manager on a daily basis and the minimum price per share at which such shares may be sold.

The ATM Agreement provides that the Company will pay the Manager a fee of 3.0% of the gross sales price of any Shares sold through the Manager. The ATM Agreement contains customary representations, warranties and agreements of the Company and the Manager and customary conditions to completing future sale transactions, indemnification rights and obligations of the parties and termination provisions.

 For the year ended December 31, 2014, and through March 30, 2015, the Company sold approximately 3,400,000 shares of our Common stock under the ATM Agreement through an “at the market” equity offering program for gross proceeds of approximately $2,573, before related expenses. The proceeds will be used for general corporate purposes, including, but not limited to, commercialization of our products, capital expenditures and working capital. As of March 30, 2015, the Company has approximately $6.0 million remaining under the program, assuming sufficient shares are available to be issued.

The Company intends to use the net proceeds from any sales of Shares in the offering for working capital, capital expenditures, and general business purposes. The Company's management will have significant flexibility in applying the net proceeds of this offering.

Commitments

STATS licensing agreement

On May 1, 2014, the Company entered into a licensing agreement with STATS LLC (“STATS”) effective February 1, 2014. In exchange for the right and license to both use certain of STATS’ proprietary information for use with daily and seasonal games and to power the scoring with the Company’s fantasy sports games on the Company’s websites, the Company has agreed to pay the following monthly license fees of $11 per month for February–March 2014, $26 per month for April-June 2014 and $20 per month July-October 2014 and $18 per–month thereafter through expiration of the agreement on December 31, 2015. The Company expensed $186 for the year ended December 31, 2014.

Lease agreements

In September 2011, the Company entered into a 39–month lease agreement for office space located in Harrison, New York, terminating on November 30, 2014. Under the agreement our total rental payments over the 39–month lease period are $240, inclusive of three months of free rent and a refundable rental deposit of $39, held in a restricted cash account.

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On August 20, 2014 the Company entered into a First Lease Modification and Extension Agreement, extending for a period of one year the current lease on the Harrison office. Under the agreement the total rental payments over the next twelve months are $71.

Off–balance sheet arrangements

None.

Critical accounting policies and estimates

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). Certain accounting policies have a significant impact on amounts reported in the financial statements. A summary of those significant accounting policies can be found elsewhere in this registration statement.

Our discussion and analysis of financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The notes to the consolidated financial statements describe our significant accounting policies used in the preparation of the consolidated financial statements. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. We continually evaluate our critical accounting policies and estimates.

We believe the critical accounting policies listed below reflect significant judgments, estimates and assumptions used in the preparation of our consolidated financial statements.

Software developed for internal use

The Company follows Accounting Standards Codification (“ASC”) 350–40 “Intangibles–Internal Use Software” on accounting for the costs of computer software developed or obtained for internal use. Costs incurred during the preliminary stage are expensed as incurred by the Company. Certain qualifying costs incurred during the application development stage are capitalized as software by the Company. The Company begins capitalization when the preliminary project stage is complete and it is probable that the project will be completed and the software will be used to perform the function intended.

Intangible assets

Estimates of future cash flows and timing of events for evaluating long–lived assets for impairment are based upon management’s judgment. If any of our intangible or long–lived assets are considered to be impaired, the amount of impairment to be recognized is the excess of the carrying amount of the assets over its fair value. Applicable long–lived assets are amortized or depreciated over the shorter of their estimated useful lives, the estimated period that the assets will generate revenue, or the statutory or contractual term in the case of patents. Estimates of useful lives and periods of expected revenue generation are reviewed periodically for appropriateness and are based upon management’s judgment.

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Goodwill

Goodwill represents the excess of the purchase price over the fair value of the assets acquired and liabilities assumed. The Company is required to perform impairment reviews at each of its reporting units annually and more frequently in certain circumstances.

In accordance with ASC 350–20 “Goodwill,” the Company is able to make a qualitative assessment of whether it is more likely than not that a reporting unit’s fair value is less than its carrying amount before applying the two–step goodwill impairment test. If the Company concludes that it is more likely than not that the fair value of a reporting unit is not less than its carrying amount it is not required to perform the two–step impairment test for that reporting unit.

Virtual currency accrual

Users of the Company’s website maintain virtual currency balances which are accumulated as users participate in the Company’s online games. The amounts may become payable in cash by the Company once the user’s virtual currency balance exceeds a certain minimum threshold; a virtual currency balance of $0.01or $0.02 based upon initial date of enrollment on the site. User accounts expire after six months of inactivity. The Company records an accrual for potential virtual currency payouts at the end of each reporting period based on historical payout experience and current virtual currency balances. At December 31, 2014 and 2013, the Company recorded a liability of $10, relating to potential future virtual currency payouts.

The Company recognizes revenue when it is realized or realizable and earned. We consider revenue realized or realizable and earned when there is persuasive evidence of an arrangement and that the product has been shipped or the services have been provided to the customer, the sales price is fixed or determinable and collectability is probable. Our material revenue streams are related to the delivery of software license fees, maintenance services, hardware, consulting services and gaming fees. We enter into revenue arrangements that may consist of multiple deliverables of software and services due to the needs of our customers. In addition to these general revenue recognition criteria, the following specific revenue recognition policies are followed:

Multiple–element arrangements - For our multiple–element arrangements, deliverables are separated into more than one unit of accounting when (i) the delivered element(s) have value to the customer on a stand–alone basis, and (ii) delivery of the undelivered element(s) is probable and substantially in our control.

The revenue allocated to each deliverable will then be recorded in accordance with existing revenue recognition guidance for stand–alone component sales and services.

·

Software – License fee revenue is derived from the licensing of computer software. Maintenance revenue is derived from software maintenance. Our software licenses are generally sold as part of an arrangement that includes maintenance and support.

Revenue from license fees is recognized when notification of shipment to the end user has occurred, there are no significant Company obligations with regard to implementation and the Company’s services are not considered essential to the functionality of other elements of the arrangement.

·	Maintenance – Revenue from maintenance and support arrangements is deferred and recognized ratably over the term of the maintenance and support arrangements.

·	Hardware –Revenue is recognized as orders are satisfied and delivered by our supplier.

·	Services–consulting – Consulting revenue is earned over the period in which the Company provides the related services. The Company recognizes consulting revenue as it meets the terms of the underlying contract on the terms of the agreement.

·	Gaming fees – Revenue represents income earned as entry fees for a daily fantasy sports contest and is presented net of any bonus points applied by customers. Once a contest concludes, the Company recognizes the income earned as revenue.

·	Advertising –Revenue is recognized as advertisements are delivered, an executed contract exists, the price is fixed or determinable and collectability has been reasonably assured. Delivery generally occurs when the advertisement has been displayed or the offer has been completed by the user.

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Research and development

The Company incurs costs in connection with the development of software products that are intended for sale. Costs incurred prior to technological feasibility being established for the product are expensed as incurred. Technological feasibility is established upon completion of a detail program design or, in its absence, completion of a working model. Thereafter, all software production costs are capitalized and subsequently reported at the lower of unamortized cost or net realizable value. Capitalized costs are amortized based on current and future revenue for each product with an annual minimum equal to the straight–line amortization over the remaining estimated economic life of the product. Amortization commences when the product is available for general release to customers.

The Company concluded that capitalizing such expenditures after completion of a working model was inappropriate because the Company did not incur any material software production costs and therefore expenses were all research and development costs. Our research and development costs are comprised of staff, consultancy and other costs expensed on our products.

Equity–based compensation

The Company recognizes compensation expense for all equity–based payments in accordance with ASC 718 “Compensation – Stock Compensation." Under fair value recognition provisions, the Company recognizes equity–based compensation net of an estimated forfeiture rate and recognizes compensation cost only for those shares expected to vest over the requisite service period of the award.

Restricted stock awards are granted at the discretion of the Company. These awards are restricted as to the transfer of ownership and generally vest over the requisite service periods, typically over an eighteen-month period (vesting on a straight–line basis). The fair value of a stock award is equal to the fair market value of a share of Company stock on the grant date.

The fair value of option award is estimated on the date of grant using the Black–Scholes option valuation model. The Black–Scholes option valuation model requires the development of assumptions that are input into the model. These assumptions are the expected stock volatility, the risk–free interest rate, the option’s expected life, the dividend yield on the underlying stock and the expected forfeiture rate. Expected volatility is calculated based on the historical volatility of our Common stock over the expected option life and other appropriate factors. Risk–free interest rates are calculated based on continuously compounded risk–free rates for the appropriate term. The dividend yield is assumed to be zero as the Company has never paid or declared any cash dividends on our Common stock and does not intend to pay dividends on our Common stock in the foreseeable future. The expected forfeiture rate is estimated based on historical experience.

Determining the appropriate fair value model and calculating the fair value of equity–based payment awards requires the input of the subjective assumptions described above. The assumptions used in calculating the fair value of equity–based payment awards represent management’s best estimates, which involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and the Company uses different assumptions, our equity–based compensation could be materially different in the future. In addition, the Company is required to estimate the expected forfeiture rate and recognize expense only for those shares expected to vest. If our actual forfeiture rate is materially different from our estimate, the equity–based compensation could be significantly different from what the Company has recorded in the current period.

The Company accounts for share–based payments granted to non–employees in accordance with ASC 505-40, “Equity Based Payments to Non–Employees.” The Company determines the fair value of the stock–based payment as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.  If the fair value of the equity instruments issued is used, it is measured using the stock price and other measurement assumptions as of the earlier of either (1) the date at which a commitment for performance by the counterparty to earn the equity instruments is reached, or (2) the date at which the counterparty’s performance is complete. The fair value of the equity instruments is re-measured each reporting period over the requisite service period.

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Segment reporting

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision–making group in deciding how to allocate resources and in assessing performance. Our chief operating decision–making group is composed of the chief executive officer and chief financial officer. We operate in four operational segments, Medicsight Software/Devices, Medicsight Services, Gaming and Intellectual Property. MGT Gaming is now referred to as Intellectual Property. Gaming is a new segment for the current year. Certain corporate expenses are not allocated to segments.

Recent accounting pronouncements

In September 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2015–16, simplifying the Accounting for Measurement–Period Adjustments that eliminates the requirement to restate prior period financial statements for measurement period adjustments. The new guidance requires that the cumulative impact of a measurement period adjustment (including the impact on prior periods) be recognized in the reporting period in which the adjustment is identified. The new guidance does not change what constitutes a measurement period adjustment. The Company does not expect the adoption of this ASU to significantly impact the consolidated financial statements. In August 2015, the FASB issued ASU 2015–15 Interest– Imputation of Interest, final guidance that requires debt issuance costs related to a recognized debt liability to be presented in the balance sheet as a direct deduction from the debt liability rather than as an asset. This publication has been updated to reflect an SEC staff member’s comment in June 2015 that the staff will not object to an entity presenting the cost of securing a revolving line of credit as an asset, regardless of whether a balance is outstanding. The Company does not expect the adoption of this ASU to significantly impact the consolidated financial statements.

In May 2015, the FASB issued ASU 2015–07, Disclosures for Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent). This ASU removes, from the fair value hierarchy, investments which measure fair value using net asset value per share practical expedient. Instead, an entity is required to include those investments as a reconciling line item so that the total fair value amount of investments in the disclosure is consistent with the amount on the balance sheet. For public companies, this ASU is effective for fiscal years beginning after December 15, 2015, including interim periods within those fiscal years. The amendment should be applied retrospectively to all periods presented. The Company is expected to make the required changes to the fair value hierarchy disclosure as of the effective date of this new guidance.

In April 2015, the FASB issued ASU 2015–05, Intangibles – Goodwill and Other – Internal–Use Software (Subtopic 350–40). This ASU provides guidance about whether a cloud computing arrangement includes a software license. If a cloud computing arrangement includes a software license, then the software license element of the arrangement should be accounted for consistent with the acquisition of other software licenses. If a cloud computing arrangement does not include a software license, the arrangement should be accounted for as a service contract. For public business entities, the amendments will be effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2015. Early adoption is permitted. The Company is currently evaluating the impact of the adoption of ASU 2015–05 on our financial statements and disclosures.

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BUSINESS

General

MGT Capital Investments, Inc. (“MGT,” “the Company,” “we,” “us”) is a Delaware corporation incorporated in 2000. The Company was originally incorporated in Utah in 1977. MGT is comprised of the parent company, majority–owned subsidiary MGT Gaming, Inc. (“MGT Gaming”) and wholly–owned subsidiaries Medicsight, Inc. (“Medicsight”), MGT Studios, Inc. (“MGT Studios”) and its minority–owned subsidiary M2P Americas, Inc., and MGT Sports, Inc. (“MGT Sports”). The Company also owns 10.0% of DraftDay Gaming Group, Inc. (“DDGG”). Our corporate office is located in Harrison, New York.

MGT and its subsidiaries are principally engaged in the business of acquiring, developing and monetizing assets in the online and mobile gaming space as well as the social casino industry. MGT’s portfolio of assets in the online, mobile gaming and social casino gaming space includes MGTPlay.com and Slot Champ. The Company also provides a white label service to third party marketers.

In addition, MGT Gaming owns three U.S. patents covering certain features of casino slot machines. Both patents were asserted against alleged infringers in various actions in federal court in Mississippi. On July 29, 2015, MGT, Aruze America, Aruze Macau, and Penn agreed, through their respective counsel, to settle all pending disputes, including terminating the Mississippi litigation and all proceedings at the PTO. The parties have subsequently jointly terminated the Mississippi litigation and the PTO proceedings.

 On September 8, 2015, the Company and MGT Sports entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Viggle, Inc. (“Viggle”) and Viggle’s subsidiary DDGG, pursuant to which Viggle acquired all of the assets of the DraftDay.com business (the “DraftDay Business”) from the Company and MGT Sports. In exchange for the acquisition of the DraftDay Business, Viggle paid MGT Sports the following: (a) 1,269,342 shares of Viggle’s common stock, par value $0.001 per share, (b) a promissory note in the amount of $234 due September 29, 2015, (c) a promissory note in the amount of $1,875 due March 8, 2016, and (d) 2,550,000 shares of common stock of DDGG. In addition, in exchange for providing certain transitional services, DDGG will issue to MGT Sports a warrant to purchase 1,500,000 shares of DDGG common stock at an exercise price of $0.40 per share. Following consummation of the transactions in the Asset Purchase Agreement, including certain agreements between Viggle and third parties, MGT Sports owns 2,550,000 shares of DDGG common stock, Viggle owns 11,250,000 shares of DDGG common, and Sportech, Inc. owns 9,000,000 shares of DDGG common stock.

On October 8, 2015, the Company entered into separate subscription agreements with accredited investors relating to the issuance and sale of $700 of units at a purchase price of $0.25 per unit, with each unit consisting of one share of the Company’s common stock, and a three year warrant to purchase two shares of common stock at an initial exercise price of $0.25 per share. The Company has undertaken to register the shares and shares underlying the warrants within 30 days following the closing and to use its best efforts to have the registration statement declared effective 60 days from the filing date. The investors have a 50% right of participation in future securities offerings of the Company for a period of one year from the closing. The Company agreed not to issue new equity securities, subject to certain exceptions, without the approval of the lead investor for a period of five months from the closing and not to issue any securities pursuant to an at-the-market offering until the earlier of (i) the six-month anniversary of the closing or (ii) such date as the closing price of the common stock is at least $0.75 for five consecutive trading days and the registration statement has been declared effective.

Prior to receipt of shareholder approval, which was obtained on December 31, 2015, the warrants in the aggregate were not exercisable into more than 19.99% of the number of shares of Common Stock outstanding as of the closing date.   The warrants are exercisable on the earlier of (i) one year from the date of issue or (ii) the occurrence of certain corporate events, including a private or public financing, subject to approval of the lead investor in the financing, in which the Company receives gross proceeds of at least $7,500; a spinoff; one or more acquisitions or sales by the Company of certain assets approved by the stockholders of the Company; or a merger, consolidation, recapitalization, or reorganization approved by the stockholders of the Company (each, a “Qualifying Transaction”). The warrants may be exercised by means of a “cashless exercise” following the four-month anniversary of the date of issue, provided that the Company has consummated a Qualifying Transaction and there is no effective registration statement registering the resale of the shares of common stock underlying the warrants. The Company is prohibited from effecting an exercise of any warrant to the extent that, as a result of any such exercise, the holder would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon exercise of such warrant, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. The warrants are also subject to certain adjustments upon certain actions by the Company as outlined in the warrants.

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On December 17, 2015, the Company entered into securities purchase agreements with two investors pursuant to which the Company agreed to sell in a registered direct offering a total of 688,556 shares of its common stock at a price per share of $0.25. The Company did not engage an underwriter or placement agent in connection with this offering. The offer and sale of the shares was made pursuant to the Company’s shelf registration statement on Form S-3 (SEC File No. 333-182298), which became effective on September 25, 2012, and a prospectus supplement thereto dated December 17, 2015.

Outside of the business of acquiring, developing and monetizing assets in the online, mobile gaming and casino gaming space, MGT’s wholly owned subsidiary Medicsight owns U.S. Food and Drug Administration approved medical imaging software and has designed an automated carbon dioxide insufflation device which receives royalties on a per–unit basis from an international manufacturer on which the Company receives royalties from an international distributor.

Strategy

MGT and its subsidiaries are principally engaged in the business of acquiring, developing and monetizing assets in the online and mobile gaming space, as well as the casino industry. The Company’s acquisition strategy is designed to obtain control of assets with a focus on risk mitigation coupled with large potential upside. We plan to build our portfolio by seeking out large social and real money gaming opportunities via extensive research and analysis. Next, we will attempt to secure controlling interests for modest cash and/or stock outlays. MGT then budgets and funds operating costs to develop business operations and tries to motivate sellers with equity upside. While the ultimate objective is to operate businesses for free cash flow, there may be opportunities where we sell or otherwise monetize certain assets.

There can be no assurance that any acquisitions will occur at all, or that any such acquisitions will be accretive to earnings, book value and other financial metrics, or that any such acquisitions will generate positive returns for Company stockholders. Furthermore, it is contemplated that any acquisitions may require the Company to raise capital; such capital may not be available on terms acceptable to the Company, if at all.

Competition

MGT encounters intense competition in all its businesses, in many cases from larger companies with greater financial resources such as Zynga, Inc. (NASDAQ: ZNGA) and Caesars Interactive, Inc., a subsidiary of Caesars Acquisition Company (NASDAQ: CACQ) which focus on social and real money online gaming.

Employees

Currently, the Company and its subsidiaries have four full–time employees. None of our employees is represented by a union and we believe our relationships with our employees are good.

Legal Proceedings

On April 21, 2015, Gioia Systems, LLC (“Gioia”) filed a complaint against the Company, the Company’s majority owned subsidiary, MGT Interactive, LLC, Robert Ladd and Robert Traversa with the United States District Court for the Southern District of New York.  MGT Interactive, LLC was also included as a derivative plaintiff in the action.  Gioia Systems, LLC’s complaint asserts claims for breach of contract and breach of fiduciary duty relating to the September 3, 2013 Contribution Agreement and related agreements between Gioia, the Company and MGT Interactive, LLC.  This litigation was settled on October 2, 2015.

On November 2, 2012, MGT Gaming filed a lawsuit (No. 3:12–cv–741) in the United States District Court for the Southern District of Mississippi alleging patent infringement against certain companies which either manufacture, sell or lease gaming systems alleged to be in violation of MGT Gaming’s patent rights, or operate casinos that offer gaming systems that are alleged to be in violation of MGT Gaming’s ’088 patent, including Penn National Gaming, Inc. (“Penn”), and Aruze Gaming America, Inc. (“Aruze America”). An amended complaint added the ’554 patent, a continuation of the ’088 patent. The allegedly infringing products include “Amazon Fishing” and “Paradise Fishing.”. By motion filed on May 12, 2014, Aruze America sought a stay pending resolution of a Petition filed by a co–defendant for Inter Parties Review (“IPR”) with the Patent Trial and Appeal Board (“PTAB”) of the United States Patent and Trademark Office (“PTO”), challenging the’088 patent. As a result, the Mississippi action was stayed and remains stayed at present. Aruze America and its sister company, Aruze Macau, , subsequently filed additional IPR Petitions seeking review of the ’088 and ‘554 patents. Aruze America also filed a Request for Ex Parte Re–examination of the ’088 patent.  Aruze America’s Re–examination Request has been denied. Both Aruze IPR Petitions remain pending. On July 29, 2015, MGT, Aruze America, Aruze Macau, and Penn agreed, through their respective counsel, to settle all pending disputes, including the Mississippi litigation and all proceedings at the PTO. The parties have subsequently jointly terminated the Mississippi litigation and the PTO proceedings.

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MANAGEMENT

Name	Age	Position
H. Robert Holmes	71	Chairman of the Board, Chairman of the Nomination and Compensation Committee, Audit Committee Member, Independent Director
Michael Onghai	46	Chairman of the Audit Committee, Nomination and Compensation Committee Member, Independent Director
Robert B. Ladd	57	President, Chief Executive Officer, Interim Treasurer, Interim Chief Financial Officer, Director
Joshua Silverman	45	Audit Committee, Nomination and Compensation Committee Member, Independent Director

Directors are elected based on experience, qualifications and in accordance with the Company’s by–laws to serve until the next annual stockholders meeting and until their successors are elected in their stead.  Officers are appointed by the Board and hold office until their successors are chosen and qualified, until their death or until they resign or have been removed from office. All corporate officers serve at the discretion of the Board. There are no family relationships between any director or executive officer and any other director or executive officer of the Company.

H. Robert Holmes was elected as a director in May 2012. From 2008 to 2013, Mr. Holmes served on the board of Dejour Energy Inc. (NYSE–MKT: DEJ). Mr. Holmes was the founder and general partner of Gilford Partners Hedge Fund. From 1980–1992, Mr. Holmes was the Co–Founder and President of Gilford Securities, Inc. Previously, Mr. Holmes served in various positions with Paine Webber and Merrill Lynch. Mr. Holmes has served on the Board of Trustees North Central College in Naperville, II; Board of Trustees of Sacred Heart Schools, Chairman of Development Committee, in Chicago, IL; Board of Trustees of Crested Butte Academy where he was Chairman of Development Committee; and the Board of Trustees Mary Wood Country Day School, Rancho Mirage, CA. The board believes that Mr. Holmes has the experience, qualifications, attributes and skills necessary to serve as a director because of his years of business experience and service as a director for many companies over his career.

Michael Onghai was appointed a director in May 2012. Mr. Onghai has been the CEO of LookSmart (NASDAQ CM: LOOK), since February 2013. He has been the founder and Chairman of AppAddictive, an advertising and social commerce platform since July 2011. Mr. Onghai is the President of Snowy August Management LLC, a special situations fund concentrating on the Asian market, spin–offs and event–driven situations. Mr. Onghai is the founder of Stock Sheet, Inc., and Daily Stocks, Inc. – the web's early providers of financial information and search engine related content for financial information. Mr. Onghai has founded several other internet technology companies for the last two decades. Mr. Onghai is an advisor to several internet incubators and is a panelist who advises FundersClub on which companies to accept for its pioneering venture capital platform. Mr. Onghai has earned his designation as a Chartered Financial Analyst (2006) and holds a B.S. in Electrical Engineering and Computer Science from the University of California, Los Angeles and graduated from the Executive Management Certificate Program in Value Investing (The Heilbrunn Center for Graham & Dodd Investing) Graduate School of Business at Columbia Business School. The board believes that Mr. Onghai has the experience, qualifications, attributes and skills necessary to serve as a director and chairman of the Audit Committee because of his years of business experience and financial expertise.

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Robert B. Ladd joined the Company in December 2010 as a Director. He was named Interim President and CEO in February 2011, and appointed President and CEO in January 2012. Effective December 8, 2015 he was appointed Interim Treasurer and Interim Chief Financial Officer. Mr. Ladd is the Managing Member of Laddcap Value Advisors, LLC, which serves as the investment manager for various private partnerships, including Laddcap Value Partners LP. Prior to forming his investment partnership in 2003, Mr. Ladd was a Managing Director at Neuberger Berman, a large international money management firm catering to individuals and institutions. From 1992 through November 2002, Mr. Ladd was a portfolio manager for various high net worth clients of Neuberger Berman. Prior to this experience, Mr. Ladd was a securities analyst at Neuberger from 1988 through 1992. Mr. Ladd is a former Director of InFocus Systems, Inc. (NASDAQ – INFS, 2007 to 2009), and served on the board of Delcath Systems, Inc. (NASDAQ – DCTH, 2006–2012). Mr. Ladd has earned his designation as a Chartered Financial Analyst (1986). Based on Mr. Ladd’s familiarity with the Company in serving as our Chief Executive Officer since 2011 and his overall background and experience as an executive in the financial industry, the Nominating Committee of the Board concluded that Mr. Ladd has the requisite experience, qualifications, attributes and skill necessary to serve as a member of the Board.

Joshua Silverman joined the Company in 2014 as a director. He is the Co–founder, and is a Principal and Managing Partner of Iroquois Capital Management, LLC, the Registered Investment Advisor to Iroquois Capital LP and Iroquois Capital (Offshore) Ltd. (collectively, “Iroquois”). Mr. Silverman has served as Co–Chief Investment Officer of Iroquois since inception in 2003. From 2000 to 2003, Mr. Silverman served as Co–Chief Investment Officer of Vertical Ventures, LLC, a merchant bank. Prior to forming Iroquois, Mr. Silverman was a Director of Joele Frank, a boutique consulting firm specializing in mergers and acquisitions. Previously, Mr. Silverman served as Assistant Press Secretary to the President of the United States. Mr. Silverman received his B.A. from Lehigh University in 1992. Based on Mr. Silverman’s overall background and experience as an executive in the financial industry, Board believes that Mr. Silverman has the requisite experience, qualifications, attributes and skill necessary to serve as a member of the Board.

Arrangements relative to appointment as Director

Under an Amended and Restated Securities Purchase Agreement dated December 9, 2010 (the “Purchase Agreement”) between the Company and Laddcap Value Partners, LP (the “Purchaser”), the Purchaser agreed to purchase 195,000 shares of the Company’s Common stock for $1. The Company appointed Robert B. Ladd, as director to fill the vacancy caused by the resignation of Tim Paterson–Brown. The Purchase Agreement closed on December 13, 2010. On February 9, 2011, all 239,520 shares of the Company's Common stock held by the Purchaser were transferred from the Purchaser to Laddcap Value Partners III LLC (“Laddcap”). Mr. Ladd is the managing member of Laddcap.

On September 29, 2014, the Company entered into a settlement agreement with Iroquois Capital Management L.L.C., Iroquois Master Fund Ltd. and Joshua Silverman (collectively, “Iroquois”). Pursuant to the terms of the settlement agreement, Mr. Silverman was added to the slate of director nominees for the Company’s 2014 annual meeting (the “2014 Nominees”). Iroquois agreed, among other things, to: (i) withdraw its nomination letter nominating its director candidates and any and all related materials in connection therewith or otherwise related to the 2014 annual meeting; (ii) abide by the MGT Share Dealing Code, which prohibits, among other transactions, shorting of MGT stock, holding MGT stock in a margin account, and certain other hedging techniques; and (iii) vote all shares beneficially owned by it in favor of the 2014 Nominees and in favor of the appointment of the Company’s auditing firm at the 2014 annual meeting. Mr. Silverman also agreed to promptly submit a complete personal history disclosure and other application materials as required by the NJ Division of Gaming Enforcement.

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Involvement in certain legal proceedings

To the best of our knowledge, during the past ten years, none of the following occurred with respect to any director, director nominee or executive officer:

(1)	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2)	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)	being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities;

(4)	being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated;

(5)	being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i)	any federal or state securities or commodities law or regulation;

(ii)	any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease–and–desist order, or removal or prohibition order; or

(iii)	any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(6)	being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self–regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member (covering stock, commodities or derivatives exchanges, or other SROs).

Corporate code of ethics

On June 25, 2012, the Board revised the Code of Conduct and Ethics which applies to all directors and employees including the company’s principal executive officer, principal financial officer and principal accounting officer or persons performing similar functions. Prior to June 25, 2012, the Company’s employees and directors were subject to the previous Code of Ethics adopted by the Board on December 28, 2007.

Copies of the Code of Business Conduct and Ethics, the Anti–Fraud Policy, the Whistleblower Policy and the MGT Share Dealing Code can be obtained, without charge by writing to the Corporate Secretary at MGT Capital Investments, Inc., 500 Mamaroneck Avenue, Suite 320, Harrison, NY 10528, or through our corporate website at Mgtci.com .

Audit Committee and Audit Committee financial expert

On November 25, 2004, the Board established an Audit Committee to carry out its audit functions. Michael Onghai, H. Robert Holmes and Joshua Silverman are members of the Audit Committee.

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The Board has determined that Michael Onghai, an independent director, is the Audit Committee financial expert, as defined in Regulation S–K promulgated under the Exchange Act, serving on its Audit Committee.

EXECUTIVE COMPENSATION

All amounts in this Executive Compensation section are in thousands, except for share and per share data.

Summary compensation table

The following table summarizes Fiscal Years 2015 and 2014 compensation for services in all capacities of the Company’s named executive officers and other individuals:

Name	Principal Position	Year	Salary	Bonus	Stock awards (1)	All other compensation	Total compensation
Robert B. Ladd	Chief Executive Officer and Interim Chief Financial Officer (2)	2015	$285	$–	$50	$–	$335
		2014	$285	$–	$–	$–	$285

Robert P. Traversa (3)	Chief Financial Officer	2015	$252	$–	$–	$21 (4)	$272
		2014	$275	$–	$–	$–	$275

(1)	This column discloses the dollar amount of the aggregate grant date fair value of restricted stock granted in the year.
(2)	Mr. Ladd was appointed Interim Chief Financial Officer on December 8, 2015.
(3)	Mr. Traversa served as Chief Financial Officer through November 30, 2015.
(4)	Represents payments for accrued but unused vacation paid upon termination on November 30, 2015.

Grants of Plan–Based Awards

There were no plan–based awards in fiscal 2015.

Outstanding equity awards at December 31, 2015

There were no outstanding equity awards at December 31, 2015.

Employment agreements

On November 19, 2012, the Company entered into an employment agreement with Robert B. Ladd, to act as its President and Chief Executive Officer. Upon execution of the agreement, Mr. Ladd was granted a $100 cash payment and 50,000 shares of restricted Common stock. The agreement provided for a two-year term, subject to automatic renewals. The agreement provided for a base salary of $285 per year. Pursuant to the employment agreement, Mr. Ladd is eligible for a cash and/or equity bonus as determined by the Compensation Committee. Pursuant to the agreement, in the event that Mr. Ladd dies or is permanently disabled or he is terminated without good cause or he resigns for Good Reason. Mr. Ladd is entitled to (i) a severance payment equal to the higher of his base salary for the remaining term of this agreement or twelve times the average monthly Base Salary paid or accrued during the three full calendar months immediately preceding such determination; (ii) expense compensation in an amount equal to twelve times the sum of the average Base Salary during the full calendar months preceding such termination; (iii) immediate vesting of all stock options; (iv) vacation pay for any vacations days earned but not taken; (v) medical insurance for 12 months; and (vi) the cost of office space, not to exceed $3 per month. Good Reason includes a change of control. If payments are subject to the excise tax imposed by Section 4999 of the Code, the Company will pay Mr. Ladd an additional amount so that the net amount retained by Mr. Ladd shall be equal to what his Total Payments would have been without the Excise Tax and any state and local income taxes. If the Company terminates Mr. Ladd for Cause or Mr. Ladd resigns without Good Reason, he shall only be entitled to any compensation earned but not paid at such time. Mr. Ladd’s employment agreement was filed as an exhibit to the Current Report on Form 8–K we filed with the SEC on November 23, 2012; all defined terms not otherwise defined herein are defined in such employment agreement.

On January 28, 2014, the Company entered into an amendment to Mr. Ladd’s employment agreement which extended the agreement’s term for an additional year, through November 30, 2015. On September 28, 2015, the Company provided Mr. Ladd with written notice of its intent not to renew the employment agreement.

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On October 7, 2015, the Company entered into an amended and restated employment agreement with Mr. Ladd, effective October 1, 2015. The agreement amends and restates in its entirety the employment agreement entered into between the Company and Mr. Ladd on November 19, 2012 as amended January 28, 2014. The term of the agreement shall expire on November 30, 2016, subject to automatic renewals of one year. Upon execution of the agreement, Mr. Ladd was granted 200,000 shares of restricted common stock. The agreement provides for a base salary of $199.5 per year. Pursuant to the employment agreement, Mr. Ladd is eligible for a cash and/or equity bonus as determined by the Compensation Committee. Pursuant to the agreement, in the event that Mr. Ladd dies or is permanently disabled or he is terminated without good cause or he resigns for Good Reason. Mr. Ladd is entitled to (i) a severance payment equal to the higher of his base salary for the remaining term of this agreement or twelve times the average monthly Base Salary paid or accrued during the three full calendar months immediately preceding such determination; (ii) expense compensation in an amount equal to twelve times the sum of the average Base Salary during the full calendar months preceding such termination; (iii) immediate vesting of all stock options; (iv) vacation pay for any vacations days earned but not taken; (v) medical insurance for 12 months; and (vi) the cost of office space, not to exceed $3 per month. Good Reason includes a change of control. If payments are subject to the excise tax imposed by Section 4999 of the Code, the Company will pay Mr. Ladd an additional amount so that the net amount retained by Mr. Ladd shall be equal to what his Total Payments would have been without the Excise Tax and any state and local income taxes. If the Company terminates Mr. Ladd for Cause or Mr. Ladd resigns without Good Reason, he shall only be entitled to any compensation earned but not paid at such time. Mr. Ladd’s employment agreement was filed as an exhibit to the Current Report on Form 8–K we filed with the SEC on October 9, 2015; all defined terms not otherwise defined herein are defined in such employment agreement.

On November 19, 2012, the Company entered into an employment agreement with Robert P. Traversa to act as its Treasurer and Chief Financial Officer. The agreement provides for a two-year term, subject to automatic renewals. Upon execution of the agreement, Mr. Traversa was granted a $100 cash payment and 50,000 shares of restricted Common stock. The agreement provides for a base salary of $275 per year. Pursuant to the employment agreement, Mr. Traversa is eligible for a cash and/or equity bonus as determined by the Compensation Committee. Pursuant to the agreement, in the event that Mr. Traversa dies or is permanently disabled or he is terminated without good cause or he resigns for Good Reason. Mr. Traversa is entitled to (i) a severance payment equal to the higher of his base salary for the remaining term of this agreement or twelve times the average monthly Base Salary paid or accrued during the three full calendar months immediately preceding such determination; (ii) expense compensation in an amount equal to twelve times the sum of the average Base Salary during the full calendar months preceding such termination; (iii) immediate vesting of all stock options; (iv) vacation pay for any vacations days earned but not taken; (v) medical insurance for 12 months; and (vi) the cost of office space, not to exceed $3 per month. Good Reason includes a change of control. If payments are subject to the excise tax imposed by Section 4999 of the Code, the Company will pay Mr. Traversa an additional amount so that the net amount retained by Mr. Traversa shall be equal to what his Total Payments would have been without the Excise Tax and any state and local income taxes. If the Company terminates Mr. Traversa for Cause or Mr. Traversa resigns without Good Reason, he shall only be entitled to any compensation earned but not paid at such time. Mr. Traversa’s employment agreement was filed as an exhibit to the Current Report on Form 8–K we filed with the SEC on November 23, 2012; all defined terms not otherwise defined herein are defined in such employment agreement.

On January 28, 2014, the Company entered into an amendment to Mr. Traversa’s employment agreement which extended the agreement’s term for an additional year, through November 30, 2015. On September 28, 2015, the Company provided Mr. Traversa with written notice of its intent not to renew the employment agreement. Mr. Traversa’s employment with the Company terminated on November 30, 2015, in accordance with the terms of his employment agreement.

Securities authorized for issuance under equity compensation plans

No option grants were issued during the year ended December 31, 2015. The table below provides information on our equity compensation plans as of December 31, 2015:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted–average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category:	(a)	(b)	(c)
Equity compensation plans approved by security holders	–	$–	$1,780,808	(1)
Equity compensation plans not approved by security holders	–	–	–
Total	–	–	1,780,808	(1)

(1)	On December 31, 2015, the Company’s stockholders approved an increase of the number of shares of Common stock issuable under the Company’s 2012 Stock Incentive Plan to 3,00,000 shares. As of December 31, 2015, the Company issued an aggregate of 1,219,192 restricted shares under the Company’s 2012 Stock Incentive Plan, as amended.

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Director compensation

The following table sets forth the compensation of persons who served as a member of our Board of Directors during all or part of 2015, other than Robert B. Ladd, whose compensations is discussed under "Executive Compensation" above and who is not separately compensated for Board service.

Name	Fees earned or paid in cash	Stock awards	All other compensation	Total
H. Robert Holmes	$30	$–	$–	$30
Michael Onghai	$25	$–	$–	$25
Joshua Silverman	$25	$–	$–	$25

Directors are reimbursed for their out–of–pocket expenses incurred in connection with the performance of Board duties.

Independent director compensation

Our policy is each independent director receives annual cash compensation of $20. In addition, independent directors, receive $5 as total compensation for committee service. The Chairman of the Board receives an additional $5. For fiscal year 2016, the Company does not propose any change in cash fees for the independent directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SEC rules require us to disclose any transaction or currently proposed transaction in which the Company is a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120 or one percent (1%) of the average of the Company’s total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s common stock, or an immediate family member of any of those persons.

On October 8, 2015, we issued an aggregate of 300,000 shares of common stock and warrants to purchase up to 600,000 shares of common stock to Iroquois Master Fund Ltd., an entity controlled by Joshua Silverman, in our $700 private placement financing. Mr. Silverman and Mr. Ladd executed voting agreements in connection with the financing, agreeing to vote in favor of a shareholder proposal to permit the full exercise of the warrants issued in the financing.

On September 29, 2014, the Company entered into a settlement agreement with Iroquois Capital Management L.L.C., Iroquois Master Fund Ltd. and Joshua Silverman (collectively, “Iroquois”). Pursuant to the terms of the settlement agreement, Mr. Silverman was added to the slate of director nominees for the Company’s 2014 annual meeting (the “2014 Nominees”). Iroquois agreed, among other things, to: (i) withdraw its nomination letter nominating its director candidates and any and all related materials in connection therewith or otherwise related to the 2014 annual meeting; (ii) abide by the MGT Share Dealing Code, which prohibits, among other transactions, shorting of MGT stock, holding MGT stock in a margin account, and certain other hedging techniques; and (iii) vote all shares beneficially owned by it in favor of the 2014 Nominees and in favor of the appointment of the Company’s auditing firm at the 2014 annual meeting. Mr. Silverman also agreed to promptly submit a complete personal history disclosure and other application materials as required by the NJ Division of Gaming Enforcement.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding beneficial ownership and voting power of the Common stock as of January 12, 2016, of:

•	Each person serving as a director, a nominee for director, or executive officer of the Company;

•	All executive officers and directors of the Company as a group; and

•	All persons who, to our knowledge, beneficially own more than five percent of the common stock or Series A Preferred stock.

“Beneficial ownership” here means direct or indirect voting or investment power over outstanding stock and stock which a person has the right to acquire now or within 60 days after January 12, 2016. See the accompanying footnotes to the tables below for more detailed explanations of the holdings. Except as noted, to our knowledge, the persons named in the tables beneficially own and have sole voting and investment power over all shares listed

Each share of Common stock has one vote per share of Common stock held and each share of Series A Preferred stock has one vote per share of Series A Preferred stock held.

The following table sets forth certain information regarding beneficial ownership of Common stock as of January 12, 2016:

•	Each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common stock;

•	Each person serving as a director, a nominee for director, or executive officer of the Company; and

•	All executive officers and directors of the Company as a group.

Percentage beneficially owned is based upon 17,898,221 shares of Common stock issued and outstanding as of January 12, 2016.

	Numbers of shares beneficially owned	Percentage of Common equity beneficially owned
Directors and officers: (1)
Robert B. Ladd (2)	896,074	5.0%
Joshua Silverman (3)(4)(5)	1,771,923	9.9%
H. Robert Holmes	88,819	*
Michael Onghai	44,545	*
Total current officers and directors as a group (3 persons):	2,801,361	15.7%

* Less than 1%

(1)	Unless otherwise noted, the addresses for the above persons are care of the Company at 500 Mamaroneck Avenue, Suite 320, Harrison, NY 10528.

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(2)	Mr. Ladd owns 273,603 shares of Common stock directly. Mr. Ladd may also be deemed to be the beneficial owner of an additional 622,471 shares of Common stock held by Laddcap Value Partners III LLC, a Delaware limited liability company (“Laddcap”), by virtue of his ability to vote or control the vote or dispose or control the disposition of the shares of Common stock held by Laddcap through his position as Managing Member of Laddcap.

(3)	As reported on Amendment Number 4 to the Schedule 13D filed by, among others, Iroquois Capital Management, LLC (“Iroquois”), Iroquois Master Fund Ltd. and Mr. Silverman with the SEC on October 2, 2014, Mr. Silverman is a managing member of Iroquois and Iroquois Master Fund Ltd. Iroquois Master Fund Ltd. directly owns 1,339,096 shares of Common stock. Iroquois is the investment advisor to Iroquois Master Fund Ltd. As a managing member of Iroquois, Mr. Silverman may be deemed the beneficial owner of the 1,339,096 shares of Common stock owned by Iroquois Master Fund Ltd.

(4)	Excluded from Iroquois Master Fund, Ltd.’s beneficial ownership is 10,451 shares of Common Stock issuable upon conversion of shares of Series A Convertible Preferred Stock held by Iroquois Master Fund, Ltd. and 4,673 shares of Common Stock issuable upon the exercise of warrants, both of which are subject to a conversion cap that precludes Iroquois Master Fund, Ltd. from converting or exercising the Series A Convertible Preferred Stock and warrants, respectively, to the extent that Iroquois Master Fund, Ltd. would, after such conversion or exercise, beneficially own (as determined in accordance with Section 13(d) of the Exchange Act) in excess of 9.99% of the shares of Common Stock outstanding (the “Conversion Cap”). Because Iroquois Master Fund, Ltd. has exceeded the Conversion Cap, it cannot convert or exercise its rights under the Series A Convertible Preferred Stock or warrants, respectively, within 60 days hereof and thus is not deemed to beneficially own those shares of Common Stock underlying the Preferred Stock and warrants. Also excluded are 600,000 shares of common stock underlying warrants that are not exercisable to the extent an exercise by the holder would result in the holder’s beneficial ownership of the Company exceeding 4.99% of the issued and outstanding common stock. The holder’s ownership has been so limited.

(5)	Mr. Silverman’s address is 205 East 42nd St. 20th Fl., New York, New York 10017.

	Numbers of shares beneficially owned	Percentage of Common equity beneficially owned
5% beneficial owners:
Iroquois Capital Management, LLC (1)(2)	1,771,923	9.9%
Barry Honig (3)	1,731,934	9.7%
Robert Ladd (4)	896,074	5.0%

(1)	As reported on Amendment Number 4 to the Schedule 13D filed by, among others, Iroquois, Iroquois Master Fund Ltd. and Joshua Silverman with the SEC on October 2, 2014, Iroquois directly owns 48,378 shares of Common Stock and Iroquois Master Fund Ltd. directly owns 990,358 shares of Common Stock. Iroquois is the investment advisor to Iroquois Master Fund Ltd., such that Iroquois may be deemed the beneficial owner of the 990,358 shares of Common Stock owned by Iroquois Master Fund Ltd.

(2)	Excluded from Iroquois Master Fund, Ltd.’s beneficial ownership is 10,451 shares of Common Stock issuable upon conversion of shares of Series A Convertible Preferred Stock held by Iroquois Master Fund, Ltd. and 4,673 shares of Common Stock issuable upon the exercise of warrants, both of which are subject to a conversion cap that precludes Iroquois Master Fund, Ltd. from converting or exercising the Series A Convertible Preferred Stock and warrants, respectively, to the extent that Iroquois Master Fund, Ltd. would, after such conversion or exercise, beneficially own (as determined in accordance with Section 13(d) of the Exchange Act) in excess of the Conversion Cap. Because Iroquois Master Fund, Ltd. has exceeded the Conversion Cap, it cannot convert or exercise its rights under the Series A Convertible Preferred Stock or warrants, respectively, within 60 days hereof and thus is not deemed to beneficially own those shares of Common Stock underlying the Preferred Stock and warrants. Also excluded are 600,000 shares of common stock underlying warrants that are not exercisable to the extent an exercise by the holder would result in the holder’s beneficial ownership of the Company exceeding 4.99% of the issued and outstanding common stock. The holder’s ownership has been so limited.

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(3)	Mr. Honig holds 480,000 shares of common stock directly, holds 246,855 shares of common stock indirectly through GRQ Consultants, Inc. 401K, for which Mr. Honig is Trustee and over which he holds voting and dispositive power, and holds 1,005,079 shares of common stock indirectly through GRQ Consultants, Inc. Roth 401K FBO Barry Honig, for which Mr. Honig is Trustee and over which he holds voting and dispositive power. Excludes 1,600,000 shares of common stock issuable upon exercise of outstanding warrants held by GRQ Consultants, Inc. Roth 401K FBO Barry Honig. The warrants are not exercisable to the extent an exercise by the holder would result in the holder’s beneficial ownership of the Company exceeding 4.99% of the issued and outstanding common stock. The holder’s ownership has been so limited. Mr. Honig’s address is 555 South Federal Highway, #450, Boca Raton, FL 33432.

(4)	Mr. Ladd owns 273,603 shares of Common stock directly. Mr. Ladd may also be deemed to be the beneficial owner of an additional 622,471 shares of Common stock held by Laddcap Value Partners III LLC, a Delaware limited liability company (“Laddcap”), by virtue of his ability to vote or control the vote or dispose or control the disposition of the shares of Common stock held by Laddcap through his position as Managing Member of Laddcap.

SELLING STOCKHOLDERS

Up to 8,400,000 shares of common stock are being offered by this prospectus, all of which are being registered for sale for the account of the selling stockholders and include the following:

●	2,800,000 shares of common stock issued in our October 8, 2015 private placement; and

●	5,600,000 shares of common stock underlying warrants issued in our October 8, 2015 private placement.

Each of the transactions by which the selling stockholders acquired their securities from us was exempt under the registration provisions of the Securities Act. The Company has undertaken to register the shares and shares underlying the warrants within 30 days following the closing of the private placement and to use its best efforts to have the registration statement declared effective 60 days from the filing date.

The 8,400,000 shares of common stock referred to above are being registered to permit public sales of the shares, and the selling stockholders may offer the shares for resale from time to time pursuant to this prospectus.  The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares. We may from time to time include additional selling stockholders in supplements or amendments to this prospectus.

The table below sets forth certain information regarding the selling stockholders and the shares of our common stock offered by them in this prospectus. The selling stockholders have not had a material relationship with us within the past three years other than as described above, in the footnotes to the table below or as a result of acquisition of other of our securities. None of the selling stockholders is a broker dealer or an affiliate of a broker dealer other than as described in the footnotes to the table below.

Prior to receipt of shareholder approval, which was obtained on December 31, 2015, the warrants in the aggregate were not exercisable into more than 40,000 shares of common stock (the “Warrant Exercise Cap”).   In order to permit the full exercise of the warrants in accordance with applicable listing rules of the NYSE MKT, the Company’s shareholders at the Annual Meeting of Shareholders held on December 31, 2015 approved removal of the Warrant Exercise Cap, with the recommendation of the Company’s Board of Directors that such proposal be approved. Our director Joshua Silverman, who may be deemed to have voting and dispositive control over shares of the Company held by Iroquois Master Fund Ltd., executed a voting agreement agreeing to vote his shares to remove Warrant Exercise Cap.

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Beneficial ownership is determined in accordance with the rules of the SEC. The selling stockholders’ percentage of ownership of our outstanding shares in the table below is based upon 17,898,221 shares of common stock outstanding as of January 12, 2016.

Name of Selling Stockholder	Common Stock Beneficially Owned Prior to the Offering (1)	Common Stock Covered by this Prospectus	Common Stock Owned Upon Completion of this Offering (1)(2)	Percentage of Common Stock Owned Upon Completion of this Offering (1)(3)
Grander Holdings, Inc. 401K (4)	893,121 (5)	1,200,000 (6)	344,278	1.5%
LFR Trust LLC (7)	600,000 (8)	600,000 (8)	0	0%
Iroquois Master Fund Ltd. (9)	1,771,923 (10)	900,000 (11)	1,476,596 (12)	8.3%
GRQ Consultants, Inc. Roth 401K FBO Barry Honig (13)	1,731,934 (14)	2,400,000 (15)	931,934 (16)	4.0%
Melechdavid, Inc. (17)	893,121 (18)	1,800,000 (19)	43,000	*
Stetson Capital Investments (20)	765,000 (21)	750,000 (21)	15,000	*
ATG Capital LLC (22)	750,000 (23)	750,000 (23)	0	0%

* represents less than 1%.

(1)	Under applicable SEC rules, a person is deemed to beneficially own securities which the person as the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of a convertible security. Also under applicable SEC rules, a person is deemed to be the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) voting power, which includes the power to vote or direct the voting of the security, or (b) investment power, which includes the power to dispose, or direct the disposition, of the security, in each case, irrespective of the person’s economic interest in the security. Each listed selling stockholder has the sole investment and voting power with respect to all shares of common stock shown as beneficially owned by such selling stockholder, except as otherwise indicated in the footnotes to the table.
(2)	Represents the amount of shares that will be held by the selling stockholders after completion of this offering based on the assumptions that (a) all shares registered for sale by the registration statement of which this prospectus is part will be sold and (b) that no other shares of our common stock beneficially owned by the selling stockholders are acquired or are sold prior to completion of this offering by the selling stockholders.
(3)	In determining the percent of common stock beneficially owned by a selling stockholder following the offering, (a) the numerator is the number of shares of common stock beneficially owned by such selling stockholder (including shares that he has the right to acquire within 60 days of January 12, 2016), and (b) the denominator is the sum of (i) the 17,898,221 shares outstanding after offering based upon 17,898,221 shares of common stock outstanding on January 12, 2016 and (ii) the number of shares of common stock which such selling stockholders has the right to acquire within 60 days of January 12, 2016 after the offering.
(4)	Michael Brauser is the trustee of Grander Holdings, Inc. 401K and holds voting and dispositive power over shares held by Grander Holdings, Inc. 401K.
(5)	Includes 744,278 shares of common stock and 148,843 shares of common stock issuable upon exercise of warrants. Does not include 651,157 shares of common stock underlying warrants that are not exercisable to the extent an exercise by the holder would result in the holder’s beneficial ownership of the Company exceeding 4.99% of the issued and outstanding common stock. The holder’s ownership has been so limited.

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(6)	Includes 800,000 shares of common stock issuable upon exercise of warrants.
(7)	KC Langston is the trustee of LFR Trust LLC and holds voting and dispositive power over shares held by LFR Trust LLC.
(8)	Includes 400,000 shares of common stock issuable upon exercise of warrants.
(9)	Iroquois Capital Management LLC (“Iroquois Capital”) is the investment manager of Iroquois Master Fund Ltd. (“IMF”). Consequently, Iroquois Capital has voting control and investment discretion over securities held by IMF. As managing members of Iroquois Capital, Joshua Silverman and Richard Abbe make voting and investment decisions on behalf of Iroquois Capital in its capacity as investment manager to IMF. As a result of the foregoing, Mr. Silverman and Mr. Abbe may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange of 1934, as amended) of these securities held by IMF .
(10)	As reported on Amendment Number 4 to the Schedule 13D filed by, among others, Iroquois, Iroquois Master Fund Ltd. and Joshua Silverman with the SEC on October 2, 2014, Iroquois directly owns 48,378 shares of Common Stock and Iroquois Master Fund Ltd. directly owns 990,358 shares of Common Stock. Iroquois is the investment advisor to Iroquois Master Fund Ltd., such that Iroquois may be deemed the beneficial owner of the 990,358 shares of Common Stock owned by Iroquois Master Fund Ltd. Excluded from Iroquois Master Fund, Ltd.’s beneficial ownership is 9,221 shares of Common Stock issuable upon conversion of shares of Series A Convertible Preferred Stock held by Iroqouis Master Fund, Ltd. and 437,500 shares of Common Stock issuable upon the exercise of warrants, both of which are subject to a conversion cap that precludes Iroquois Master Fund, Ltd. from converting or exercising the Series A Convertible Preferred Stock and warrants, respectively, to the extent that Iroquois Master Fund, Ltd. would, after such conversion or exercise, beneficially own (as determined in accordance with Section 13(d) of the Exchange Act) in excess of the Conversion Cap. Because Iroquois Master Fund, Ltd. has exceeded the Conversion Cap, it cannot convert or exercise its rights under the Series A Convertible Preferred Stock or warrants, respectively, within 60 days hereof and thus is not deemed to beneficially own those shares of Common Stock underlying the Preferred Stock and warrants. Also excluded are 600,000 shares of common stock underlying warrants that are not exercisable to the extent an exercise by the holder would result in the holder’s beneficial ownership of the Company exceeding 4.99% of the issued and outstanding common stock. The holder’s ownership has been so limited.
(11)	Includes 600,000 shares of common stock issuable upon exercise of warrants.
(12)	Includes 1,039,096 shares of common stock and 437,500 shares of common stock issuable upon exercise of warrants. Excluded from Iroquois Master Fund, Ltd.’s beneficial ownership are 10,451 shares of Common Stock issuable upon conversion of shares of Series A Convertible Preferred Stock held by Iroqouis Master Fund, Ltd. The Series A Convertible Preferred Stock is not exercisable to the extent an exercise by the holder would result in the holder’s beneficial ownership of the Company exceeding 4.99% of the issued and outstanding common stock. The holder’s ownership has been so limited.
(13)	Barry Honig is the trustee of GRQ Consultants, Inc. Roth 401K FBO Barry Honig and holds voting and dispositive power over shares held by GRQ Consultants, Inc. Roth 401K FBO Barry Honig.
(14)	Includes 480,000 shares of common stock held directly by Mr. Honig, 246,855 shares of common stock held by GRQ Consultants, Inc. 401K, of which Mr. Honig is the trustee and holds voting and dispositive power over shares held by GRQ Consultants, Inc. 401K and 1,005,079 shares of common stock held by GRQ Consultants, Inc. Roth 401K FBO Barry Honig. Excludes 1,600,000 shares of common stock issuable upon exercise of outstanding warrants held by GRQ Consultants, Inc. Roth 401K FBO Barry Honig. The warrants are not exercisable to the extent an exercise by the holder would result in the holder’s beneficial ownership of the Company exceeding 4.99% of the issued and outstanding common stock. The holder’s ownership has been so limited.
(15)	Includes 1,600,000 shares of common stock issuable upon exercise of warrants.
(16)	Includes 480,000 shares of common stock held by Mr. Honig directly, 246,855 shares of common stock held by GRQ Consultants, Inc. 401K and 205,079 shares of common stock held by GRQ Consultants, Inc. Roth 401K FBO Barry Honig.
(17)	Mark Groussman is the president of Melechdavid Inc. and holds voting and dispositive power over shares held by Melechdavid Inc.
(18)	Includes 643,000 shares of common stock and 250,121 shares of common stock issuable upon exercise of warrants. Excludes 949,879 shares of common stock issuable upon exercise of warrants. The warrants are not exercisable to the extent an exercise by the holder would result in the holder’s beneficial ownership of the Company exceeding 4.99% of the issued and outstanding Common Stock. The holder’s ownership has been so limited.

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(19)	Includes 1,200,000 shares of common stock issuable upon exercise of warrants.
(20)	John Stetson is the president of Stetson Capital Investments Inc. and holds voting and dispositive power over shares held by Stetson Capital Investments Inc.
(21)	Includes 500,000 shares of common stock issuable upon exercise of warrants.
(22)	John O’Rourke is the manager of ATG Capital LLC and holds voting and dispositive power over shares held by ATG Capital LLC.
(23)	Excludes 500,000 shares of common stock issuable upon exercise of warrants.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 75,000,000 shares of common stock and 10,000,000 shares of preferred stock.

Common Stock

The holders of common stock are entitled to one vote per share.  Our certificate of incorporation does not provide for cumulative voting.  The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds.  Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution.  The holders of our common stock have no preemptive, subscription, redemption or conversion rights.  The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the Board of Directors and issued in the future. Our common stock is listed and traded on the NYSE MKT exchange under the symbol “MGT”

Preferred Stock

The shares of Preferred Stock may be divided and issued from time to time in one or more classes and/or series within any class or classes as may be determined by the Board of Directors of the corporation, each such class or series to be distinctly designated and to consist of the number of shares determined by the Board of Directors. The Board of Directors of the corporation is hereby expressly vested with authority to adopt resolutions with respect to any unissued and/or treasury shares of Preferred Stock to issue the shares, to fix the number of shares constituting any class or series, and to provide for the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions, if any, of Preferred Stock, and each class or series thereof, in each case without approval of the stockholders. The authority of the Board of Directors with respect to each class or series of Preferred Stock shall include, without limiting the generality of the foregoing, the determination of the following:

(1) The number of shares constituting that class or series and the distinctive designation of that class or series;

(2) The dividend rate on the shares of that class or series, whether dividends shall be cumulative, and, if so, from which date or dates;

(3) Whether that class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

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(4) Whether that class or series shall have conversion privileges (including rights to convert such class or series into the capital stock of the corporation or any other entity) and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(5) Whether or not shares of that class or series shall be redeemable, and if so, the terms and conditions of such redemption (including any sinking fund provisions), the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions;

(6) The rights of the shares of that class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation; and

(7) Any other relative rights, preferences and limitations of that class or series as may be permitted or required by law.

The number of shares, voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions, if any, of any class or series of Preferred Stock which may be designated by the Board of Directors may differ from those of any and all other class or series at any time outstanding.

6% Series A Cumulative Convertible Preferred Stock

As of January 12, 2016, the Company has 1,500,000 shares of 6% Series A Cumulative Convertible Preferred Stock authorized and 10,451 shares outstanding. Each share is convertible at the option of the holder into one share of common stock, subject to a 9.99% beneficial ownership ceiling for each holder’s ownership of common stock at any one time. The conversion rate of the 6% Series A Cumulative Convertible Preferred Stock is subject to adjustment in the case of combination or subdivision of stock or in the event of the granting of any stock appreciation rights, phantom stock rights or other rights with equity features. These preferred shares have such other preferences, rights and limitations as are set forth in the Certificate of Designations of 6% Series A Cumulative Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on October 26, 2012.

Warrants

In connection with a May 11, 2012 Contribution and Sale Agreement, we issued warrants to purchase 350,000 shares of the Company’s Common Stock at an exercise price of $4.00 per share, exercisable at any time for four years after May 24, 2012. The Warrant exercise price is subject to adjustment in the case of dividends payment, subdivision, reclassification or combination of the Company’s Common Stock and when shares are granted or issued pursuant to the exercise of options to executive officers of the Company pursuant to an equity incentive plan of the Company. On May 20, 2013, the Company modified the warrants to eliminate the anti–dilution provision therein. The Company paid the holder $25,000 in cash as consideration for the modification. As of January 12, 2016, the Company had 403,029 of these warrants outstanding.

In connection with a June 1, 2012 transaction, we issued a warrant to purchase up to 875,000 shares of Common Stock at an exercise price of $3.00 per share pursuant. The warrant is exercisable at the option of the holder at a $3.00 per share exercise price at any time for five years after June 1, 2012 or, in certain circumstances, a cashless exercise and the Company can require exercise if the Weighted Average Price of the Company’s Common Stock equals or exceeds 250% of the exercise price for no less than twenty (20) trading days during any thirty (30) consecutive trading day period occurring following the issuance date, as such terms are defined in the warrant.  The warrant exercise price is subject to adjustment in the case of combination or subdivision of stock or in the event of the granting of any stock appreciation rights, phantom stock rights or other rights with equity features. The warrants include a provision whereby the Investors are not eligible to exercise any portion of the warrants that would result in them together with their affiliates becoming a beneficial owner of more than 9.99% of the Company's common stock. As of January 12, 2016, the Company had 517,796 of these warrants outstanding.

.

46

In connection with an October 22, 2012 offering, we issued 1,380,362 units, at $3.26 per unit, each unit consisting of one share of 6% Series A Cumulative Convertible Preferred Stock and a five-year warrant to purchase up to such number of shares of Common Stock as shall be equal to 200% of the number of shares of Common Stock issuable upon conversion of the 6% Series A Cumulative Convertible Preferred Stock purchased by the investor in the offering at a per share exercise price of $3.85. As of January 12, 2016, none of these warrants were outstanding.

On April 24, 2014, the Company, through its subsidiary MGT Sports, entered into a six month Amended and Restated Consulting Agreement with DFS Consultants LLC (“DFS”), giving effect as of March 5, 2014. In exchange for expert promotional and site design services, the Company issued DFS warrants to purchase 100,000 shares of common stock at an exercise price of $3.75 per share, exercisable at any time for four years after April 24, 2014. As of January 12, 2016, 2015, all of these warrants were outstanding.

On October 8, 2015, the Company entered into separate subscription agreements with accredited investors relating to the issuance and sale of $700 of units at a purchase price of $0.25 per unit, with each unit consisting of one share of the Company’s common stock, and a three year warrant to purchase two shares of common stock at an initial exercise price of $0.25 per share. Prior to receipt of shareholder approval, the warrants in the aggregate were not exercisable into more than 19.99% of the number of shares of Common Stock outstanding as of the closing date.   Such shareholder approval was obtained on December 31, 2015. The warrants are exercisable on the earlier of (i) one year from the date of issue or (ii) the occurrence of certain corporate events, including a private or public financing, subject to approval of the lead investor in the financing, in which the Company receives gross proceeds of at least $7,500; a spinoff; one or more acquisitions or sales by the Company of certain assets approved by the stockholders of the Company; or a merger, consolidation, recapitalization, or reorganization approved by the stockholders of the Company (each, a “Qualifying Transaction”). The warrants may be exercised by means of a “cashless exercise” following the four-month anniversary of the date of issue, provided that the Company has consummated a Qualifying Transaction and there is no effective registration statement registering the resale of the shares of common stock underlying the warrants. The Company is prohibited from effecting an exercise of any warrant to the extent that, as a result of any such exercise, the holder would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon exercise of such warrant, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. As of January 12, 2016, 5,600,000 warrants were outstanding.

Stock Options and Restricted Shares

Stock Incentive Plan

The Company’s board of directors established the 2012 Stock Incentive Plan (the “Plan”) on April 15, 2012, and the Company’s shareholders ratified the Plan at the annual meeting of the Company’s stockholders on May 30, 2012. The Plan is administered by the board of directors or the Compensation Committee of the board of directors, which determines the individuals to whom awards shall be granted as well as the type, terms and conditions of each award, the option price and the duration of each award.  At the annual meeting of the stockholders of MGT held on September 27, 2013, stockholders approved an amendment to the Plan to add a reload feature and to increase the amount of shares of common stock that may be issued under the Plan to 1,335,000 shares from 415,000 shares. At the annual meeting of the stockholders of MGT held on December 31, 2015, stockholders approved an amendment to the Plan to increase the amount of shares of common stock that may be issued under the Plan to 3,000,000 from 1,335,000 shares.

Options granted under the Plan vest as determined by the Company’s Compensation and Nominations Committee and expire over varying terms, but not more than seven years from date of grant. In the case of an Incentive Stock Option that is granted to a 10% shareholder on the date of grant, such Option shall not be exercisable after the expiration of five years from the date of grant. No option grants were issued during the three and nine months ended September 30, 2015, and 2014, or in the three months ended December 31, 2015 and 2014. As of January 12, 2016, no options to purchase shares are issued and outstanding.

Restricted Shares – Directors, Officers, Employees and Non-Employees

As of January 12, 2016, the Company has 1,219,192 restricted shares issued and outstanding. The restricted shares are valued using the closing market price on the date of grant, and the compensation expense is recognized over their vesting period. The unvested shares are subject to forfeiture if the applicable recipient is not a director, officer and/or employee of the Company at the time the restricted shares are to vest.

47

Indemnification of Directors and Officers

Article NINTH of our Restated Certificate of Incorporation states: To the fullest extent that the General Corporation Law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to this Certificate of Incorporation, directly or indirectly by merger, consolidation or otherwise, having the effect of amending or repealing any of the provisions of this ARTICLE NINTH shall apply to, or have any effect on the liability or alleged liability of, any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal, unless such amendment shall have the effect of further limiting or eliminating such liability.

Article IX of our Amended and Restated By-Laws states: The Corporation shall, to the fullest extent permitted by applicable law as then in effect, indemnify any person (the “Indemnitee”) who was or is involved in any manner (including, without limitation, as a party or a witness) or was or is threatened to be made so involved in any threatened, pending or completed investigation, claim,  action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a “Proceeding”) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to any employee benefit plan), whether the basis of any such Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, against all expenses, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by him in connection with such Proceeding. The right to indemnification conferred in this Article IX shall include the right to receive payment in advance of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with applicable law as then in effect. All right to indemnification conferred in this Article IX, including such right to advance payments and the evidentiary, procedural and other provisions of this Article IX, shall be a contract right. The Corporation may, by action of its Board of Directors, provide indemnification for employees, agents, attorneys and representatives of the Corporation with up to the same scope and extent as provided for officers and directors.

Section 145 of the Delaware General Corporation Law authorizes us to indemnify any director or officer under prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys’ fees actually and reasonably incurred in connection with any action, suit or proceedings, whether civil, criminal, administrative or investigative, to which such person is a party by reason of being one of our directors or officers if it is determined that the person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of MGT pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

48

PLAN OF DISTRIBUTION

Each selling stockholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the NYSE MKT or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

49

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York, will pass upon the validity of the shares of common stock offered by the selling stockholders under this prospectus.

EXPERTS

The consolidated balance sheets of MGT Capital Investments, Inc. and subsidiaries as of December 31, 2014 and 2013, and the related consolidated statements of operations, redeemable preferred stock and changes in stockholders’ equity and cash flows for the years then ended were audited by Marcum LLP, an independent registered public accounting firm, as stated in their report which appears elsewhere herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov and on the “Shareholder Information,” “SEC Filings” page of our website at www.mgtci.com. Information on our web site is not part of this prospectus, and we do not desire to incorporate by reference such information herein. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC like us. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and documents. You should review the complete document to evaluate these statements.

50

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the

Board of Directors and Stockholders

of MGT Capital Investments, Inc.

We have audited the accompanying consolidated balance sheets of MGT Capital Investments, Inc. and Subsidiaries (the “Company”) as of December 31, 2014 and 2013, and the related consolidated statements of operations, redeemable preferred stock and changes in stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of MGT Capital Investments, Inc. and Subsidiaries as of December 31, 2014 and 2013, and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Marcum LLP

New York, NY

April 15, 2015

F-2

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per–share amounts)

	December 31,	December 31,
	2014	2013
Assets:
Current assets:
Cash and cash equivalents	$1,455	$4,642
Accounts receivable	5	43
Prepaid expenses and other current assets	172	132
Total current assets	1,632	4,817

Non–current assets:
Restricted cash	138	140
Property and equipment, at cost, net	43	45
Intangible assets, net	2,417	2,423
Goodwill	6,444	6,444
Other non–current assets	2	4
Total assets	$10,676	$13,873

Liabilities:
Current liabilities:
Accounts payable	$245	$228
Accrued expenses	180	94
Player deposit liability	952	647
Other payables	2	16
Total current liabilities	1,379	985

Commitments and contingencies:

Redeemable convertible Preferred stock – Temporary equity:
Preferred stock, series A convertible preferred, $0.001 par value; 1,416,160 and 1,416,160 shares authorized at December 31, 2014 and December 31, 2013, respectively; 9,993 and 9,413 shares issued and outstanding at December 31, 2014 and December 31, 2013, respectively	–	–
Stockholders' equity:
Undesignated Preferred stock, $0.001 par value; 8,583,840 and 8,583,840 shares authorized at December 31, 2014 and 2013, respectively. No shares authorized, issued and outstanding at December 31, 2014 and December 31, 2013 respectively	–	–
Common stock, $0.001 par value; 75,000,000 shares authorized; 10,731,160 and 8,848,686 shares issued and outstanding at December 31, 2014 and December 31, 2013, respectively	11	9
Additional paid–in capital	308,288	304,886
Accumulated other comprehensive loss	(281)	(281)
Accumulated deficit	(299,163)	(293,833)
Total stockholders' equity attributable to MGT Capital Investments, Inc.	8,855	10,781
Non–controlling interests	442	2,107
Total stockholders’ equity	9,297	12,888

Total liabilities, redeemable convertible preferred stock and stockholders' equity	$10,676	$13,873

The accompanying notes are an integral part of these consolidated financial statements.

F-3

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per–share amounts)

	Years ended December 31,
	2014	2013
Revenues:
Software and devices	$85	$78
Services – Consulting	–	97
Gaming	971	221
	1,056	396
Cost of revenues:
Services – Consulting	–	63
Gaming	610	496
	610	559

Gross margin	446	(163)

Operating expenses:
General and administrative	5,507	9,115
Sales and marketing	380	161
Research and development	188	73
	6,075	9,349

Operating loss	(5,629)	(9,512)

Other non–operating (expense) / income:
Interest and other (expense) / income	(1)	30
Impairment of intangible assets	(135)	–
Gain on sale of patent, net	–	750
Change in fair value of warrants	–	(2,204)
	(136)	(1,424)

Net loss before income taxes and non–controlling interest	(5,765)	(10,936)

Net loss attributable to non–controlling interest	435	734

Net loss attributable to MGT	$(5,330)	$(10,202)

Less:
Quarterly dividend on Series A Preferred stock	–	(70)
Net loss applicable to Common stockholders	$(5,330)	$(10,272)

Per–share data:
Basic and diluted loss per share	$(0.56)	$(1.84)

Weighted average number of common shares outstanding	9,493,057	5,590,620

The accompanying notes are an integral part of these consolidated financial statements.

F-4

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARIES

REDEEMABLE PREFERRED STOCK AND CHANGES IN STOCKHOLDERS' EQUITY

(In thousands)

	Redeemable Convertible Preferred stock		Common stock		Additional paid–in	Accumulated comprehensive income /	Accumulated	Total stockholders'	Non–controlling
	Shares	Amounts	Shares	Amounts	capital	(loss)	deficit	equity	Interest	Total equity
At January 1, 2013 (restated)	1,395	$47	3,251	$3	$282,998	$(281)	$(283,631)	$(911)	$768	$(143)
Reclassification of derivative liability – Series A Preferred Warrants into equity					8,206			8,206		8,206
Reclassification of derivative liability – J&S Warrants into equity					1,164			1,164		1,164
Quarterly dividend on Series A Preferred stock	21	69			(67)			(67)		(67)
Conversion of Series A Preferred stock to Common stock	(1,407)	(116)	1,407	4	116			120		120
Proceeds from the exercise of $3.85 warrants			237		440			440		440
Proceeds from the exercise of $3 warrants			716		2,757			2,757		2,757
Stock issued for acquisition – Digital Angel			50		202			202		202
Stock issued for acquisition – FanTD			600		3,018			3,018	1,882	4,900
Exchange of warrants			895	1	(1)			–		–
Stock issued in relation to modification of Series A Preferred Warrants			162		598			598		598
Proceeds from the exercise of Series A Preferred Warrants			613		838			838		838
Investment in MGT Interactive								–	191	191
Stock issued for acquisition – Avcom			491	1	1,551			1,552		1,552
Stock issued for services (includes $100 of cash proceeds upon discounted transfer of shares)			427		1,709			1,709		1,709
Stock–based compensation					1,357			1,357		1,357
Net loss for the period							(10,202)	(10,202)	(734)	(10,936)
At December 31, 2013	9	$–	8,849	$9	$304,886	$(281)	$(293,833)	$10,781	$2,107	$12,888
Issuance of common stock for cash			1,403	2	1,464			1,466		1,466
Acquisition of Draft Day			95		190			190		190
Acquisition of non–controlling interest in FanTD			53		1,219			1,219	(1,230)	(11)
Warrants issued for services					80			80		80
Stock issued for services			185		159			159		159
Stock–based compensation			147		290			290		290
Net loss for the period							(5,330)	(5,330)	(435)	(5,765)
At December 31, 2014	9	$–	10,732	$11	$308,288	$(281)	$(299,163)	$8,855	$442	$9,297

The accompanying notes are an integral part of these consolidated financial statements.

F-5

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Years ended December 31, 2014
	2014	2013
Cash flows from operating activities:
Net loss	$(5,765)	$(10,936)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	43	31
Amortization of intangible assets	661	368
Stock–based expense	449	2,965
Warrant expense	80	–
Impairment of intangible assets	135	–
Stock–based compensation – modification of Preferred Series A Warrants	–	598
Change in fair value of warrants	–	2,204
Gain on sale of patent	–	(750)
Change in operating assets and liabilities:
Accounts receivable	38	(34)
Prepaid expenses and other current assets	(40)	268
Accounts payable	17	(14)
Accrued expenses	86	(222)
Player deposit liability	(242)	–
Other payables	(14)	464
Net cash used in operating activities	(4,552)	(5,058)

Cash flows from investing activities:
Purchase of property and equipment	(41)	(12)
Cash acquired in purchase of DraftDay	547	–
Cash paid for purchase of DraftDay	(600)	–
Cash paid for purchase of FanTD	(11)	(124)
Release of restricted cash	2	1,899
Release of security deposit	2	–
Receipt from sale of patent	–	750
Cash acquired in purchase of Avcom, net of cash paid	–	9
Receipts from sale of intangible assets	–	6
Purchase of intangible assets	–	(90)
Purchase of intangible assets – Fantasy Sports Live	–	(30)
Purchase of intangible assets – Daily Joust	–	(50)
Purchase of intangible assets – Digital Angel	–	(136)
Net cash (used in) / provided by investing activities	(101)	2,222

Cash flows from financing activities:
Proceeds from ATM sales of Common stock, net of fees	1,466	–
Proceeds from exercise of warrants	–	3,197
Proceeds from modification of Preferred Series A warrants	–	838
Proceeds from issuance of Common stock	–	100
Repayment of loan – related party	–	(100)
Net cash provided by investing activities	1,466	4,035

Net change in cash and cash equivalents	(3,187)	1,199
Cash and cash equivalents, beginning of year	4,642	3,443
Cash and cash equivalents, end of year	$1,455	$4,642

The accompanying notes are an integral part of these consolidated financial statements.

F-6

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

(In thousands)

Supplemental non–cash disclosures (investing and financing activities):

	Years ended December 31, 2014
	2014	2013
Transfers from the non–controlling interest in FanTD	$1,116	$–
Stock issued for acquisition – DraftDay	190	–
Stock issued for acquisition – FanTD, LLC	103	3,018
Stock issued for acquisition – Avcom	–	1,552
Stock issued for acquisition – Digital Angel	–	202
Stock issued for exercise of warrants	–	3,197
Reclassification of derivative liability– Preferred Series A warrants into equity	–	8,206
Reclassification of derivative liability– J&S warrants into equity	–	1,164
Intangible asset contributed by non–controlling interest	–	191
Series A Convertible Preferred stock, dividends paid in kind	–	70
Conversion of Series A Preferred to Common stock	–	(116)
Series A Convertible Preferred stock, dividends paid in kind	–	69
Assets acquired and liabilities assumed through purchase of assets:
Prepaid expenses and other current assets	–	31
Security deposit	–	2
Property and equipment	–	32
Intangible assets	790	631
Goodwill	–	4,948
Player deposit liability	(547)	–
Other payables	–	(126)
Loan payable – related party	–	(100)
Assets acquired and liabilities assumed through purchase of Avcom:
Prepaid expenses and other current assets	–	29
Property and equipment	–	7
Intangible assets	–	65
Goodwill	–	1,496
Other payables	–	(44)
Long–term debt	–	(10)

The accompanying notes are an integral part of these consolidated financial statements.

F-7

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands except share and per–share amounts)

Note 1. Organization

MGT Capital Investments, Inc. (“MGT,” “the Company,” “we,” “us”) is a Delaware corporation, incorporated in 2000. The Company was originally incorporated in Utah in 1977. MGT is comprised of the parent company, majority–owned subsidiaries MGT Gaming, Inc. (“MGT Gaming”), MGT Interactive LLC (“MGT Interactive”), and wholly–owned subsidiaries Medicsight, Inc. (“Medicsight”), MGT Studios, Inc. (f/k/a MGT Capital Solutions, Inc.) (“MGT Studios”) and its minority–owned subsidiary M2P Americas, Inc., and MGT Sports, Inc. (“MGT Sports”) including its wholly–owned subsidiary FanTD LLC, (“FanTD”). Our Corporate office is located in Harrison, New York.

MGT and its subsidiaries are primarily engaged in the business of acquiring, developing and monetizing assets in the casino, online and mobile gaming space, as well as the casino industry.

MGT Sports

MGT Sports operates DraftDay.com (Note 4), the daily fantasy sports industry’s third largest daily fantasy sports wagering site, based upon player activity, contest sizes and similar metrics. The website offers players the opportunity to participate in real money daily fantasy gameplay for the NFL, MLB, NCAA (basketball & football), NHL, NBA and professional golf. Players select a roster of athletes across most popular sports, and winnings are determined by the same–day performance of these rosters. Daily fantasy sports compress the timeframe of traditional fantasy sports from multi–month seasons into 24–hour periods. DraftDay is a leader in the popular quick–pick style of skill–based fantasy sports gaming. In addition, the Company has launched an online portal for fantasy sports news and commentary, FantasySportsLive.com (Note 4).

On December 30, 2014, the Company announced an exclusive partnership with Vivid Entertainment, LLC to develop a fantasy sports gaming site which is available online at VividBetSports.com.

On September 30, 2006, the United States Congress passed the Unlawful Internet Gambling Enforcement Act of 2006 (“UIGEA”). The criminal provisions of UIGEA provide that no person engaged in the business of betting or wagering may knowingly accept directly or indirectly virtually any type of payment from a player in unlawful internet gambling (i.e. bets that are unlawful under other state or Federal laws). The Company has been advised by counsel that the fantasy sports are exempt from the definition of unlawful internet gambling provided that:

•	They are not based on the current membership of an actual sports team or on the score, point spread or performance of teams;

•	All prizes and awards are established and made known before the start of the contest;

•	Winning outcomes are based on the skill of the participants and predominately by accumulated statistics of individual performances of athletes, but not solely on a single performance of an athlete.

MGT Gaming

MGT Gaming owns U.S. Patents 7,892,088 and 8,550,554 (the “‘088 and ‘554 patents,” respectively), both entitled "Gaming Device Having a Second Separate Bonusing Event” and both relating to casino gaming systems in which a second game played on an interactive sign is triggered once specific events occur in a first game. On November 2, 2012, MGT Gaming filed a lawsuit (No. 3:12–cv–741) in the United States District Court for the Southern District of Mississippi alleging patent infringement against certain companies which either manufacture, sell or lease gaming systems in violation of MGT Gaming's patent rights, or operate casinos that offer gaming systems in violation of MGT Gaming's ‘088 patent, including WMS Gaming, Inc. – a subsidiary of Scientific Games, Inc. (“WMS”)(NASDAQ: SGMS), Penn National Gaming, Inc. (“Penn”) (NASDAQ GS: PENN), and Aruze Gaming America, Inc. (“Aruze America”). An amended complaint added the '554 patent, a continuation of the ‘088 patent. The allegedly infringing products include at least those identified under the trade names: "Amazon Fishing" and "Paradise Fishing."

On October 23, 2013 the U.S. District Court severed the originally filed action into three separate actions: The Defendants in all three actions filed counterclaims denying infringement and asserting invalidity of both patents–in–suit. MGT Gaming filed appropriate responses, reasserting the validity and infringement of the ‘088 and ‘554 patents.

On November 4, 2013, WMS filed a Petition for Inter Parties Review ("IPR") with the United States Patent and Trademark Office ("PTO"), challenging the’088 patent–in–suit. On April 30, 2014 the Patent Trial and Appeal Board (“PTAB”) instituted the IPR, allowing the IPR to proceed on all claims in suit. The IPR proceeding has subsequently been dismissed by agreement between WMS and MGT Gaming as part of a settlement of all claims between WMS and MGT, including a dismissal of MGT’s court action against WMS.

F-8

Aruze Macau, a sister company of Aruze, Aruze America, subsequently filed its own IPR Petition seeking review of the ‘088 patent based on the same prior art cited by WMS in its IPR. Aruze America also filed a Request for Ex Parte Reexamination of that patent and a Petition for IPR of the ‘554 patent, both based on different prior art. Aruze America’s Reexamination Request has been denied by the PTO. Its Petition for IPR remains pending, with MGT’s Preliminary Response due on March 16, 2015.

MGT sought dismissal of Aruze Macau’s IPR Petition based on the grounds that Aruze America, not Aruze Macau, was the real party in interest and/or was in privity with Aruze Macau, and that the Aruze entities delayed more than 12 months after the filing of MGT’s infringement action against Aruze America based on the ‘088 patent and are therefore barred from filing an IPR against that patent. On February 20, 2015, the PTAB denied MGT’s request for dismissal of the Aruze Macau IPR Petition, but granted MGT the right to conduct further discovery on the real party in interest, privity and one year bar issues that it had raised in its dismissal request. MGT is pursuing such discovery and will reassert the one–year bar as well as addressing Aruze Macau’s arguments on the merits. The PTAB held an initial conference call in that proceeding on March 16, 2015, the same day that MGT’s Preliminary Response to Aruze America’s concurrent IPR Petition directed to the ‘554 patent was filed. MGT is seeking denial of that latter Petition on the grounds that Aruze America has not made out a prima facie case of either anticipation or obviousness based on the prior art asserted in that proceeding.

By motions filed on May 12, 2014, Aruze sought a transfer of the Mississippi infringement action to Nevada as well as a stay pending resolution of IPR proceedings before the PTAB. Only the latter motion has been granted and the Mississippi action remains stayed at present.

MGT Studios

MGT Studios is publisher of social games and real money games of skill.

On November 11, 2013, the Company entered into an Agreement and Plan of Reorganization (the “Avcom Agreement”) with MGT Capital Solutions, Inc., a wholly owned subsidiary of the Company, Avcom, Inc. and the stockholders and option holders of Avcom, Inc. (“Avcom”). Pursuant to the Avcom Agreement, the Company acquired 100% of the capital stock of Avcom (Note 4).

Avcom is a game development studio producing free to play mobile and social casino–style games. Avcom’s assets include physical and intellectual property associated with Mobilevegas and freeawesome.com, as well as a game under development titled “SlotChamp”. Prior to entering into the Avcom Agreement, Avcom had performed certain game development consulting services for the Company for which Avcom received an aggregate of $146 as consideration for such services in 2013.

On December 4, 2013, the Company entered into a Strategic Alliance Agreement with M2P Entertainment GmbH, a German corporation (“M2P”), the newly formed Delaware corporation, M2P Americas, Inc. (“M2P Americas”) and the Company’s existing subsidiary MGT Studios. The purpose of the transaction is to allow M2P Americas to market and exploit MP2’s gaming technology in North and South America through M2P Americas. As part of the transaction, the Company acquired 50.1% of M2P Americas and M2P acquired 49.9%. The Strategic Alliance Agreement provides that the Company and M2P will jointly cooperate to launch M2P’s gaming technology in North and South America. It further provides M2P Americas with an exclusive royalty free license to M2P’s gaming technology for North and South America.

Pursuant to the terms of the Strategic Alliance Agreement, the Company will advance certain expenses to M2P Americas and the Company and M2P will provide network and human resources support to M2P Americas. The parties also entered into a Stockholders Agreement dated the same date which, among other things, grants M2P an option to purchase 10% of the Company’s ownership in M2P Americas at book value if the Company does not purchase equity in M2P prior to April 2, 2014.  This agreement was subsequently amended to extend the purchase date to May 31, 2014.

On May 31, 2014, M2P exercised its option to purchase 10% of the outstanding equity interests of M2P Americas from the Company. As a result, the Company’s ownership of M2P Americas is now 40.1%, and M2P’s ownership is 59.9%.

Any advances by the Company or its subsidiaries to M2P Americas will be considered a loan bearing interest at 4% per annum or the applicable federal rate if greater. The Strategic Alliance Agreement has a term of 20 years.

MGT filed a completed application for a New Jersey Casino Service Industry Enterprise License (“CSIE”). According to regulations promulgated by the New Jersey Division of Gaming Enforcement (NJDGE), companies providing Internet gaming software or systems, and vendors who manage, control, or administer games and associated wagers conducted through the Internet, must obtain a CSIE. The Company expects a determination from NJDGE after it reviews the Personal History Disclosure forms to be provided by a significant minority stockholder of the Company. Completion of this paperwork is beyond the control of MGT; therefore the Company is unable to predict when or if a CSIE License will be granted.

F-9

MGT Interactive

On September 3, 2013, the Company entered into a Contribution and Sale Agreement (the “Contribution Agreement”) by and among the Company, Gioia Systems, and LLC (“Gioia”) and MGT Interactive, LLC whereby MGT Interactive acquired certain assets from Gioia which was the inventor and owner of a proprietary method of card shuffling for the online poker market trademarked under the name Real Deal Poker (Note 4).

Medicsight

Medicsight owns medical imaging software that has received U.S. FDA approval and European CE Mark. The software is designed to detect colorectal polyps during a virtual colonoscopy performed using CT Tomography. Software sales have been very limited in the past two years. The Company also has developed an automated carbon dioxide insufflation device and receives royalties on a per–unit basis from an international manufacturer. On June 30, 2013, the Company completed the sale of Medicsight’s global patent portfolio to Samsung Electronics Co., Ltd. for gross proceeds of $1.5 million.

Note 2. Liquidity and financial condition

The Company has incurred significant operating losses since inception and continues to generate losses from operations. As a result, the Company has generated negative cash flows from operations and has an accumulated deficit of $299,163 at December 31, 2014. The Company is operating in a developing industry based on new technology and its primary source of funds to date has been through issuances of securities. While the Company is optimistic and believes appropriate actions are being taken, there can be no assurance that the products or patent monetization strategy will be successful. Furthermore, it is contemplated that any acquisitions may require the Company to raise capital; such capital may not be available on terms acceptable to the Company, if at all.

Commercial results have been limited and we have not generated significant revenues. We cannot assure our stockholders that our revenues will be sufficient to fund our operations. If adequate funds are not available to us, we may be required to curtail operations significantly or to obtain funds through entering into arrangements with collaborative partners or others that may require us to relinquish rights to certain of our technologies or products that we would not otherwise relinquish.

On December 30, 2013, and as amended on March 27, 2014, the Company entered into an At the Market Offering Agreement (the “ATM Agreement”) with Ascendiant Capital Markets, LLC (the “Manager”).

Pursuant to the ATM Agreement, the Company may offer and sell shares of its Common stock (the “Shares”) having an aggregate offering price of up to $8.5 million from time to time through the Manager. The Shares sold in the offering will be issued pursuant to the Company’s effective shelf registration statement on Form S–3 (File No. 333–182298) previously filed with the Securities and Exchange Commission (the “SEC”) in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), as supplemented by a prospectus supplement dated December 30, 2013 for the sale of up to $8.5 million of Shares, which the Company filed with the SEC pursuant to Rule 424(b)(5) under the Securities Act.

The Manager is not required to sell any specific number or dollar amount of Shares but will use its commercially reasonable efforts, as the Company's agent and subject to the terms of the ATM Agreement, to sell the Shares offered, as instructed by the Company. Such instructions will include notice as to the maximum amount of shares of the Company’s Common stock to be sold by the Manager on a daily basis and the minimum price per share at which such shares may be sold.

The ATM Agreement provides that the Company will pay the Manager a fee of 3.0% of the gross sales price of any Shares sold through the Manager. The ATM Agreement contains customary representations, warranties and agreements of the Company and the Manager and customary conditions to completing future sale transactions, indemnification rights and obligations of the parties and termination provisions.

The Company intends to use the net proceeds from any sales of Shares in the offering for working capital, capital expenditures, and general business purposes.

At December 31, 2014, MGT’s cash, cash equivalents and restricted cash were $1,455, including $11 held in MGT Gaming.

F-10

For the year ended December 31, 2014, and through April 14, 2015, the Company sold approximately 4,100,000 shares of our Common stock under the ATM Agreement through an “at the market” equity offering program for gross proceeds of approximately $2,949 before related expenses. The proceeds will be used for general corporate purposes, including, but not limited to, commercialization of our products, capital expenditures and working capital. As of April 14, 2015, the Company has approximately $5.6 million remaining under the program, assuming sufficient shares are available to be issued.

Currently the Company anticipates it has sufficient cash on hand, along with the ATM agreement and combined with the anticipated gross margin from DrafDay and the gross margin from the expected launch of its social slot machine game, Slotchamp, to continue operations at least through March 31, 2016.

Note 3. Summary of significant accounting policies

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and the rules and regulations of the SEC.

Use of estimates and assumptions and critical accounting estimates and assumptions

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were:

(1)	Allowance for doubtful accounts: Management’s estimate of the allowance for doubtful accounts is based on historical sales, historical loss levels, and an analysis of the collectability of individual accounts; and general economic conditions that may affect a client’s ability to pay. The Company evaluated the key factors and assumptions used to develop the allowance in determining that it is reasonable in relation to the financial statements taken as a whole.

(2)	Fair value of long–lived assets: Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long–lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long–lived assets are depreciated over the newly determined remaining estimated useful lives. The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under–performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

(3)	Valuation allowance for deferred tax assets: Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry–forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses, (b) general economic conditions, and (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.

(4)	Estimates and assumptions used in valuation of equity instruments: Management estimates expected term of share options and similar instruments, expected volatility of the Company’s common shares and the method used to estimate it, expected annual rate of quarterly dividends, and risk free rate(s) to value share options and similar instruments.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

F-11

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Principles of consolidation

All intercompany transactions and balances have been eliminated. Non–controlling interest represents the minority equity investment in MGT subsidiaries, plus the minority investors’ share of the net operating results and other components of equity relating to the non–controlling interest.

A variable interest entity is defined in Accounting Standards Codification ("ASC") Topic 810 "Consolidation" ("ASC 810") as a legal entity where either (a) the total equity at risk is not sufficient to permit the entity to finance its activities without additional subordinated support; (b) equity interest holders as a group lack either i) the power to direct the activities of the entity that most significantly impact on its economic success, ii) the obligation to absorb the expected losses of the entity, or iii) the right to receive the expected residual returns of the entity; or (c) the voting rights of some investors in the entity are not proportional to their economic interests and the activities of the entity involve or are conducted on behalf of an investor with a disproportionately small voting interest.

ASC 810 requires a variable interest entity to be consolidated by its primary beneficiary, being the interest holder, if any, which has both (1) the power to direct the activities of the entity which most significantly impact on the entity's economic performance, and (2) the right to receive benefits or the obligation to absorb losses from the entity which could potentially be significant to the entity.

The Company evaluates its subsidiaries, and any other entities in which it holds a variable interest, in order to determine whether the Company is having the power to direct the activities of the entity and is the primary beneficiary of the entity. The Company consolidated M2P America, a variable interest entity, in which the Company holds minority interest but the Company controls the board and managment of M2P America and is the primary beneficiary of M2P America.

Business combinations

As specified in ASC 805 “Business Combinations.” the Company adheres to the following guidelines: (i) record purchase consideration issued to sellers in a business combination at fair value on the date control is obtained, (ii) determine the fair value of any non–controlling interest, and (iii) allocate the purchase consideration to all tangible and intangible assets acquired and liabilities assumed based on their acquisition date fair values. The Company commences reporting the results from operations on a consolidated basis effective upon the date of acquisition.

Software developed for internal use and for sale

The Company follows ASC 350–40 “Intangibles–Internal Use Software” on accounting for the costs of computer software developed or obtained for internal use. Costs incurred during the preliminary stage are expensed as incurred by the Company. Certain qualifying costs incurred during the application development stage are capitalized as software by the Company. The Company begins capitalization when the preliminary project stage is complete and it is probable that the project will be completed and the software will be used to perform the function intended.

The Company incurs costs in connection with the development of software products that are intended for sale. Costs incurred prior to technological feasibility being established for the product are expensed as incurred. Technological feasibility is established upon completion of a detail program design or, in its absence, completion of a working model. Thereafter, all software production costs are capitalized and subsequently reported at the lower of unamortized cost or net realizable value. Capitalized costs are amortized based on current and future revenue for each product with an annual minimum equal to the straight–line amortization over the remaining estimated economic life of the product. Amortization commences when the product is available for general release to customers.

The Company concluded that capitalizing such expenditures after completion of a working model was inappropriate because the Company did not incur any material software production costs and therefore expenses were all research and development costs. Our research and development costs are comprised of staff, consultancy and other costs expensed on our products.

Cash, cash equivalents and restricted cash

The Company considers investments with original maturities of three months or less to be cash equivalents. Restricted cash primarily represents cash not available for immediate and general use by the Company.

As of December 31, 2014, our cash balance was $1,455 (2013: $4,642). Of the total cash balance, $652 is covered under the US Federal Depository Insurance Corporation. We invest our cash in short–term deposits with major banks. Cash and cash equivalents consist of cash and temporary investments with original maturities of 90 days or less when purchased.

As of December 31, 2014 restricted cash was $138 (2013: $140), which included $99 (2013: $99) held in escrow relating to the sale of the Company’s portfolio of medical imaging patents pending reclaim of foreign withholding tax. Proceeds from the patent sale were placed into escrow prior to receipt by the Company pursuant to an escrow agreement between the Company and Munich Innovations GmbH (Note5). The escrow agent distributed the escrow deposit in accordance with and subject to any deductions specified in the patent sale agreement. The remaining $39 of restricted cash supports a letter of credit, in lieu of a rental deposit, for our Harrison, NY office lease.

F-12

Property and equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight–line method on the various asset classes over their estimated useful lives, which range from two to five years.

Intangible assets

Intangible assets consist of patents, trademarks, domain names, software and customer lists. Estimates of future cash flows and timing of events for evaluating long–lived assets for impairment are based upon management’s judgment. If any of our intangible or long–lived assets are considered to be impaired, the amount of impairment to be recognized is the excess of the carrying amount of the assets over its fair value. Applicable long–lived assets are amortized or depreciated over the shorter of their estimated useful lives, the estimated period that the assets will generate revenue, or the statutory or contractual term in the case of patents. Estimates of useful lives and periods of expected revenue generation are reviewed periodically for appropriateness and are based upon management’s judgment.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of the assets acquired and liabilities assumed. The Company is required to perform impairment reviews at each of its reporting units annually and more frequently in certain circumstances. The Company performs the annual assessment on December 31.

In accordance with ASC 350–20 “Goodwill”, the Company is able to make a qualitative assessment of whether it is more likely than not that a reporting unit’s fair value is less than its carrying amount before applying the two–step goodwill impairment test. If the Company concludes that it is more likely than not that the fair value of a reporting unit is not less than its carrying amount it is not required to perform the two–step impairment test for that reporting unit.

Virtual currency accrual

Users of the Company’s website maintain virtual currency balances which are accumulated as users participate in the Company’s online games. The amounts may become payable in cash by the Company once the user’s virtual currency balance exceeds a certain minimum threshold; a virtual currency balance of $0.01 or $0.02 based upon initial date of enrollment on the site. User accounts expire after six months of inactivity. The Company records an accrual for potential virtual currency payouts at the end of each reporting period based on historical payout experience and current virtual currency balances. At December 31, 2014, and 2013, the Company recorded a liability of $10 and $10, respectively, relating to potential future virtual currency payouts.

Revenue recognition

The Company recognizes revenue when it is realized or realizable and earned. We consider revenue realized or realizable and earned when there is persuasive evidence of an arrangement and that the product has been shipped or the services have been provided to the customer, the sales price is fixed or determinable and collectability is probable. Our material revenue streams are related to the delivery of software license fees, maintenance services, hardware, consulting services and gaming fees. We enter into revenue arrangements that may consist of multiple deliverables of software and services due to the needs of our customers. In addition to these general revenue recognition criteria, the following specific revenue recognition policies are followed:

Multiple–element arrangements - For our multiple–element arrangements, deliverables are separated into more than one unit of accounting when (i) the delivered element(s) have value to the customer on a stand–alone basis, and (ii) delivery of the undelivered element(s) is probable and substantially in our control.

The revenue allocated to each deliverable will then be recorded in accordance with existing revenue recognition guidance for stand–alone component sales and services.

•

Software – License fee revenue is derived from the licensing of computer software. Maintenance revenue is derived from software maintenance. Our software licenses are generally sold as part of an arrangement that includes maintenance and support.

Revenue from license fees is recognized when notification of shipment to the end user has occurred, there are no significant Company obligations with regard to implementation and the Company’s services are not considered essential to the functionality of other elements of the arrangement.

F-13

•	Maintenance – Revenue from maintenance and support arrangements is deferred and recognized ratably over the term of the maintenance and support arrangements.

•	Hardware –Revenue is recognized as orders are satisfied and delivered by our supplier.

•	Services–consulting – Consulting revenue is earned over the period in which the Company provides the related services. The Company recognizes consulting revenue as it meets the terms of the underlying contract on the terms of the agreement.

•	Gaming fees – Revenue represents income earned as entry fees for a daily fantasy sports contest and is presented net of any bonus points applied by customers. Once a contest concludes, the Company recognizes the income earned as revenue.

•	Advertising –Revenue is recognized as advertisements are delivered, an executed contract exists, the price is fixed or determinable and collectability has been reasonably assured. Delivery generally occurs when the advertisement has been displayed or the offer has been completed by the user.

Advertising costs

The Company expenses advertising costs as incurred. During the years ended December 31, 2014 and 2013, respectively, the Company expensed $199 and $70 in advertising costs.

Equity–based compensation

The Company recognizes compensation expense for all equity–based payments in accordance with ASC 718 “Compensation – Stock Compensation". Under fair value recognition provisions, the Company recognizes equity–based compensation net of an estimated forfeiture rate and recognizes compensation cost only for those shares expected to vest over the requisite service period of the award.

Restricted stock awards are granted at the discretion of the Company. These awards are restricted as to the transfer of ownership and generally vest over the requisite service periods, typically over an eighteen month period (vesting on a straight–line basis). The fair value of a stock award is equal to the fair market value of a share of Company stock on the grant date.

The fair value of option award is estimated on the date of grant using the Black–Scholes option valuation model. The Black–Scholes option valuation model requires the development of assumptions that are input into the model. These assumptions are the expected stock volatility, the risk–free interest rate, the option’s expected life, the dividend yield on the underlying stock and the expected forfeiture rate. Expected volatility is calculated based on the historical volatility of our Common stock over the expected option life and other appropriate factors. Risk–free interest rates are calculated based on continuously compounded risk–free rates for the appropriate term. The dividend yield is assumed to be zero as the Company has never paid or declared any cash dividends on our Common stock and does not intend to pay dividends on our Common stock in the foreseeable future. The expected forfeiture rate is estimated based on historical experience.

Determining the appropriate fair value model and calculating the fair value of equity–based payment awards requires the input of the subjective assumptions described above. The assumptions used in calculating the fair value of equity–based payment awards represent management’s best estimates, which involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and the Company uses different assumptions, our equity–based compensation could be materially different in the future. In addition, the Company is required to estimate the expected forfeiture rate and recognize expense only for those shares expected to vest. If our actual forfeiture rate is materially different from our estimate, the equity–based compensation could be significantly different from what the Company has recorded in the current period.

F-14

The Company accounts for share–based payments granted to non–employees in accordance with ASC 505-40, “Equity Based Payments to Non–Employees”. The Company determines the fair value of the stock–based payment as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.  If the fair value of the equity instruments issued is used, it is measured using the stock price and other measurement assumptions as of the earlier of either (1) the date at which a commitment for performance by the counterparty to earn the equity instruments is reached, or (2) the date at which the counterparty’s performance is complete. The fair value of the equity instruments is re-measured each reporting period over the requisite service period.

Income taxes

The Company applies the elements of ASC 740–10 “Income Taxes — Overall” regarding accounting for uncertainty in income taxes. This clarifies the accounting for uncertainty in income taxes recognized in financial statements and requires the impact of a tax position to be recognized in the financial statements if that position is more likely than not of being sustained by the taxing authority. As of December 31, 2014, the Company did not have any unrecognized tax benefits. The Company does not expect that the amount of unrecognized tax benefits will significantly increase or decrease within the next twelve months. The Company’s policy is to recognize interest and penalties related to tax matters in the income tax provision in the Consolidated Statements of Operations. There was no interest and penalties for the years ended December 31, 2014 and 2013. Tax years beginning in 2011 are generally subject to examination by taxing authorities, although net operating losses from all years are subject to examinations and adjustments for at least three years following the year in which the attributes are used.

Deferred taxes are computed based on the tax liability or benefit in future years of the reversal of temporary differences in the recognition of income or deduction of expenses between financial and tax reporting purposes. The net difference, if any, between the provision for taxes and taxes currently payable is reflected in the balance sheet as deferred taxes. Deferred tax assets and/or liabilities, if any, are classified as current and non–current based on the classification of the related asset or liability for financial reporting purposes, or based on the expected reversal date for deferred taxes that are not related to an asset or liability. Valuation allowances are recorded to reduce deferred tax assets to that amount which is more likely than not to be realized.

Our effective tax rate for years 2014, and 2013, was 0% and 0%, respectively. The difference in the Company’s effective tax rate from the Federal statutory rate is primarily due to a 100% valuation allowance provided for all deferred tax assets.

Loss per share

Basic loss per share is calculated by dividing net loss applicable to Common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share is calculated by dividing the net earnings attributable to Common stockholders by the sum of the weighted average number of common shares outstanding plus potential dilutive common shares outstanding during the period. Potential dilutive securities, comprised of the convertible Preferred stock, unvested restricted shares and warrants, are not reflected in diluted net loss per share because such shares are anti–dilutive.

The computation of diluted loss per share for the year ended December 31, 2014, excludes 9,993 (2013: 9,413) shares in connection to the convertible Preferred stock, 1,020,825 (2013: 920,825) warrants and 110,000 (2013:52,677) unvested restricted shares, as they are anti–dilutive due to the Company’s net loss.

Segment reporting

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision–making group in deciding how to allocate resources and in assessing performance. Our chief operating decision–making group is composed of the chief executive officer and chief financial officer. We operate in four operational segments, Medicsight Software/Devices, Medicsight Services, Gaming and Intellectual Property. MGT Gaming is now referred to as Intellectual Property. Gaming is a new segment, created in fiscal 2013. Certain corporate expenses are not allocated to segments.

Recent accounting pronouncements

In April 2014, the U.S. Financial Accounting Standards Board issued Accounting Standards Update 2014–08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity (ASU 2014–08). This new standard (i) raises the threshold for disposals to qualify as discontinued operations (ii) allows companies to have significant continuing involvement and continuing cash flows with the discontinued operation, and (iii) provides for new and additional disclosures of discontinued operations and individually material disposal transactions. The Company anticipates adopting the new standard when it becomes effective in the first quarter of 2015.

F-15

In May 2014, the Financial Accounting Standards Board issued Accounting Standards Update 2014–09, Revenue from Contracts with Customers. Amendments in this Update create Topic 606, Revenue from Contracts with Customers, and supersede the revenue recognition requirements in Topic 605, Revenue Recognition, including most industry–specific revenue recognition guidance throughout the Industry Topics of the Codification. In addition, the amendments supersede the cost guidance in Subtopic 605–35, Revenue Recognition—Construction–Type and Production–Type Contracts, and create new Subtopic 340–40, Other Assets and Deferred Costs—Contracts with Customers. In summary, the core principle of Topic 606 is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This Accounting Standards Update is the final version of Proposed Accounting Standards Update 2011–230—Revenue Recognition (Topic 605) and Proposed Accounting Standards Update 2011–250—Revenue Recognition (Topic 605): Codification Amendments, both of which have been deleted. Accounting Standards Update 2014–09. The amendments in this Update are effective for the Company for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. The Company is currently evaluating the effects of ASU 2014–09 on the consolidated financial statements.

In June 2014, FASB issued Accounting Standards Update 2014–12, Compensation – Stock Compensation (Topic 718), which clarifies accounting for share–based payments for which the terms of an award provide that a performance target could be achieved after the requisite service period. That is the case when an employee is eligible to retire or otherwise terminate employment before the end of the period in which a performance target could be achieved and still be eligible to vest in the award if and when the performance target is achieved. The updated guidance clarifies that such a term should be treated as a performance condition that affects vesting. As such, the performance target should not be reflected in estimating the grant–date fair value of the award. Compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the periods for which the requisite service has already been rendered. The guidance will be effective for the annual periods (and interim periods therein) ending after December 15, 2015. Early application is permitted. The Company is currently evaluating the effects of ASU 2014–12 on the consolidated financial statements.

In August 2014, the Financial Accounting Standards Board issued Accounting Standards Update 2014-15, Presentation of Financial Statements- Going Concern.  The Update provides U.S. GAAP guidance on management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern and about related footnote disclosures. For each reporting period, management will be required to evaluate whether there are conditions or events that raise substantial doubt about a company’s ability to continue as a going concern within one year from the date the financial statements are issued.  This Accounting Standards Update is the final version of Proposed Accounting Standards Update 2013-300—Presentation of Financial Statements (Topic 205): Disclosure of Uncertainties about an Entity’s Going Concern Presumption, which has been deleted. The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. The Company is currently evaluating the effects of ASU 2014-15 on the consolidated financial statements.

In November 2014, the Financial Accounting Standards Board issued Accounting Standards Update 2014–16, Derivatives and Hedging. For hybrid financial instruments issued in the form of a share, Topic 815 requires an entity to determine the nature of the host contract by considering all stated and implied substantive terms and features of the hybrid financial instrument, weighing each term and feature on the basis of relevant facts and circumstances. Certain classes of shares include features that entitle the holders to preferences and rights (such as conversion rights, redemption rights, voting powers, and liquidation and dividend payment preferences) over the other stockholders. Shares that include embedded derivative features are referred to as hybrid financial instruments, which must be separated from the host contract and accounted for as a derivative if certain criteria are met under Subtopic 815–10. One criterion requires evaluating whether the nature of the host contract is more akin to debt or to equity and whether the economic characteristics and risks of the embedded derivative feature are “clearly and closely related” to the host contract. In making that evaluation, an issuer or investor may consider all terms and features in a hybrid financial instrument including the embedded derivative feature that is being evaluated for separate accounting or may consider all terms and features in the hybrid financial instrument except for the embedded derivative feature that is being evaluated for separate accounting. The use of different methods can result in different accounting outcomes for economically similar hybrid financial instruments. Additionally, there is diversity in practice with respect to the consideration of redemption features in relation to other features when determining whether the nature of a host contract is more akin to debt or to equity. The amendments apply to all reporting entities that are issuers of, or investors in, hybrid financial instruments that are issued in the form of a share. This Accounting Standards Update is the final version of Proposed Accounting Standards Update EITF–13G—Derivatives and Hedging—Determining Whether the Host Contract in a Hybrid Financial Instrument Issued in the Form of a Share Is More Akin to Debt or to Equity (Topic 815), which has been deleted. This update is effective for public business entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. Early application is permitted. The Company is currently evaluating the effects of ASU 2014–16 on the consolidated financial statements.

F-16

In November 2014, the Financial Accounting Standards Board issued Accounting Standards Update 2014–Business Combinations (Topic 805): Pushdown Accounting. The amendments in ASU 2014-17 provide an acquired entity with an option to apply pushdown accounting in its separate financial statements upon occurrence of an event in which an acquirer obtains control of the acquired entity. An acquired entity may elect the option to apply pushdown accounting in the reporting period in which the change-in-control event occurs. An acquired entity should determine whether to elect to apply pushdown accounting for each individual change-in-control event in which an acquirer obtains control of the acquired entity. If pushdown accounting is not applied in the reporting period in which the change-in-control event occurs, an acquired entity will have the option to elect to apply pushdown accounting in a subsequent reporting period to the acquired entity’s most recent change-in-control event. An election to apply pushdown accounting in a reporting period after the reporting period in which the change-in-control event occurred should be considered a change in accounting principle in accordance with Topic 250, Accounting Changes and Error Corrections. If pushdown accounting is applied to an individual change-in-control event, that election is irrevocable. The amendments in ASU 2014-17 are effective on November 18, 2014. After the effective date, an acquired entity can make an election to apply the guidance to future change-in-control events or to its most recent change-in-control event. However, if the financial statements for the period in which the most recent change-in-control event occurred already have been issued or made available to be issued, the application of this guidance would be a change in accounting principle. The Company is currently evaluating the effects of ASU 2014–17 on the consolidated financial statements.

Note 4. Asset purchases and acquisitions of businesses

DraftDay

On April 7, 2014, the Company closed on an Asset Purchase Agreement (“Agreement”) with CardRunners Gaming, Inc. to acquire business assets and intellectual property related to DraftDay.com for cash consideration of $600 and stock consideration of $190, consisting of 95,166 shares of Company’s Common stock at $2.00 per share (valued on the date of close). The Company determined the acquisition constitutes a business in accordance with the guidance of ASC 805 “Business Combinations.”

The following table summarizes the fair values of the net assets/liabilities assumed and the allocation of the aggregate fair value of the purchase consideration to assumed identifiable intangible assets:

Cash	$600
Common stock – 95,166 shares at $2.00 per share	190
Total purchase price	$790

Cash	$547
Customer list	51
Domains	64
Website	675
Player deposit liability	(547)
Total purchase price allocation	$790

F-17

Digital Angel

On May 2, 2013, the Company purchased certain mobile game application assets from Digital Angel Corporation. The purchase price consisted of a cash payment in the amount of $136 and 50,000 restricted shares of the Company’s Common stock with an aggregate fair value of $203 as of the date this transaction was completed. The Company determined the acquisition constitutes a purchase of assets in accordance with the guidance of ASC 805 “Business Combinations.”

The following table summarizes the Company’s allocation of the purchase price to the separable components of the mobile applications based on their relative fair values at the date the purchase was completed:

Purchase price allocation:
Software and hardware	$28
Trademark	6
Intangible assets – mobile gaming application	305
Net assets acquired	$339

FanTD

On May 20, 2013, the Company acquired 63% of the outstanding membership interests of FanTD in exchange for an aggregate purchase of $3,220 consisting of 600,000 shares of MGT Common stock at a fair value of $5.03 per share for a total of $3,018 and a cash payment of $202. The fair value of the 37% non–controlling interest retained by the sellers in this transaction amounted to $1,882. The Company determined the acquisition constitutes a business acquisition in accordance with the guidance of ASC 805 “Business Combinations.”

 The following tables summarizes the fair values of the net assets/liabilities assumed and the allocation of the aggregate fair value of the purchase consideration, non–controlling interest and net liabilities to assumed identifiable and unidentifiable intangible assets:

Purchase consideration:
Common stock (600,000 shares at the transaction date fair value of $5.03 per share)	$3,018
Cash	202
Aggregate purchase consideration	3,220
Fair value of non–controlling interest	1,882
Aggregate fair value of enterprise	5,102

Purchase price allocation:
Net liabilities assumed	(69)
Property and equipment	4
(65)
Aggregate fair value of purchase consideration, non–controlling interest and net liabilities assumed allocated to intangible assets as follows:
Developed software	186
Customer list	33
Goodwill; the excess consideration over the fair value of allocated assets is recorded as goodwill	4,948
Total purchase price allocation	$5,102

Revenue and net loss from the acquisition date through December 31, 2013, was $217 and $1,224, respectively.

Fantasy Sports Live

On June 25, 2013, MGT Sports acquired Fantasy Sports Live, which was effectively a customer list associated with a specific gaming application for $30 in cash and the assumption of a $46 customer deposit liability. The Company determined the acquisition constitutes a purchase of assets in accordance with the guidance of ASC 805 “Business Combinations.”

Daily Joust

On July 23, 2013, MGT Sports acquired certain assets from Daily Joust, Inc. The purchase price consisted of a cash payment of $50 for $136 in customer deposits and assumption of a $136 customer liability. The Company determined the acquisition constitutes a purchase of assets in accordance with the guidance of ASC 805 “Business Combinations.”

F-18

Real Deal Poker

On September 3, 2013, the Company entered into a Contribution and Sale Agreement (the “Contribution Agreement”) by and among the Company, Gioia Systems, and LLC (“Gioia”) and MGT Interactive, LLC whereby MGT Interactive acquired certain assets from Gioia which was the inventor and owner of a proprietary method of card shuffling for the online poker market. Trademarked under the name Real Deal Poker, the technology uses patented shuffling machines, along with permutation re–sequencing, allowing for the creation of up to 16,000 decks per minute in real time. The acquisition includes seven (7) U.S. Patents and several Internet URL addresses, including www.RealDealPoker.com. Pursuant to the Contribution Agreement, Gioia contributed the assets to MGT Interactive in exchange for a 49% interest in MGT Interactive and MGT contributed $200 to MGT Interactive in exchange for a 51% interest in MGT Interactive. The $200 contributed by the Company has been utilized as working capital to cover the direct and associated costs relating to the achievement of a certification from Gaming Laboratories International (“GLI”). The Company has the right to acquire an additional 14% ownership interest in MGT Interactive from Gioia in exchange for a purchase price of $300 after GLI certification is obtained. Gioia, in turn, will have the right to re–acquire the 14% interest for a period of three years at a purchase price of $500. Gioia shall have the right to certain royalty payments from the gross rake payments, and any licensing or royalty income received by MGT Interactive after certain revenue targets are exceeded.

Simultaneously with the entry into the Contribution Agreement, the Company and Gioia entered into a Limited Liability Company Agreement which served as the operating agreement for MGT Interactive, and a consulting agreement (the “Gioia Agreement”) with Gioia to provide services to the Company primarily related to obtaining GLI Certification. The Gioia Agreement terminated on January 31, 2014 or the date on which GLI Certification is obtained. In the event that GLI Certification is obtained prior to January 31, 2013, the Consulting Agreement shall be extended for an additional year. Pursuant to the Consulting Agreement, Gioia will receive a monthly consulting fee of $10 of which $5 is paid in cash per month and $5 is deferred until GLI certification is obtained. The Company expensed $179 for Fiscal 2013. Testing concluded on January 29, 2014, and GLI reported random behavior suitable for the applications that were analyzed. The Company is discussing with GLI the final steps to certification MGT filed for an application for a New Jersey Casino Services Industry Enterprise License with the New Jersey Department of Gaming, as required, to offer internet gambling services. Although obtaining the license is beyond the Company’s control, the Company hopes to obtain the license sometime in 2015.

Avcom

On November 26, 2013, the Company closed on an Agreement and Plan of Reorganization (the “Agreement”) with MGT Capital Solutions, Inc., a wholly owned subsidiary of the Company, Avcom, Inc. and the stockholders and option holders of Avcom, Inc. (“Avcom”). Pursuant to the Agreement, the Company acquired 100% of the capital stock of Avcom. In consideration, the Preferred stockholders of Avcom received $550 in value of the Company’s Common stock and the Common stockholders and option holders of Avcom will receive an aggregate of $1,000 in value of the Company’s Common stock. The value of the Company’s Common stock is based on the volume weighted average closing price for the 20 trading days prior to signing the Avcom Agreement. The acquisition contemplated by the Avcom Agreement closed on November 26, 2013. The Company determined the acquisition constitutes a business acquisition in accordance with the guidance of ASC 805 “Business Combinations.”

One half of the issuance to the Avcom Common stockholders and option holders was placed in escrow and will be released upon the later of (i) the commercial release of an agreed upon game or (ii) six (6) months after closing. In addition, the Common stockholders may be awarded contingent consideration of $1.0 million through the issuance of up to 333,000 of the Company’s Common stock in the event that the game reaches $3.0 million in gross revenues within 18 months of signing the Agreement.

Prior to entering into the Agreement, Avcom had performed certain game development consulting services for the Company for which Avcom received an aggregate of $146 as consideration for such services.

The following tables summarizes the fair values of the net liabilities assumed and the allocation of the aggregate fair value of the purchase consideration to assumed identifiable and unidentifiable intangible assets:

Purchase consideration:
Cash consideration	$10
Stock consideration (491,035 shares at $3.16 closing price)	1,552
Total purchase consideration	$1,562

Purchase price allocation:
Current assets and liabilities	$(6)
Equipment	7
Intangible assets – Patent applications	15
Intangible assets – Website	50
Goodwill; the excess consideration over the fair value of allocated assets is recorded as goodwill	1,496
Total purchase price allocation	$1,562

F-19

In connection with the Agreement, the Company entered into two executive employments agreements. Each executive agreement has a term of two years. Each executive will receive a deferred signing bonus equal to $75 and a base salary of $190 per year. The deferred signing bonus is payable once the Company generates cash revenues in excess of $200 from its product, SlotChamp, net of app store fees. As of December 31, 2014, the Company has not recognized any expense related the deferred signing bonuses as the SlotChamp game has not launched.

Revenue and net loss from the acquisition date through December 31, 2013, was $3 and $22, respectively.

Pro–forma results

The following tables summarize, on an unaudited pro–forma basis, the results of operations of the Company as though the acquisitions of Avcom, FanTD and DraftDay had occurred as of January 1, 2013. The pro–forma amounts give effect to appropriate adjustments of amortization of intangible assets and interest expense associated with the financing of the acquisition. The pro–forma amounts presented are not necessarily indicative of the actual results of operations had the acquisition transaction occurred as of January 1, 2013.

Year ended December 31, 2014	MGT	DraftDay	Pro–forma total
Revenues	$1,056	$192	$1,248
Net loss	(5,330)	(240)	5,570
Loss per share of Common stock	(0.56)	–	(0.56)
Basic and diluted	9,493,057	–	9,493,057

Year ended December 31, 2013	MGT	FanTD	Avcom	DraftDay	Pro–forma total
Revenues	$396	$62	$110	$1,190	$1,758
Net loss	(10,202)	(336)	125	(1,007)	(11,420)
Loss per share of Common stock	(1.84)	–	–	–	(1.84)
Basic and diluted	5,590,620	–	–	–	5,590,620

F-20

Note 5. Goodwill and intangible assets

Goodwill represents the difference between purchase cost and the fair value of net assets acquired in business acquisitions. Indefinite lived intangible assets, representing trademarks and trade names, are not amortized unless their useful life is determined to be finite. Long–lived intangible assets are subject to amortization using the straight–line method. Goodwill and indefinite lived intangible assets are tested for impairment annually as of December 31, 2014, and more often if a triggering event occurs, by comparing the fair value of each reporting unit to its carrying value. The Company performed this impairment test and concluded that impairment did not exist as of December 31, 2014 and 2013.

Goodwill
Balance, December 31, 2012	$–
Additions (Note 4)	6,444
Balance, December 31, 2013	6,444
Additions	–
Balance, December 31, 2014	$6,444

The Company’s intangibles assets consisted of the following:

	Estimated remaining useful	As of December 31,
	life	2014	2013
Intellectual property	6 years	$2,230	$2,468
Software and website development	2 years	951	275
Customer lists	3 years	210	159
Trademarks	2 years	5	7
Less: Accumulated amortization		(979)	(486)
Intangible assets, net		$2,417	$2,423

For the year ended December 31, 2014, the Company recorded amortization expense of $661 (2013: $368). In addition the Company impaired $135 related to the Digital Angel intangible assets in 2014.

The following table outlines estimated future annual amortization expense for the next five years and thereafter:

	Intellectual property	Software and website development	Customer lists	Trademarks	Total
2015	$283	$316	$42	$3	$644
2016	283	317	42	2	644
2017	283	–	42	–	325
2018	283	–	2	–	285
2019	283	–	–	–	283
Thereafter	236	–	–	–	236
Balance, December 31, 2014	$1,651	$633	$128	$5	$2,417

 MGT Gaming

On May 11, 2012, the Company entered into a Contribution and Sale Agreement (the “Sale Agreement”) with J&S Gaming, Inc. (“J&S”), and MGT Gaming for the acquisition of U.S. Patent #7,892,088, entitled “Gaming Device Having a Second Separate Bonusing Event” (“the Patent”). Pursuant to the Sale Agreement, (i) J&S sold certain patents to MGT Gaming in exchange for 1,000 shares (constituting 100% ownership) of MGT Gaming Common stock, par value $0.001; (ii) the Company purchased from J&S 550 MGT Gaming Shares constituting 55% ownership in exchange for $200 cash and a four (4) year warrant to purchase 350,000 shares of the Company’s Common stock at an exercise price of $4.00 per share, subject to certain anti–dilution provisions (the “Warrants”). The Patent was recorded at its estimated fair value of $1,913 at the date of closing. Due to certain anti–dilution provisions, the J&S Warrants was recorded as a liability, and consequently “marked–to–market” to the fair value at the end of each reporting period. On May 20, 2013, the Company modified the J&S Warrant granted to eliminate the anti–dilution provision therein. The Company paid J&S Gaming $25 in cash as consideration for the modification.

F-21

On May 20, 2013, the Company had 403,029 warrants outstanding with a fair value of $1,164 carried as a derivative liability. The modification agreement allowed the Company to reclassify the $1,164 from a derivative liability into stockholders’ equity. In Fiscal 2013, the Company recognized $363 of mark–to–market loss associated with this agreement.

Medicsight

On June 30, 2013, MGT closed the sale of its portfolio of medical imaging patents to Samsung Electronics Co, Ltd. (“Samsung”). The Company had no prior relationship with Samsung. Gross proceeds of $1,500 was reduced by a broker commission of $501 paid to Munich Innovation Group GmbH, foreign withholding tax of $248 and an escrow agent fee of $1 . The seller deposited $750 of proceeds into a restricted cash account upon the completion of the sale of which $651 was released to the Company on July 3, 2013. The remaining $99 is retained escrow pending reclaim of the foreign withholding tax.

Note 6. Property and equipment

Property and equipment consisted of the following:

	December 31,
	2014	2013
Computer hardware and software	$193	$152
Furniture and fixtures	12	12
	205	164
Less: Accumulated depreciation	(162)	(119)
Total	$43	$45

The Company recorded depreciation expense of $43 and $31 for the years ended December 31, 2014 and 2013, respectively.

Note 7. Accrued expenses

	December 31,
	2014	2013
Professional fees	$100	$66
Non–executive directors’ fees	56	23
Other	24	5
Total	$180	$94

Note 8. Series A Convertible Preferred stock

On November 2, 2012, the Company closed a private placement sale of 1,380,362 shares of Series A Convertible Preferred stock (“Preferred stock”), (including 2,760,724 warrants to purchase MGT Common stock) for an aggregate of $4.5 million. The Preferred stock is convertible into the Company's Common stock at a fixed price of $3.26 per share and carries a 6% dividend. The warrants have a five–year life and are exercisable at $3.85 per share.

Significant terms of the Preferred stock, as specified in the Certificate of Designation

Conversion option

At any time and from time to time on or after the Effective Date, the Preferred stock shall be convertible (in whole or in part), at the option of the Holder, into such number of fully paid and non–assessable shares of Common stock as is determined by dividing (x) the aggregate Stated Value of $3.26 per shares (“Stated Value”) of Preferred stock that are being converted plus any accrued but unpaid dividends thereon as of such date that the Holder elects to convert by (y) the Conversion Price ($3.26) then in effect on the date (the “Conversion Date”).

For the year ending December 31, 2014, no Preferred shares were converted into shares of the Company’s Common stock. During the year ending December 31, 2013, 1,406,747 of Preferred stock were converted into 1,406,747 shares of Common stock.

F-22

Dividends

The Preferred stock shall pay a six percent (6%) annual dividend on the outstanding Preferred stock, payable quarterly on March 31, June 30, September 30 and December 31 of each year (the “Dividend Date”), with the first dividend payable for the period commencing on the Issuance Date. The Company has the option to pay each quarterly dividend in cash or additional shares of Preferred stock (the "Dividend Shares").

For the years ended December 31, 2014, and 2013, respectively, the Company issued 580 and 21,394 Dividend Shares, in connection with the Preferred stock dividend. The Dividend shares are valued at the $0.001 Preferred stock par value.

Liquidation preference

Upon the liquidation, dissolution or winding up of the business of the Corporation, whether voluntary or involuntary, each holder of Preferred stock shall be entitled to receive, for each share thereof, a preferential amount in cash equal to (and not more than) the Stated Value (the “Liquidation Amount”) plus all accrued and unpaid dividends. As of December 31, 2014 and 2013, the liquidation preference value of the outstanding redeemable series A preferred stock is not material.

The Preferred stock Certificate of Designation and Warrant agreement (“Warrants”) each contain a fundamental transactions clause that provides for the conditional redemption of these instruments under certain circumstances that are not within the Company’s sole control. Management has therefore concluded that the Preferred stock requires temporary equity classification in accordance with ASC 480–10–S99 “Accounting for Redeemable Equity Instruments” at its allocated value and the warrants require classification at fair value. When the Preferred stock and Warrants were issued, the fair value of the Warrants exceeded the proceeds received from the sale and issuance of the Preferred stock and Warrants. The Warrants were recorded at their fair value and the excess over the proceeds received was recorded as a deemed dividend. Changes in the fair value of the Warrants at each reporting date are included in the statement of operations. The carrying amount of the Preferred Shares requires no further adjustment unless and until the conditional redemption events are probable. The Company does not consider the conditional redemption events to be probable, as these events refer to fundamental change of control situations that do not currently exist, in the opinion of management. Accordingly, management concluded that the conversion option embedded in the preferred shares does not require bifurcation from the host contract, as the Preferred stocks have the characteristics of a residual interest and therefore are clearly and closely related to the Common stocks issuable upon the exercise of the conversion option. Further, since the issuance date fair value of the warrants exceeded the proceeds received from the sale and issuance of the Preferred stock, accounting recognition of the beneficial conversion feature was not required.

On April 26, 2013, the Company made an offer to the holders of the Company’s $3.85 Common stock Purchase Warrants issued on October 29, 2012 (the “Warrants”), providing if such holders exercised one Warrant, they would have the right to exchange up to two additional Warrants for 5/8ths per share of Common stock per Warrant exchanged. The results of the offer were that holders of 715,742 Warrants elected to exercise their Warrants. The Warrants had a fair value of $1,680 carried as a derivative liability on the exercise date. The Warrants were fair valued based upon the following Black Scholes Model (“BSM”): risk free rate 0.68% – 0.85%; expected term five (4.44) years; annual volatility 75%; exercise price $3.85, market value of $3.90 – $4.27 per share. The exercise of the Warrants allowed the Company to reclassify $1,680 from derivative liability into stockholders’ equity. During the year ended December 31, 2013, the Company recognized $30 mark–to–market loss associated to this agreement.

On May 20, 2013, the Company entered into Warrant Waiver Agreements with four holders of Warrants who collectively held more than 60% of the Warrants, which per the original Warrants, triggers the modification of all Warrants in the series. The modification addresses the ability of warrant holders to redeem the Warrants for cash in a “Fundamental Transaction” as defined in the Warrant to provide that the Warrant holders do not have the right to redeem the Warrants for cash in any Fundamental Transaction that is not approved by the Company’s Board of Directors or that occurs in a transaction or as a result of an event that was not in the Company’s sole control. The modification changes the accounting treatment of the Warrants. The Company committed to issue an aggregate of 162,460 shares of its Common stock in consideration for the modification. On September 27, 2013, at MGT’s Annual Meeting of Stockholders, stockholders approved a resolution for the issuance of up to 162,460 shares of Common stock (the “Modification Shares”) in consideration for the modification of certain provisions contained in an aggregate of 2,044,982 warrants which modifications allowed the Company to treat such warrants as equity rather than as a derivative liability.  The shares were subsequently issued on October 8, 2013. The stock was valued at $598 using the closing market price on September 27, 2013. On May 20, 2013, the Company had 2,044,982 warrants outstanding with a fair value of $6,525 carried as a derivative liability. The warrants were fair valued based upon the following Black Scholes Model (“BSM”): risk free rate 0.850%; expected term five (4.44) years; annual volatility 75%; exercise price $3.85, market value of $5.03 per share. The modification agreement allowed the Company to reclassify the $6,525 from derivative liability into stockholders’ equity. For the year ended December 31, 2013, the Company recognized $1,811 mark–to–market loss, respectively, associated with this agreement.

F-23

Cash maintenance

Under the cash maintenance provision the Company had to maintain a cash balance of at least $2,000 as long as at least 345,092 shares of Preferred stock remains outstanding. With fewer than 345,012 shares of Preferred stock outstanding, the Company is no longer subject to the Cash Maintenance provision of the Purchase Agreement under which the Preferred stock was originally sold in October 2012.

Note 9. Stock incentive plan and stock–based compensation

Stock incentive plan

The Company’s board of directors established the 2012 Stock Incentive Plan (the “Plan”) on April 15, 2012, and the Company’s stockholders ratified the Plan at the annual meeting of the Company’s stockholders on May 30, 2012. The Company has 415,000 shares of Common stock that are reserved to grant Options, Stock Awards and Performance Shares (collectively the “Awards”) to “Participants” under the Plan. The Plan is administered by the board of directors or the Compensation Committee of the board of directors, which determines the individuals to whom awards shall be granted as well as the type, terms and conditions of each award, the option price and the duration of each award.

At the annual meeting of the stockholders of MGT held on September 27, 2013, stockholders approved an amendment to the Plan (the “Amended and Restated Plan”) to increase the amount of shares of Common stock that may be issued under the Amended and Restated Plan to 1,335,000 shares from 415,000 shares, an increase of 920,000 shares and to add a reload feature.

Options granted under the Plan vest as determined by the Company’s Compensation and Nominations Committee and expire over varying terms, but not more than seven years from date of grant. In the case of an Incentive Stock Option that is granted to a 10% shareholder on the date of grant, such Option shall not be exercisable after the expiration of five years from the date of grant. No option grants were issued during the years ended December 31, 2014 and 2013.

Issuance of restricted shares – directors, officers and employees

The restricted shares are valued using the closing market price on the date of grant, of which the share–based compensation expense is recognized over their vesting period. The unvested shares are subject to forfeiture if the applicable recipient is not a director, officer and/or employee of the Company at the time the restricted shares are to vest.

On September 30, 2013, 6,000 restricted shares were granted and issued to a certain employee. The restricted shares vest one–third each six months from the date of issue.

On January 8, 2014, January 16, 2014, and March 26, 2014, a total of 46,000 restricted shares were granted and issued to certain employees with an aggregate fair value of $91. The restricted shares vest one–third each six months from the date of issue.

On April 15, 2014, 39,000 restricted shares were granted and issued to certain employees, with an aggregate fair value of $77. The restricted shares vest one–third each six months from the date of issue.

On July 1, 2014, and August 15, 2014, a total of 62,000 restricted shares were granted and issued to certain employees, with an aggregate fair value of $57. The restricted shares vest one–half each six months from the date of issue.

For the year ended December 31, 2014 the Company has recorded $290 (2013: $1,357) in employee and director stock–based compensation expense, which is a component of selling, general and administrative expense in the Consolidation Statement of Operations

For the years ended December 31, 2014 and 2013, no stock–based compensation expense was allocated to non–controlling interest.

A summary of the Company’s employee’s restricted stock as of December 31, 2014 and 2013 is presented below:

	Number of shares	Weighted average grant date fair value
Non–vested at January 1, 2013	314,667	$5.20
Granted	6,000	3.68
Vested	(264,000)	4.56
Forfeited	(4,000)	4.62
Non–vested at December 31, 2013	52,667	4.56
Granted	147,000	1.72
Vested	(77,000)	3.77
Forfeited	(12,667)	3.68
Non–vested at December 31, 2014	110,000	$1.42

F-24

On January 28, 2015, 30,000 restricted shares were granted and issued to a certain employee with an aggregated fair value of $16. The shares vest one–third every six month from the date of issue.

On January 28, 2015, 25,000 restricted shares were granted and issued to a certain employee with an aggregated fair value of $13. 10,000 vested on January 30, 2015, the remaining shares vest one–half on April 16 and October 16, 2015, respectively.

Unrecognized compensation cost

As of December 31, 2014 and 2013, unrecognized compensation costs related to non–vested share–based compensation arrangements was $101 and $187, respectively. That cost is expected to be recognized over a weighted average period of 0.66 years.

Share–based compensation – non–employees

As a result of MGT’s acquisition of 63.12 % of FanTD LLC on May 20, 2013, the Company incurred $503 associated to the issuance of 100,000 shares of the Company’s Common stock for a consulting and marketing agreement. These shares were issued on June 29, 2013. The stock was valued using the closing market price on the closing date of the acquisition.

On September 4, 2013, the Company issued 16,611 shares of the Company’s Common stock for legal services rendered. The stock was valued at $72 using the closing market price on the date of issuance.

On August 16, 2013, the Company entered into a consulting agreement for investor relation services for a period of six months. In consideration for the services, the Company was paying $6 per month and 30,000 shares of the Company’s Common stock. The Common stock vested over a six month period. In accordance with ASC 505–50–S99 “Equity – Based Payments to Non–Employees”, the Company recognized the issuance over the vesting period. On November 27, 2013, the Company cancelled the agreement. For the year ended December 31, 2013, the Company issued 20,000 shares with a fair market value of $66 based on the closing market price for each of the vesting dates.

On November 12, 2013, the Company entered into a consulting agreement for investor relations media services for a period of three months. In consideration for the services, the Company was scheduled to pay $20 upon execution of the agreement and $25, each 30 and 60 days subsequent to the date of the agreement; and 10,000 shares each of the Company’s Common stock upon execution of the agreement and 10,000 shares each of the Company’s Common stock on 30 and 60 days from the date of the agreement, respectively. The Company expensed $57 associated to the issuance of 20,000 shares based on the closing market price on November 12, 2013 and December 12, 2013. The agreement was cancelled January 3, 2014.

In addition to the above, the Company also issued 270,000 shares of the Company’s Common stock to non–employees. The shares were valued at $1,011, the Company recorded $911 of expense and $100 of cash proceeds related to the issuance.

On June 16, 2014 the Company entered into a Settlement Agreement with J&S Gaming, Inc. (“J&S”) which provides for the issuance by the Company of 75,000 shares to J&S and the release by J&S of the Company’s obligation to consummate a previously contemplated transaction. The stock was recorded at the fair market value of $49 on July 29, 2014, date of approval from NYSE, and was subsequently issued on August 8, 2014.

For the year ending December 31, 2014 a total of 72,699 shares were granted and issued to certain consultants for services rendered. The stock was recorded using the closing market value of $54 on respective dates of issuance.

For the year ended December 31, 2014 the Company has recorded $159 (2013: $1,709) in non–employee stock–based compensation expense, which is a component of selling, general and administrative expense in the Consolidation Statement of Operations.

For the years ended December 31, 2014 and 2013, no non-employee stock-based compensation expense was allocated to non–controlling interest.

F-25

Subsequent to December 31, 2014 and through the date of filing the Annual Report on Form 10–K, the Company granted and issued a total of 103,607 shares to non-employees for services rendered. The shares were recorded at $62 using the closing market value on respective dates of issuance.

Warrants

The following table summarizes information about warrants outstanding at December 31, 2014:

	Number of warrants	Weighted average exercise price
Warrants outstanding at January 1, 2013	4,038,753	$3.68
Issued	–	–
Exercised	(3,117,928)	3.75
Expired	–	–
Warrants outstanding at December 31, 2013	920,825	$3.44
Issued	100,000	3.75
Exercised	–	–
Expired	–	–
Warrants outstanding at December 31, 2014	1,020,825	$3.47

For the years ended December 31, 2014 and 2013, all issued warrants are exercisable and expire through 2018.

During the year ended December 31, 2013, 357,204 of the Company’s $3.00 Common stock Purchase Warrants were exercised. Of the warrant conversions, 210,529 were cashless and 146,675 were exercised for total proceeds of $440. As a result the Company issued an aggregate of 236,730 shares.

On April 26, 2013, the Company made an offer to the holders of the Company’s $3.85 Common stock Purchase Warrants (the “Warrants”), providing if such holders exercised one Warrant, they would have the right to exchange up to two additional Warrants for 5/8ths per share of Common stock per Warrant exchanged. The results of the offer were that holders of 715,742 Warrants elected to exercise their Warrants. Total proceeds received from the exercise of 715,742 Warrants were $2,757.

In addition, the allowed maximum of 1,431,486 Warrants were exchanged for 894,683 shares of the Company’s Common stock, issuable upon shareholder and NYSE MKT exchange approval. On September 27, 2013, at MGT’s annual meeting of stockholders, stockholders approved the issuance of up to 894,683 shares of Common stock in exchange for the cancellation of 1,431,486 warrants to purchase shares of Common stock at $3.85 per share. The shares were subsequently issued on October 8, 2013.

On December 10, 2013, the Company entered into a Warrant Modification Agreement (the “Agreement”) with Iroquois Master Fund Ltd. (“Iroquois”). Pursuant to the Agreement, Iroquois agreed to immediately exercise its warrant to purchase 613,496 shares of Common stock, par value $0.001 of the Company, at an exercise price of $1.50 per share, for aggregate gross proceeds to the Company of $920 and (ii) agreed to terminate its right of participation in future equity offerings of the Company. In exchange, the Company agreed to reduce the warrant exercise price from $3.85 per share to $1.50 per share, and agreed not to issue any securities at a price below $2.50 per share for a period of 90 days after the date of the Agreement (other than securities granted pursuant to a stock plan or issued in connection with an acquisition or issued pursuant to an agency agreement with a registered broker–dealer provided that we agree with the broker–dealer and publicly announce that we will not sell shares for a price below $2.50 per share). Iroquois acquired the warrant in connection with the Company's November 2012 financing. In connection with the Agreement, the Company paid to Chardan Capital Markets, LLC a placement fee for the solicitation of the exercise of the warrants equal to 8% of the gross proceeds raised, or approximately $73 and reimbursed Chardan for $9 of its legal fees, resulting in net proceeds of $838.

Note 10. Non–controlling interest

The Company has the following non–controlling interest:

	MGT Gaming	FanTD	MGT Interactive	M2P Americas	Total
Non–controlling interest at January 1, 2013	768	–	–	–	768
Fair value of non-controlling interest of FanTD (Note 4)		1,882			1,882
Investment in MGT Interactive			191		191
Non–controlling share of net losses	(183)	(451)	(95)	(5)	(734)
Non–controlling interest at December 31, 2013	$585	$1,431	$96	$(5)	$2,107
Acquisition of non–controlling interest in FanTD		(1,230)			(1,230)
Non–controlling share of losses	(215)	(201)	(4)	(15)	(435)
Non–controlling interest at December 31, 2014	$370	$–	$92	$(20)	$442

F-26

FanTD

On February 10, 2014, the Company and MGT Sports entered into a Separation Agreement and Release (“Separation Agreement”) with an employee and original founder of FanTD (the “Founder”). As part of the agreement the Company entered into an Exchange Agreement which provided for the transfer of approximately 5% interest in FanTD, in exchange for 52,500 shares of the Company’s Common stock. The exchange was subject to the NYSE MKT’s approval of the listing of the additional shares, which was obtained on April 4, 2014. At the date of approval, the stock was valued at $103 or $1.96 per share. As a result of this transaction $266 was transferred out of the non–controlling interest into stockholders’ equity.

On September 9, 2014 the Company acquired approximately 16% interest in FanTD for cash consideration of $7, as a result $885 was transferred out of the non–controlling interest into stockholders’ equity.

On December 31, 2014 the Company acquired approximately 16% interest in FanTD, which represented the remaining non–controlling interest, for cash consideration of $4, resulting in a transfer of $79 out of the non–controlling interest into stockholders’ equity.

Note 11. Operating leases and commitments

Operating leases

In September 2011, the Company entered into a 39–month lease agreement for office space located in Harrison, New York, terminating on November 30, 2014. Under the agreement our total rental payments over the 39–month lease period are $240, inclusive of three months of free rent and a refundable rental deposit of $39, held in a restricted cash account.

On August 20, 2014 the Company entered into a First Lease Modification and Extension Agreement, extending for a period of one year the current lease on the Harrison office. Under the agreement the total rental payments over the next twelve months are $71.

The total lease rental expense was $113 and $145 for the years ended December 31, 2014 and 2013, respectively.

Total future minimum payments required under operating leases in both 2015 and the aggregate are $60.

Commitments

STATS licensing agreement

On May 1, 2014, the Company entered into a licensing agreement with STATS LLC (“STATS”) effective February 1, 2014. In exchange for the right and license to both use certain of STATS’ proprietary information for use with daily and seasonal games and to power the scoring with the Company’s fantasy sports games on the Company’s websites, the Company has agreed to pay the following monthly license fees of $11 per month for February–March 2014, $26 per month for April-June 2014 and $20 per month July-October 2014 and $18 per–month thereafter through expiration of the agreement on December 31, 2015. The Company expensed $186 for the year ended December 31, 2014.

F-27

Note 12. Income taxes

Significant components of deferred tax assets were as follows as of December 31:

	2014	2013
U.S. federal tax loss carry–forward	$10,779	$8,511
U.S. State tax loss carry–forward	1,498	653
U.S. federal capital loss carry–forward	188	706
U.S. foreign tax credit carry–forward	-	248
Equity–based compensation, fixed assets and other	1,598	1,446
Total deferred tax assets	14,063	11,564
Less: valuation allowance	(14,063)	(11,564)
Net deferred tax asset	$–	$–

As of December 31, 2014, the Company had the following tax attributes:

	Amount	Begins to expire
U.S. federal net operating loss carry–forwards	$34,572	Fiscal 2023
U.S. State net operating loss carry–forwards	18,052	Fiscal 2031
U.S. federal capital loss carry–forwards	553	Fiscal 2015

As it is not more likely than not that the resulting deferred tax benefits will be realized, a full valuation allowance has been recognized for such deferred tax assets. For the year ended December 31, 2014, the valuation allowance increased by $2,501. Federal and state laws impose substantial restrictions on the utilization of tax attributes in the event of an “ownership change,” as defined in Section 382 of the Internal Revenue Code. Currently, the Company does not expect the utilization of tax attributes in the near term to be materially affected as no significant limitations are expected to be placed on these tax attributes as a result of previous ownership changes. If an ownership change is deemed to have occurred as a result of equity ownership changes or offerings, potential near term utilization of these assets could be reduced.

The provision for/(benefit from) income tax differs from the amount computed by applying the statutory federal income tax rate to income before the provision for/(benefit from) income taxes. The sources and tax effects of the differences are as follows for the years ended December 31:

	2014	2013
Expected Federal Tax	(34.00)%	(34.00)%
State Tax (Net of Federal Benefit)	(5.48)	(6.63)
Permanent differences	0.12	1.98
Loss of NOL benefit of closed foreign entity	—	142.44
Write-off of deferred tax asset	4.29	—
Adjustments to deferred tax balances	(8.34)	—
Foreign tax credit	—	(1.60)
Other	0.05	1.78
Change in valuation allowance	43.36	103.98
Effective rate of income tax	0%	0%

The Company files income tax returns in the U.S. federal jurisdiction, New York State, New Jersey and California jurisdictions. With few exceptions, the Company is no longer subject to U.S. federal, state and local, or non–U.S. income tax examinations by tax authorities for years before 2011.

F-28

Note 13. Segment reporting

The accounting policies of the segments are the same as those described in the summary of significant accounting policies (Note 2). We evaluate performance of our operating segments based on revenue and operating (loss). Segment information as of December 31, 2014, and December 31, 2013, are as follows:

	Medicsight
	Software/Devices	Services	Intellectual property	Gaming	Unallocated corporate/other	Total
Year ended December 31, 2014
Revenue from external customers	$85	$–	$–	$971	$–	$1,056
Cost of revenue	–	–	–	(610)	–	(610)
Gross margin	85	–	–	361	–	446
Operating profit/(loss)	85	–	(487)	(2,988)	(2,239)	(5,629)

Year ended December 31, 2013
Revenue from external customers	$78	$97	$–	$221	$–	$396
Cost of revenue	–	(63)	–	(496)	–	(559)
Gross margin	78	34	–	(275)	–	(163)
Operating profit/(loss)	63	27	(1,195)	(1,440)	(6,967)	(9,512)

December 31, 2014
Cash and cash equivalents (excludes $138 of restricted cash)	$–	$–	$11	$820	$624	$1,455
Property and equipment	–	–	–	38	5	43
Intangible assets	–	–	1,386	1,030	1	2,417
Goodwill	–	–	–	6,444	–	6,444
Additions:
Property and equipment	–	–	–	41	–	41
Intangible assets	–	–	–	790	–	790
Goodwill	–	–	–	–	–	–
December 31, 2013
Cash and cash equivalents (excludes $140 of restricted cash)	$–	$–	$6	$338	$4,298	$4,642
Property and equipment	–	–	–	28	17	45
Intangible assets	–	–	2,007	416	–	2,423
Goodwill	–	–	–	6,444	–	6,444
Additions:
Property and equipment	–	–	–	42	9	51
Intangible assets	–	–	–	1,002	–	1,002
Goodwill	–	–	–	6,444	–	6,444

F-29

Note 14. Related party transactions

The Company had a loan payable to certain founding members of FanTD. The loan served to temporarily assist with FanTD’s operating expenditures. The loan was interest–free and payable on demand no later than December 31, 2013. On October 29, 2013 and November 18, 2013, the Company paid $50 and $50, respectively towards the outstanding balance. The outstanding balance as of December 31, 2013 was $nil.

Note 15. Fair value of financial instruments

U.S GAAP establishes a three-tier hierarchy which prioritizes the inputs used in the valuation methodologies in measuring fair value:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amount of the Company’s financial assets and liabilities, such as cash, accounts receivable, prepaid expenses, accounts payable and accrued expenses, accrued dividends and unearned convention revenue approximate their fair value because of the short maturity of those instruments. The Company’s convertible Preferred stock and warrants approximate the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2014, and 2013.

The Company measures the fair value of the derivative liabilities and revalues its derivative warrant liability at every reporting period and recognizes gains or losses in the consolidated statements of operations and comprehensive income (loss) that are attributable to the change in the fair value of the derivative warrant liability.

At December 31, 2014, and 2013, the Company has no derivative conversion feature and warrant liabilities.

F-30

The table below provides a summary of the changes in fair value, including net transfers in and/or out, of all financial assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the year ending December 31, 2013:

	Fair value measurement using level 3 inputs
	Derivatives	Total
Balance January 1, 2013	$7,166	$7,166
Total (gains) or losses (realized/unrealized) included in consolidated statements of operations	2,204	2,204
Purchases, issuances and settlements	–	–
Reclassification of derivative liabilities to equity upon modification of terms (Note 8)	(9,370)	(9,370
Balance, December 31, 2013	$–	$–

Note 15. Subsequent Events

The Company has evaluated events that occurred subsequent to December 31, 2014, and through the date of the consolidated financial statements were issued.

On February 26, 2015, MGT purchased a promissory note (the "Promissory Note") in the principal amount of $250 bearing interest at the rate of five percent (5%) per annum from Tera Group, Inc. ("Tera"), owner of TeraExchange, LLC, a Swap Execution Facility regulated by the U.S. Commodity Futures Trading Commission. The aggregate unpaid principal balance and all accrued and unpaid interest are due and payable upon demand at any time after August 15, 2015.

F-31

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per–share amounts)

	September 30,	December 31,
	2015	2014
	(Unaudited)
Assets:
Current assets:
Cash and cash equivalents	$428	$648
Accounts receivable	12	5
Prepaid expenses and other current assets	49	141
Current assets – Discontinued operations	–	838
Investments, marketable securities	1,041	–
Notes receivable	1,875	–
Total current assets	3,405	1,632

Non–current assets:
Restricted cash	39	138
Property and equipment, at cost, net	5	11
Property and equipment, at cost, net – Discontinued operations	–	32
Intangible assets, net	1,259	1,608
Intangible assets, net – Discontinued operations	–	809
Goodwill	1,496	1,496
Goodwill – Discontinued operations	–	4,948
Investments, cost method	1,380	-
Other non–current assets	–	2
Total assets	$7,584	$10,676

Liabilities:
Current liabilities:
Accounts payable	$249	$199
Accrued expenses	189	180
Current liabilities – Discontinued operations	–	988
Other payables	13	12
Amounts due to Viggle, Inc.	124	–
Total current liabilities	575	1,379

Total liabilities	575	1,379

Commitments and contingencies:
Redeemable convertible preferred stock – Temporary equity:
Preferred stock, series A convertible preferred, $0.001 par value, 1,500,000 shares authorized at September 30, 2015 and December 31, 2014; 1,416,463 and 1,416,160 shares issued at September 30, 2015 and December 31, 2014, respectively; 10,451 and 9,993 shares outstanding at September 30, 2015 and December 31, 2014, respectively	–	–
Stockholders' equity:
Undesignated preferred stock, $0.001 par value; 8,583,840 and 8,583,840 shares authorized at September 30, 2015 and December 31, 2014, respectively. No shares authorized, issued and outstanding at September 30, 2015 and December 31, 2014 respectively	–	–
Common Stock, $0.001 par value; 75,000,000 shares authorized; 14,169,665 and 10,731,160 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	14	11
Additional paid–in capital	310,248	308,288
Accumulated other comprehensive loss	(890)	(281)
Accumulated deficit	(302,606)	(299,163)
Total stockholders' equity	6,766	8,855
Non–controlling interests	243	442
Total equity	7,009	9,297

Total stockholders' equity, liabilities and non–controlling interest	$7,584	$10,676

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except share and per–share amounts, unaudited)

	Nine months ended September 30,
	2015	2014
Revenues:
Licensing	$102	$81
Gaming	2	7
	104	88
Cost of revenues:
Licensing	5	–

Gross margin	99	88

Operating expenses:
General and administrative	2,293	3,026
Research and development	–	153
	2,293	3,179

Operating loss	(2,194)	(3,091)

Other non–operating (expense) / income:
Interest and other (expense) / income	(28)	7
Impairment of notes receivable	(256)	–
Loss on sale of assets	(144)	–
	(428)	7

Net loss before income taxes and non–controlling interest	(2,622)	(3,084)

Income tax benefit	–	1

Net loss from continuing operations before non–controlling interest	(2,622)	(3,083)

Discontinued operations – DraftDay.com:
Net loss from discontinued operations	(787)	(1,184)
Gain on termination of asset purchase agreement	250	–
Loss on sale of assets	(387)	–
	(924)	(1,184)

Net loss before non–controlling interest	(3,546)	(4,267)

Net loss attributable to non–controlling interest	103	373

Net loss attributable to Common stockholders	$(3,443)	$(3,894)

Net loss attributable to Common stockholders	$(3,443)	$(3,894)
Other comprehensive loss:
Unrealized loss on investments	(609)	–
Comprehensive loss	$(4,052)	$(3,894)

Per–share data:
Basic and diluted net loss per share – continuing operations	$(0.20)	$(0.30)
Basic and diluted net loss per share – discontinued operations	(0.07)	(0.13)
Basic and diluted net loss per share	(0.27)	(0.43)

Weighted average number of common shares outstanding	12,911,492	9,175,695

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except share and per–share amounts, unaudited)

	Three months ended September 30
	2015	2014
Revenues:
Licensing	$90	$1
	90	1
Cost of revenues:
Licensing	5	–

Gross margin	85	1

Operating expenses:
General and administrative	642	961
Research and development	–	40
	642	1,001

Operating loss	(557)	(1,000)

Other non–operating (expense) / income:
Interest and other income	8	2
Impairment of notes receivable	(256)	–
Loss on sale of assets	(144)	–
	(392)	2

Net loss before income taxes and non–controlling interest	(949)	(998)

Income tax expense	–	(10)

Net loss from continuing operations before non–controlling interest	(949)	(1,008)

Discontinued operations – DraftDay.com:
Net loss from discontinued operations	(229)	(443)
Gain on termination of asset purchase agreement	250	–
Loss on sale of assets	(387)	–
	(366)	(443)

Net loss before non–controlling interest	(1,315)	(1,451)

Net (income) / loss attributable to non–controlling interest	(6)	70

Net loss attributable to common stockholders	$(1,321)	$(1,381)

Net loss attributable to common stockholders	$(1,321)	$(1,381)
Other comprehensive loss:
Unrealized loss on investments	(609)	–
Comprehensive loss	$(1,930)	$(1,381)

Per–share data:
Basic and diluted net loss per share – continuing operations	$(0.07)	$(0.10)
Basic and diluted net loss per share – discontinued operations	(0.03)	(0.05)
Basic and diluted net loss per share	(0.10)	(0.15)

Weighted average number of common shares outstanding	14,123,208	9,685,023

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands, unaudited)

	Nine months ended September 30,
	2015	2014
Cash flows from operating activities:
Net loss before non–controlling interest	$(3,546)	$(4,267)
Net loss from discontinued operations	924	1,184
	(2,622)	(3,083)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	6	22
Amortization of intangible assets	170	241
Stock–based compensation expense	223	357
Impairment of note receivable	250	–
Loss on sale of assets	144	–
Warrant expense	–	71
Change in operating assets and liabilities:
Accounts receivable	(7)	33
Prepaid expenses and other current assets	92	(12)
Accounts payable	50	(38)
Accrued expenses	9	45
Other payables	1	(8)
Net cash used in operating activities	(1,684)	(2,372)

Cash flows from investing activities:
Release of restricted cash	101	2
Proceeds from sale of intangible assets	35	–
Issuance of note receivable	(250)	–
Collection of Note receivable	234	–
Net cash provided by investing activities	120	2

Cash flows from financing activities:
Proceeds from ATM sales of common stock, net of fees	1,644	1,285
Net cash provided by financing activities	1,644	1,285

Cash flows from discontinued operations – DraftDay.com:
Net cash used in operating activities	(300)	(1,258)
Net cash used in investing activities	–	(94)
Net cash used in discontinued operations	(300)	(1,352)

Net change in cash and cash equivalents	(220)	(2,437)
Cash and cash equivalents, beginning of period	648	4,642
Cash and cash equivalents, end of period	$428	$2,205

 The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands, unaudited)

	Nine months ended September 30,
	2015	2014
Non cash investing and financing activities:
Investments received in consideration for sale of DraftDay.com	$3,030	$–
Issuance of notes receivable in consideration for sale of DraftDay.com	2,109	–
Transfers from the non–controlling interest	(96)	–
Stock issued for acquisition of DraftDay.com	–	190
Stock issued for acquisition of non–controlling interest in FanTD	–	103
Unrealized loss on investments	(609)	–
Assets disposed and liabilities transferred through sale of assets:
Property and equipment – DraftDay.com	(17)	–
Intangible assets – DraftDay	(561)	–
Goodwill – DraftDay.com	(4,948)	–
Intangible assets – MGT Interactive	(180)	–
Assets acquired and liabilities assumed through purchase of assets:
Intangible assets	–	790
Player deposit liability	–	(547)

 The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per–share amounts)

(Unaudited)

Note 1. Organization and basis of presentation

Organization

MGT Capital Investments, Inc. (“MGT,” “the Company,” “we,” “us”) is a Delaware corporation, incorporated in 2000. The Company was originally incorporated in Utah in 1977. MGT is comprised of the parent company, majority–owned subsidiaries MGT Gaming, Inc. (“MGT Gaming”), MGT Interactive LLC (“MGT Interactive”), and wholly–owned subsidiaries Medicsight, Inc. (“Medicsight”), MGT Studios, Inc. (“MGT Studios”) including its minority–owned subsidiary M2P Americas, Inc., and MGT Sports, Inc. (“MGT Sports”). Our Corporate office is located in Harrison, New York.

MGT and its subsidiaries are primarily engaged in the business of acquiring, developing and monetizing assets in the online and mobile gaming space, as well as the social casino industry. Below are descriptions of the business lines that make up our two operating segments, Gaming and Intellectual Property.

Gaming

MGT’s portfolio of assets in the online, mobile gaming and social casino gaming space includes DraftDay.com (see sale discussion below), MGTPLAY.com and Slot Champ.

Sale of DraftDay.com

Effective September 3, 2015, the Company terminated the asset purchase agreement originally entered into on June 11, 2015, as further amended, between MGT Sports and Random Outcome USA Inc. (“RO”), (the "RO Agreement). According to its terms, the RO Agreement could be terminated by the Company or RO if a closing had not occurred by August 31, 2015. The RO Agreement provided for the sale of the DraftDay Business to RO for a purchase price of $4,000 plus stock and warrants of RO. On September 8, 2015, the Company and MGT Sports entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Viggle, Inc. (“Viggle”) and Viggle’s subsidiary DraftDay Gaming Group, Inc. (“DDGG”), pursuant to which Viggle acquired all of the assets of the DraftDay.com business (the “DraftDay Business”) from the Company and MGT Sports. In exchange for the DraftDay Business, Viggle paid MGT Sports the following: (a) 1,269,342 shares of Viggle’s common stock, par value $0.001 per share, (b) a promissory note in the amount of $234 due September 29, 2015 (the “September 2015 Note”), (c) a promissory note in the amount of $1,875 due March 8, 2016 (the “March 2016 Note”), and (d) 2,550,000 shares of common stock of DDGG. In addition, in exchange for providing certain transitional services, DDGG issued to MGT Sports a warrant to purchase 1,500,000 shares of DDGG common stock at an exercise price of $0.40 per share. Following consummation of the transactions of the Asset Purchase Agreement, including certain agreements between Viggle and third parties, MGT Sports owns 2,550,000 shares of DDGG common stock, Viggle owns 11,250,000 shares of DDGG common stock, and Sportech, Inc. own 9,000,000 shares of DDGG common stock. As a result of the transaction, the Company has presented the MGT Sports segment as a discontinued operation.

The following table summarizes fair values of the net assets assumed in consideration for the sale of the DraftDay Business assets:

Viggle common shares received at closing share price of $1.30	$1,650
Viggle promissory notes	2,109
DDGG common shares received at fair market value of $0.40 per share(1)	1,020
DDGG stock purchase warrants received (2)	360
DraftDay.com assets (3)	5,526

The transaction resulted in a loss on the sale of $387.

(1)	DDGG common shares were valued based on recent equity sales by DDGG to Viggle. Viggle purchased shares of DDGG at a price of $0.40 per share.
(2)	The Company determined fair value of the warrants received utilizing a Black–Scholes option pricing model. The Company utilized the following assumptions: fair value of common share of DDGG stock – $0.40 per share, exercise price of $0.40, risk free rate of 0.65%, expected volatility of 98% which is the 3–year historical volatility of the Company’s common stock.

(3)	DraftDay.com assets consist of the following:

IT equipment	$17
Domain	39
Customer list	101
Source Code	421
Goodwill	4,948
Total	$5,526

Intellectual property

MGT Gaming owns two U. S. patents covering certain features of casino slot machines. MGT’s wholly owned subsidiary Medicsight owns U.S. Food and Drug Administration (“FDA”) approved medical imaging software and has designed an automated carbon dioxide insufflation device on which the Company receives royalties from an international distributor.

MGT Gaming owns U.S. Patents 7,892,088 and 8,550,554 (the “’088 and ’554 patents,” respectively), both entitled “Gaming Device Having a Second Separate Bonusing Event” and both relating to casino gaming systems in which a second game played on an interactive sign is triggered once specific events occur in a first game. On November 2, 2012, MGT Gaming filed a lawsuit (No. 3:12–cv–741) in the United States District Court for the Southern District of Mississippi alleging patent infringement against certain companies which either manufacture, sell or lease gaming systems alleged to be in violation of MGT Gaming’s patent rights, or operate casinos that offer gaming systems that are alleged to be in violation of MGT Gaming’s ’088 patent, including Penn National Gaming, Inc. (“Penn”) (NASDAQ GS: PENN), and Aruze Gaming America, Inc. (“Aruze America”). An amended complaint added the ’554 patent, a continuation of the ’088 patent.

In May 2014, Aruze America successfully sought a stay of the Mississippi action pending resolution of a Petition filed by a co–defendant for Inter Parties Review (“IPR”) with the Patent Trial and Appeal Board (“PTAB”) of the United States Patent and Trademark Office (“PTO”), challenging the’088 patent.

Aruze America and a related company, Aruze Macau, subsequently filed additional IPR Petitions seeking review of the ’088 and ‘554 patents. Aruze America also filed a Request for Ex Parte Re–examination of the ’088 patent that was subsequently denied.

On July 29, 2015, MGT, Aruze America, Aruze Macau, and Penn agreed, through their respective counsel, to settle all pending disputes, including the Mississippi litigation and all proceedings at the PTO. The parties subsequently jointly terminated the Mississippi litigation and the PTO proceedings. The Company received a payment of $90, which was earned as licensing revenue.

Sale of assets – MGT Interactive

On April 21, 2015, Gioia Systems, LLC (“Gioia”) filed a complaint against the Company, the Company’s majority owned subsidiary, MGT Interactive, LLC and Interactive directors with the United States District Court for the Southern District of New York. MGT Interactive, LLC was also included as a derivative plaintiff in the actions, LLC’s complaint asserts claims for breach of contract and breach of fiduciary duty relating to the September 2013 Contribution Agreement and related agreements between Gioia, the Company and MGT Interactive, LLC.

On August 28, 2015, the Company and MGT Interactive along with Gioia entered into an Assignment and Sale Agreement (the “Agreement”). MGT Interactive sold certain tangible and intellectual property assets in exchange for Gioia’s 49% membership interest in MGT Interactive along with a cash payment of $35. The Agreement also required Gioia to cause the Court to dismiss its complaint against the Company. As a result of the Agreement, the Company recognized a $144 loss on sale of assets.

The following summarizes the recognition of the Agreement:

Cash	$35
49% membership interest	(96)
Intangible assets	(179)
Additional paid in capital	96
Loss on sale	$144

Basis of presentation

The accompanying unaudited Condensed Consolidated Financial Statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10–Q and Rule 8–03 of Regulation S–X. Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States of America. However, in the opinion of the management of the Company, all adjustments necessary for a fair presentation of the financial position and operating results have been included in these statements. These Condensed Consolidated Financial Statements should be read in conjunction with the Condensed Consolidated Financial Statements and notes thereto included elsewhere in this registration statement. Operating results for the three and nine months ended September 30, 2015 are not necessarily indicative of the results that may be expected for any subsequent quarters or for the year ending December 31, 2015.

Note 2. Going Concern and Management plans

The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of September 30, 2015, the Company had incurred significant operating losses since inception and continues to generate losses from operations and has an accumulated deficit of $302,606. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset amounts or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Commercial results have been limited and the Company has not generated significant revenues. The Company cannot assure its stockholders that the Company’s revenues will be sufficient to fund its operations. If adequate funds are not available, the Company may be required to curtail its operations significantly or to obtain funds through entering into arrangements with collaborative partners or others that may require the Company to relinquish rights to certain of our technologies or products that the Company would not otherwise relinquish.

The Company's primary source of operating funds since inception has been debt and equity financings. On December 30, 2013, and as amended on March 27, 2014, the Company entered into an At the Market Offering Agreement (the “ATM Agreement”) with Ascendiant Capital Markets, LLC (the “Manager”). Pursuant to the ATM Agreement, the Company may offer and sell shares of its Common Stock (the “Shares”) having an aggregate offering price of up to $8.5 million from time to time through the Manager. The Company intends to use the net proceeds from any sales of Shares in the offering for working capital, capital expenditures, and general business purposes. For the Nine months ended September 30, 2015, the Company sold approximately 3,155,000 Shares under the ATM Agreement for gross proceeds of approximately $1,695 before related expenses. The proceeds will be used for general corporate purposes. As of November 14, 2015, the Company has approximately $5.4 million remaining under the program, assuming sufficient Shares are available to be issued.

At September 30, 2015, MGT’s cash, cash equivalents and restricted cash were $467. The Company intends to raise additional capital, either through debt or equity financings or through the continued sale of the Company’s assets in order to achieve its business plan objectives. Management believes that it can be successful in obtaining additional capital; however, no assurance can be provided that the Company will be able to do so. There is no assurance that any funds raised will be sufficient to enable the Company to attain profitable operations or continue as a going concern. To the extent that the Company is unsuccessful, the Company may need to curtail or cease its operations and implement a plan to extend payables or reduce overhead until sufficient additional capital is raised to support further operations. There can be no assurance that such a plan will be successful.

On September 8, 2015, the Company and MGT Sports entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Viggle, Inc. (“Viggle”) and Viggle’s subsidiary DraftDay Gaming Group, Inc. (“DDGG”), pursuant to which Viggle acquired all of the assets of the DraftDay.com business (the “DraftDay Business”) from the Company and MGT Sports. In exchange for the DraftDay Business, Viggle paid MGT Sports the following: (a) 1,269,342 shares of Viggle’s common stock, par value $0.001 per share, (b) a promissory note in the amount of $234 due September 29, 2015 (the “September 2015 Note”), (c) a promissory note in the amount of $1,875 due March 8, 2016 (the “March 2016 Note”), and (d) 2,550,000 shares of common stock of DDGG.

Note 3. Summary of significant accounting policies

Use of estimates and assumptions and critical accounting estimates and assumptions

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were “Carrying Value of the Long–lived Assets,” “Valuation Allowance for Deferred Tax Assets,” “Valuation of Equity Instruments ” and “Valuation of Investments.”

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Principles of consolidation

All intercompany transactions and balances have been eliminated. Non–controlling interest represents the minority equity investment in MGT subsidiaries, plus the minority investors’ share of the net operating results and other components of equity relating to the non–controlling interest.

Reclassification of discontinued operations

In accordance with ASC 205–20 regarding the presentation of discontinued operations the assets, liabilities and activity of the DraftDay.com business have been reclassified as a discontinued operation for all periods presented.

Assets and liabilities related to the discontinued operations of DraftDay.com are as follows:

	As of
	September 30, 2015	December 31, 2014
Cash and cash equivalents	$–	$807
Other current assets	–	30
Property and equipment	–	32
Intangible assets	–	809
Goodwill		4,948
Total assets	–	$6,626

Accounts payable	$–	$46
Player deposits	–	942
Total liabilities	–	$988

DraftDay.com’s losses for the three and nine months ended September 30, 2015 and 2014 are included in “Loss from discontinued operations” in the Company’s Condensed Consolidated Statements of Operations and Comprehensive Loss.

Summarized financial information for DraftDay.com’s operations for the three and nine months ended September 30, 2015 and 2014 are presented below:

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Revenue	$176	$297	$640	$615
Cost of revenue	(39)	(168)	(225)	(384)
Gross margin	137	129	415	231
Operating expenses	(366)	(572)	(1,202)	(1,415)
Net loss	$(229)	$(443)	$(787)	$(1,184)

Investments

Equity security investments available for sale, at market value, reflect unrealized appreciation and depreciation, as a result of temporary changes in market value during the period, in shareholders’ equity, net of income taxes in “accumulated other comprehensive income (loss)” in the consolidated balance sheets. For publicly traded securities, market value is based on quoted market prices or valuation models that use observable market inputs.

Loss per share

Basic loss per share is calculated by dividing net loss applicable to common shareholders by the weighted average number of common shares outstanding during the period. Diluted loss per share is calculated by dividing the net loss attributable to common shareholders by the sum of the weighted average number of common shares outstanding plus potential dilutive common shares outstanding during the period. Potential dilutive securities, comprised of the convertible Preferred Stock, unvested restricted shares and stock options, are not reflected in diluted net loss per share because such shares are anti–dilutive.

The computation of diluted loss per share for the three and nine months ended September 30, 2015, excludes 10,451 shares in connection to the convertible Preferred Stock, 1,020,825 warrants and 9,000 unvested restricted shares, as they are anti–dilutive due to the Company’s net loss. For the three and nine months ended September 30, 2014, the computation excludes 9,845 shares in connection to the convertible Preferred Stock, 1,020,825 warrants and 130,000 unvested restricted shares, as they are anti–dilutive due to the Company’s net loss.

Recent accounting pronouncements

In September 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2015–16, simplifying the Accounting for Measurement–Period Adjustments that eliminates the requirement to restate prior period financial statements for measurement period adjustments. The new guidance requires that the cumulative impact of a measurement period adjustment (including the impact on prior periods) be recognized in the reporting period in which the adjustment is identified. The new guidance does not change what constitutes a measurement period adjustment. The Company does not expect the adoption of this ASU to significantly impact the consolidated financial statements.

In August 2015, the FASB issued ASU 2015–15 Interest– Imputation of Interest, final guidance that requires debt issuance costs related to a recognized debt liability to be presented in the balance sheet as a direct deduction from the debt liability rather than as an asset. This publication has been updated to reflect an SEC staff member’s comment in June 2015 that the staff will not object to an entity presenting the cost of securing a revolving line of credit as an asset, regardless of whether a balance is outstanding. The Company does not expect the adoption of this ASU to significantly impact the consolidated financial statements.

In May 2015, the FASB issued ASU 2015–07, Disclosures for Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent). This ASU removes, from the fair value hierarchy, investments which measure fair value using net asset value per share practical expedient. Instead, an entity is required to include those investments as a reconciling line item so that the total fair value amount of investments in the disclosure is consistent with the amount on the balance sheet. For public companies, this ASU is effective for fiscal years beginning after December 15, 2015, including interim periods within those fiscal years. The amendment should be applied retrospectively to all periods presented. The Company is expected to make the required changes to the fair value hierarchy disclosure as of the effective date of this new guidance.

In April 2015, the FASB issued ASU 2015–05, Intangibles – Goodwill and Other – Internal–Use Software (Subtopic 350–40). This ASU provides guidance about whether a cloud computing arrangement includes a software license. If a cloud computing arrangement includes a software license, then the software license element of the arrangement should be accounted for consistent with the acquisition of other software licenses. If a cloud computing arrangement does not include a software license, the arrangement should be accounted for as a service contract. For public business entities, the amendments will be effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2015. Early adoption is permitted. The Company is currently evaluating the impact of the adoption of ASU 2015–05 on our financial statements and disclosures.

Note 4. Goodwill and intangible assets

The Company’s intangible assets for continuing operations consisted of the following:

Goodwill
Balance at January 1, 2015	$1,496
Disposals	–
Balance at September 30, 2015	$1,496

Intangible Assets
Balance at January 1, 2015	$1,608
Disposals	(179)
Amortization expense	(170)
Balance at September 30, 2015	$1,259

	Estimated remaining useful life	September 30, 2015
Intellectual property	6 years	$1,913
Trademarks	2 years	65
Less: Accumulated amortization		(719)
Intangible assets, net		$1,259

In the three and nine months ended September 30, 2015 the Company recorded an amortization expense of $55 and $170, respectively (2014: $62 and $241).

Note 5. Note receivable

On February 26, 2015, the Company signed a letter of intent with Tera Group, Inc., owner of TeraExchange, LLC, a Swap Execution Facility regulated by the U.S. Commodity Futures Trading Commission, to negotiate a merger agreement. Since the merger agreement was not executed by the execution date, the merger was aborted. Simultaneous with the letter of intent, on February 26, 2015, the Company purchased a promissory note in the principal amount of $250 bearing interest at the rate of 5% per annum from the aggregate unpaid principal balance and all accrued and unpaid interest are due and payable upon demand at any time after August 15, 2015. As of September 30, 2015, the Company has fully reserved against the collectability of this note and the corresponding accrued interest.

Note 6. Series A Convertible Preferred Stock

On November 2, 2012, the Company closed a private placement sale of 1,380,362 shares of Series A Convertible Preferred Stock (“Preferred Stock”), (including 2,760,724 warrants to purchase MGT Common Stock) for an aggregate of $4.5 million. This transaction was approved by the NYSE MKT on October 26, 2012. The Preferred Stock is convertible into the Company's Common Stock at a fixed price of $3.26 per share and carries a 6% dividend. The warrants have a five–year life and are exercisable at $3.85 per share. Total issuance cost for this private placement for the year ended December 31, 2012, was $88.

For the three months ended September 30, 2015 and 2014, respectively, the Company issued 155 and 146 of Dividend Shares to the Preferred Stock holders. For the nine months ended September 30, 2015 and 2014, respectively, the Company issued 458 and 432 of Dividend Shares to the Preferred Stock holders.

Note 7. Stock incentive plan and stock–based compensation

Stock incentive plan

The Company’s board of directors established the 2012 Stock Incentive Plan (the “Plan”) on April 15, 2012, and the Company’s shareholders ratified the Plan at the annual meeting of the Company’s stockholders on May 30, 2012. The Company has 415,000 shares of Common Stock that are reserved to grant Options, Stock Awards and Performance Shares (collectively the “Awards”) to “Participants” under the Plan. The Plan is administered by the board of directors or the Compensation Committee of the board of directors, which determines the individuals to whom awards shall be granted as well as the type, terms and conditions of each award, the option price and the duration of each award.

 At the annual meeting of the stockholders of MGT held on September 27, 2013, stockholders approved an amendment to the Plan (the “Amended and Restated Plan”) to increase the amount of shares of Common stock that may be issued under the Amended and Restated Plan to 1,335,000 shares from 415,000 shares, an increase of 920,000 shares and to add a reload feature.

Options granted under the Plan vest as determined by the Company’s Compensation and Nominations Committee and expire over varying terms, but not more than seven years from date of grant. In the case of an Incentive Stock Option that is granted to a 10% shareholder on the date of grant, such Option shall not be exercisable after the expiration of five years from the date of grant. No option grants were issued during the three and nine months ended September 30, 2015, and 2014.

Issuance of restricted shares – directors, officers and employees

The restricted shares are valued using the closing market price on the date of grant, of which the share–based compensation expense is recognized over their vesting period. The unvested shares are subject to forfeiture if the applicable recipient is not a director, officer and/or employee of the Company at the time the restricted shares are to vest.

A summary of the Company’s employee’s restricted stock as of September 30, 2015, is presented below:

	Number of shares	Weighted average grant date fair value
Non–vested at January 1, 2015	110,000	$1.48
Granted	55,000	0.56
Vested	(100,500)	0.97
Forfeited	(55,500)	1.28
Non–vested at September 30, 2015	9,000	$1.98

For the three and nine months ended September 30, 2015 the Company has recorded $18 and $82, respectively, (2014: $37 and $254) in employee and director stock–based compensation expense, which is a component of selling, general and administrative expense in the condensed Consolidated Statement of Operations.

In the three and nine months ended September 30, 2015, and 2014, the Company did not allocate any stock–based compensation expense to non–controlling interest.

Unrecognized compensation cost

As of September 30, 2015, unrecognized compensation costs related to non–vested stock–based compensation arrangements, was $3 (2014: $141), and is expected to be recognized over a weighted average period of 0.04 (2014: 0.93) years.

Stock–based compensation – non–employees

For the three and nine months ended September 30, 2015 the Company granted and issued a total of 80,166 and 296,624 shares respectively, to non-employees for services rendered. The shares were recorded at $26 and $141 respectively, using the closing market value on respective dates of issuance.

Subsequent to September 30, 2015, and through the date of filing this registration statement, the Company granted and issued a total of 30,000 shares to non–employees for services rendered. The shares were recorded at $10 using the closing market value on respective dates of issuance.

Warrants

As of September 30, 2015 the Company had 1,020,825 warrants outstanding at weighted average exercise price of $3.47, and an intrinsic value of $nil.

As of September 30, 2015, all issued warrants are exercisable and expire through 2018.

Note 8. Non–controlling interest

At September 30, 2015 the Company’s non–controlling interest was as follows:

	MGT Gaming	MGT Interactive	M2P Americas	Total
Non–controlling interest at January 1, 2015	$370	$92	$(20)	$442
Non–controlling share of loss / (income)	(105)	4	(2)	(103)
Transfers from non–controlling interest		(96)		(96)
Non–controlling interest at September 30, 2015	$265	$–	$(22)	$243

Note 9. Operating leases, commitments and security deposit

On August 20, 2014, the Company entered into a First Lease Modification and Extension Agreement, extending for a period of one year the current lease on the Harrison office. The lease expires on November 30, 2015.

Total lease rental expense for the three months ended September 30, 2015 and 2014, was $27 and $30, respectively. Total lease rental expense for the nine months ended September 30, 2015 and 2014, was $69 and $92, respectively.

On October 26, 2015, the Company entered into an Office License Agreement commencing December 1, 2015. The term expires on November 30, 2016 and carries a monthly fee of $4. The Company paid a refundable service retainer of $6 and a non–refundable set up fee of $1.

On September 28, 2015, the Company provided Robert Ladd, President and Chief Executive Officer, and Robert Traversa, Treasurer and Chief Financial Officer, with written notices of its intent not to renew their employment agreements. The employment agreements will expire in accordance with their terms on November 30, 2015.

On October 7, 2015, the Company entered into an amended and restated employment agreement with Robert Ladd, its Chief Executive Officer and President, effective October 1, 2015. The agreement amends and restates in its entirety the employment agreement entered into between the Company and Mr. Ladd on November 19, 2012 and amended January 28, 2014.The term of the agreement shall expire on November 30, 2016, subject to automatic renewals of one year. The agreement provides for a base salary of $199 per year. Pursuant to the agreement, the Company also granted Mr. Ladd 200,000 shares of unregistered common stock. Mr. Ladd is eligible for bonus compensation and equity awards as may be approved in the discretion of the Compensation Committee and the Board of Directors.  Upon termination of his employment for reasons other than death, disability, or cause or upon resignation for good reason, Mr. Ladd will be entitled to a severance payment equal to the higher of the aggregate amount of his base salary for the then remaining term of the agreement or twelve times the average monthly base salary paid or accrued during the three full calendar months immediately preceding such termination. All unvested stock options shall immediately vest and the exercise period of such options shall be extended to the later of the longest period permitted by the Company’s stock option plans or ten years following the termination date. The agreement also contains non–compete and change of control provisions.

Note 10. Segment reporting

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision–making group in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision–making group is composed of the Chief Executive Officer and Chief Financial Officer. The Company operates in two segments, Gaming and Intellectual Property. Medicsight’s Software and Devices and Services are no longer considered separate business segments and have been merged into the Intellectual Property segment. Certain corporate expenses are not allocated to segments.

The Company evaluates performance of its operating segments based on revenue and operating (loss). Segment information as of September 30, 2015, and December 31, 2014, and for the nine months ended September 30, 2015 and 2014, are as follows:

	Intellectual property	Gaming – Continuing Operations	Unallocated corporate/other	Total	Gaming –Discontinued Operations
Three months ended September 30, 2015
Revenue	$90	$–	$–	$90	$176
Cost of revenue	(5)	–	–	(5)	(39)
Gross margin	85	–	–	85	137
Operating profit/(loss )	13	(8)	(562)	(557)	(229)

Three months ended September 30, 2014
Revenue	$1	$–	$–	$1	$297
Cost of revenue	–	–	–	–	(168)
Gross margin	1	–	–	1	129
Operating profit/(loss)	(83)	(321)	(596)	(1,000)	(443)

Nine months ended September 30, 2015
Revenue	$102	$2	$–	$104	$640
Cost of revenue	(5)	–	–	(5)	(225)
Gross margin	97	2	–	99	415
Operating profit/(loss )	(214)	(33)	(1,947)	(2,194)	(787)

Nine months ended September 30, 2014
Revenue	$81	$7	$–	$88	$615
Cost of revenue	–	–	–	–	(384)
Gross margin	81	7	–	88	231
Operating profit/(loss )	(269)	(1,040)	(1,782)	(3,091)	(1,184)

September 30, 2015
Cash and cash equivalents (excludes $39 of restricted cash)	$–	$–	$428	$428	$–
Property and equipment	–	2	3	5	–
Intangible assets	1,234	25	–	1,259	–
Goodwill	–	1,496	–	1,496	–
December 31, 2014
Cash and cash equivalents (excludes $138 of restricted cash)	$11	$12	$625	$648	$807
Property and equipment	–	6	5	11	32
Intangible assets	1,577	31	–	1,608	809
Goodwill	–	1,496	–	1,496	4,948
Additions:
Property and equipment	–	–	–	–	41
Intangible assets	–	–	–	–	790

Note 11. Fair Value

The authoritative guidance for fair value measurements defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or the most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Market participants are buyers and sellers in the principal market that are (i) independent, (ii) knowledgeable, (iii) able to transact, and (iv) willing to transact. The guidance describes a fair value hierarchy based on the levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value which are the following:

Level 1 – Quoted prices in active markets for identical assets or liabilities

Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or corroborated by observable market data or substantially the full term of the assets or liabilities

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the value of the assets or liabilities

The following table provides the liabilities carried at fair value measured on a recurring basis as of September 30, 2015 and December 31, 2014:

September 30, 2015	Level 1	Level 2	Level 3	Total
Investments – Viggle common shares	$1,041	$–	$–	$1,041

December 31, 2014	Level 1	Level 2	Level 3	Total
–	$–	$–	$–	$–

Note 12. Subsequent events

The Company has evaluated events that occurred subsequent to September 30, 2015, and through the date of the Condensed Consolidated Financial Statements.

On October 8, 2015, the Company entered into separate subscription agreements (the “Subscription Agreement”) with accredited investors (the “Investors”) relating to the issuance and sale of $700 of units (the “Units”) at a purchase price of $0.25 per Unit, with each Unit consisting of one share (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and a three year warrant (the “Warrants”) to purchase two shares of Common Stock at an initial exercise price of $0.25 per share (such sale and issuance, the “Private Placement”).

The Warrants are exercisable at a price of $0.25 on the earlier of (i) one year from the date of issue or (ii) the occurrence of certain corporate events, including a private or public financing, subject to approval of the lead investor, in which the Company receives gross proceeds of at least $7,500; a spinoff; one or more acquisitions or sales by the Company of certain assets approved by the stockholders of the Company; or a merger, consolidation, recapitalization, or reorganization approved by the stockholders of the Company (each, a “Qualifying Transaction”). The Warrants may be exercised by means of a “cashless exercise” following the four–month anniversary of the date of issue, provided that the Company has consummated a Qualifying Transaction and there is no effective registration statement registering the resale of the shares of Common Stock underlying the Warrants (the “Warrant Shares”). The Company is prohibited from effecting an exercise of any Warrant to the extent that, as a result of any such exercise, the holder would beneficially own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of such Warrant, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. The Warrants are also subject to certain adjustments upon certain actions by the Company as outlined in the Warrants. Prior to receipt of shareholder approval, which was obtained on December 31, 2015, the warrants, when aggregated with the shares of common stock issued in the offering, were not exercisable into more than 19.99% of the number of shares of Common Stock outstanding as of the closing date.

On November 30, 2015, the executive employment agreement between the Company and Robert Traversa, Treasurer and Chief Financial Officer, expired according to its terms and Mr. Traversa resigned from all of his positions with the Company.

On December 8, 2015, Robert Ladd, the Chief Executive Officer, President and a director, was appointed to serve as the Company's Interim Treasurer and Interim Chief Financial Officer.

On December 17, 2015, the Company entered into securities purchase agreements with two investors pursuant to which the Company agreed to sell in a registered direct offering a total of 688,556 shares of its common stock at a price per share of $0.25. The Company did not engage an underwriter or placement agent in connection with this offering. The offer and sale of the shares was made pursuant to the Company’s shelf registration statement on Form S-3 (SEC File No. 333-182298), which became effective on September 25, 2012, and a prospectus supplement thereto dated December 17, 2015.

On December 31, 2015, the Company held its 2015 Annual Meeting of Shareholders. At the meeting, the following proposals were approved:

(1) To reelect Robert Ladd, Robert Holmes, Michael Onghai and Joshua Silverman to the Board to serve until the 2016 Annual Meeting and until his successor is duly elected and qualified or until his earlier resignation, removal or death;

(2) To approve an amendment to the Company’s 2012 Stock Incentive Plan (the “Plan”) to increase the amount of shares of common stock that may be issued under the Plan to 3,000,000 shares from 1,335,000 shares, an increase of 1,665,000 shares;

(3) To ratify the appointment of Marcum LLP as the Company’s independent registered certified public accounting firm for the year ending December 31, 2015;

(4) To authorize the Board, without further action of the stockholders, to amend the Company’s Certificate of Incorporation to implement a reverse stock split of its capital stock, at a ratio within the range of 1-for-8 to 1-for-40 at any time following the 2015 Annual Meeting and prior to the 2016 Annual Meeting; and

(5) To approve the potential issuance of up to 5,560,000 shares of common stock upon the exercise of warrants issued to investors in a financing consummated on October 8, 2015. in excess of 19.99% of the number of shares of common stock that were issued and outstanding on October 8, 2015.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.   Other Expenses of Issuance and Distribution.

The following table sets forth expenses payable by the Company in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee:

Description	Amount to be Paid

Filing Fee - Securities and Exchange Commission		$236.85
Attorney's fees and expenses		$30,000
Accountant's fees and expenses		$10,000
Other		$1,000
	$
Total		$41,236.85

Item 14.   Indemnification of Directors and Officers.

 Article NINTH of our Restated Certificate of Incorporation states: To the fullest extent that the General Corporation Law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to this Certificate of Incorporation, directly or indirectly by merger, consolidation or otherwise, having the effect of amending or repealing any of the provisions of this ARTICLE NINTH shall apply to, or have any effect on the liability or alleged liability of, any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal, unless such amendment shall have the effect of further limiting or eliminating such liability.

Article IX of our Amended and Restated By-Laws states: The Corporation shall, to the fullest extent permitted by applicable law as then in effect, indemnify any person (the “Indemnitee”) who was or is involved in any manner (including, without limitation, as a party or a witness) or was or is threatened to be made so involved in any threatened, pending or completed investigation, claim,  action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a “Proceeding”) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to any employee benefit plan), whether the basis of any such Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, against all expenses, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by him in connection with such Proceeding. The right to indemnification conferred in this Article IX shall include the right to receive payment in advance of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with applicable law as then in effect. All right to indemnification conferred in this Article IX, including such right to advance payments and the evidentiary, procedural and other provisions of this Article IX, shall be a contract right. The Corporation may, by action of its Board of Directors, provide indemnification for employees, agents, attorneys and representatives of the Corporation with up to the same scope and extent as provided for officers and directors.

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Section 145 of the Delaware General Corporation Law authorizes us to indemnify any director or officer under prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys’ fees actually and reasonably incurred in connection with any action, suit or proceedings, whether civil, criminal, administrative or investigative, to which such person is a party by reason of being one of our directors or officers if it is determined that the person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of MGT pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

Item 15.   Recent Sales of Unregistered Securities.

On October 8, 2015, MGT Capital Investments, Inc. (the “Company”) entered into separate subscription agreements (the “Subscription Agreement”) with accredited investors (the “Investors”) relating to the issuance and sale of $700,000 of units (the “Units”) at a purchase price of $0.25 per Unit, with each Unit consisting of one share (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and a three year warrant (the “Warrants”) to purchase two shares of Common Stock at an initial exercise price of $0.25 per share (such sale and issuance, the “Private Placement”).

The Warrants are exercisable at a price of $0.25 on the earlier of (i) one year from the date of issue or (ii) the occurrence of certain corporate events, including a private or public financing, subject to approval of the lead investor, in which the Company receives gross proceeds of at least $7,500,000; a spinoff; one or more acquisitions or sales by the Company of certain assets approved by the stockholders of the Company; or a merger, consolidation, recapitalization, or reorganization approved by the stockholders of the Company (each, a “Qualifying Transaction”). The Warrants may be exercised by means of a “cashless exercise” following the four-month anniversary of the date of issue, provided that the Company has consummated a Qualifying Transaction and there is no effective registration statement registering the resale of the shares of Common Stock underlying the Warrants (the “Warrant Shares”). The Company is prohibited from effecting an exercise of any Warrant to the extent that, as a result of any such exercise, the holder would beneficially own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of such Warrant, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. The Warrants are also subject to certain adjustments upon certain actions by the Company as outlined in the Warrants.

Item 16.   Exhibits and Financial Statement Schedules.

(d)           Exhibits.

The following exhibits are filed as part of this Registration Statement.

Exhibit No.	Description

2.1	Articles of Merger of Medicsight, Inc., a Utah corporation (1)
2.2	Certificate of Merger of Medicsight, Inc., a Delaware corporation (1)
3.1	Restated Certificate of Incorporation of MGT Capital Investments, Inc. (2)
3.2	Amended and Restated Bylaws of MGT Capital Investments, Inc. (3)
5.1	Opinion of Sichenzia Ross Friedman Ference LLP (21)
10.1	Subscription agreement between Moneygate Group Limited and MGT Capital Investments Limited (4)
10.2	Working capital facility agreement between MGT Capital Investments Limited and Moneygate Group Limited (4)

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10.3	Facility agreement between MGT Capital Investments Limited and Moneygate Group Limited (4)
10.4	Agreement for the Purchase of Assets dated March 31, 2010 between MGT Capital Investments, Inc. and MGT Investments Limited and Rivera Capital Management Limited (5)
10.5	Amended and Restated Securities Purchase Agreement dated December 9, 2010 between MGT Capital Investments, Inc. and Laddcap Value Partners, LP (5)
10.6	Registration Rights Agreement dated December 9, 2010 between MGT Capital Investments, Inc. and Laddcap Value Partners, LP (5)
10.7	Form of Revolving Line of Credit and Security Agreement dated April 12, 2011, between MGT Capital Investments, Inc. and Laddcap Value Partners, LP (5)
10.8	Form of Revolving Credit Note dated April 12, 2011, for the benefit of Laddcap Value Partners, LP (5)
10.9	Contribution and Sale Agreement, dated as of May 9, 2012, by and among J&S Gaming, Inc., MGT Capital Investments, Inc. and MGT Gaming, Inc. (6)
10.10	Common Stock Warrant dated May 9, 2012 (6)
10.12	Stockholder Agreement dated May 9, 2012, by and among J&S Gaming, Inc., MGT Gaming, Inc. and MGT Capital Investment, Inc. (6)
10.13	Patent Assignment, dated as of May 9, 2012, by and between J&S Gaming, Inc. and MGT Holdings, Inc. (6)
10.14	Securities Purchase Agreement, dated May 24, 2012, by and between MGT Capital Investments, Inc. and the investor listed on the Schedule of Buyers attached thereto. (7)
10.15	Form of Senior Secured Convertible Note (7)
10.16	Form of Warrant (7)
10.17	Form of Exchange Agreement (8)
10.18	Form of Subscription Agreement (9)
10.19	Form of Certificate of Designations (9)
10.20	Form of Warrant (9)
10.21	Form of Registration Rights Agreement (9)
10.22	Employment Agreement dated November 19, 2012, by and between the Company and Robert Ladd (10)
10.23	Employment Agreement dated November 19, 2012, by and between the Company and Robert P. Traversa (10)
10.24	Amendment to Executive Employment Agreement of Robert B. Ladd as of January 28, 2014. (11)
10.25	Amendment to Executive Employment Agreement of Robert P. Traversa as of January 28, 2014. (11)
10.26	Asset Purchase Agreement by and between the Company and CardRunners Gaming, Inc. effective April 1, 2014 (12)
10.27	Promissory Note issued by Tera Group, Inc. to the Company, dated February 26, 2015 (13)
10.28	Asset Purchase Agreement by and between MGT Sports, Inc. and Random Outcome USA Inc., dated June 11, 2015 (14)
10.29	Amendment to Asset Purchase Agreement by and between MGT Sports, Inc. and Random Outcome USA Inc., dated June 30, 2015 (15)
10.30	Amendment to Asset Purchase Agreement by and between MGT Sports, Inc. and Random Outcome USA Inc., dated July 21, 2015 (16)
10.31	Binding Memorandum of Understanding between MGT Sports, Inc. and Kuusamo Capital Ltd., dated July 21, 2015 (16)
10.32	Asset Purchase Agreement by and among MGT Sports, Inc., MGT Capital Investments, Inc., Draftday Gaming Group, Inc. and Viggle Inc., dated September 8, 2015 (17)
10.33	234,375.00 Promissory Note issued by Viggle Inc., dated September 8, 2015 (17)
10.34	$1,875,000.00 Promissory Note issued by Viggle Inc., dated September 8, 2015 (17)
10.35	Form of Subscription Agreement (18)
10.36	Form of Warrant (18)
10.37	Voting Agreement (18)
10.38	Amended and Restated Employment Agreement (18)
10.39	Form of Securities Purchase Agreement (19)
21.1	Subsidiaries (20)
23.1	Consent of Marcum LLP*
23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1) (21)

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24.1	Power of Attorney (22)
99.1	Settlement Agreement, dated September 29, 2014, by and among MGT Capital Investments, Inc., Iroquois Capital Management L.L.C., Iroquois Master Fund Ltd. and Joshua Silverman (23)

*	Filed herewith

1)	Incorporated herein by reference to the Company’s Current Report on Form 8–K filed on January 19, 2007.

2)	Incorporated herein by reference to the Company’s Quarterly Report on Form 10–Q, filed November 13, 2013.

3)	Incorporated herein by reference to the Company’s Current Report filed on Form 8–K, filed June 20, 2014.

4)	Incorporated herein by reference to the Company’s Quarterly Report on Form 10–Q, filed November 12, 2009.

5)	Incorporated herein by reference to the Company’s Annual Report on Form 10–K filed April 15, 2011.

6)	Incorporated herein by reference to the Company’s Current Report on Form 8–K filed May 16, 2012.

7)	Incorporated herein by reference to the Company’s Current Report on Form 8–K filed May 30, 2012.

8)	Incorporated herein by reference to the Company’s Current Report on Form 8–K filed October 9, 2012.

9)	Incorporated herein by reference to the Company’s Current Report on Form 8–K filed October 26, 2012.

10)	Incorporated herein by reference to the Company’s Current Report on Form 8–K filed October 26, 2012.

11)	Incorporated herein by reference to the Company’s Current Report filed on Form 8–K, filed January 30, 2014.

12)	Incorporated herein by reference to the Company’s Current Report on Form 8–K filed April 7, 2014.

13)	Incorporated herein by reference to the Company’s Current Report on Form 8–K filed February 27, 2015.

14)	Incorporated herein by reference to the Company’s Current Report on Form 8–K filed June 12, 2015.

15)	Incorporated herein by reference to the Company’s Current Report on Form 8–K filed July 6, 2015.

16)	Incorporated herein by reference to the Company’s Current Report on Form 8–K filed July 22, 2015.

17)	Incorporated herein by reference to the Company’s Current Report on Form 8–K filed September 10, 2015.

18)	Incorporated herein by reference to the Company’s Current Report on Form 8–K filed October 9, 2015.

19)	Incorporated herein by reference to the Company’s Current Report on Form 8–K filed December 18, 2015.

20)	Incorporated herein by reference to the Company’s Annual Report on Form 8–K filed April 15, 2015

21)	Incorporated herein by reference to Amendment No.1 to the Company’s Registration Statement on Form S-1 filed December 17, 2015.

22)	Incorporated herein by reference to the signature page of to the Company’s Registration Statement on Form S-1 filed November 6, 2015.

23)	Incorporated herein by reference to the Company’s Current Report on Form 8–K filed September 29, 2014.

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Item 17.   Undertakings.

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

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In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Harrison, New York, on the 13th day of January, 2016.

MGT CAPITAL INVESTMENTS, INC.

/s/ Robert B. Ladd
Robert B. Ladd
President, Chief Executive Officer, Interim Treasurer and Interim Chief Financial Officer)
(Principal Executive Officer, Principal Financial Officer and Accounting Officer)

Date: January 13, 2016.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert B. Ladd	President, Chief Executive Officer, Interim Treasurer, Interim Chief Financial Officer and Director	January 13, 2016
Robert B. Ladd	(Principal Executive Officer, Principal Financial Officer and Accounting Officer)

	Director and Chairman of the Board	January 13, 2016
H. Robert Holmes

/s/ *	Director	January 13, 2016
Michael Onghai

/s/ *	Director	January 13, 2016
Joshua Silverman

*Executed on January 13, 2016 by Robert Ladd as attorney-in-fact under power of attorney granted in the Registration Statement previously filed on November 6, 2015.